UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)
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AUTODESK, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 6, 2025

Dear Autodesk Stockholder:

You are cordially invited to attend Autodesk’s 2025 Annual Meeting of Stockholders to be held on Wednesday, June 18, 2025, beginning at 3:00 p.m., Pacific Time. This year’s Annual Meeting will be held in a virtual format, through a live audio webcast. We will provide the webcast of the Annual Meeting at www.virtualshareholdermeeting.com/ADSK2025. Autodesk stockholders will have the opportunity to listen to the meeting live, submit questions, and vote online. A webcast with the entire Annual Meeting will be available on the Autodesk Investor Relations website after the meeting. For further information on how to participate in the meeting, please see the section titled “Information About the 2025 Annual Meeting of Stockholders” in this Proxy Statement.

This Notice of 2025 Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted during the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. We urge you to promptly vote and submit your proxy card (1) via the Internet, (2) by phone, or (3) if you received your proxy materials by mail, by signing, dating, and returning the enclosed proxy card or voting instruction form in the envelope provided for your convenience. Your vote is very important.

We hope you will be able to attend this year’s Annual Meeting. As in prior years, this year’s Annual Meeting will include an opportunity for stockholders to ask questions. Live questions may be submitted online beginning shortly before the start of the Annual Meeting through www.virtualshareholdermeeting.com/ADSK2025.

On behalf of the Board of Directors, I would like to express our appreciation for your continued support of Autodesk.

Very truly yours,

Andrew Anagnost
President and Chief Executive Officer

Notice of 2025 Annual Meeting of Stockholders

Date	Wednesday, June 18, 2025
Time	3:00 p.m., Pacific Time
Virtual Meeting	This year’s meeting is a virtual stockholders meeting at www.virtualshareholdermeeting.com/ADSK2025.
Record Date	April 22, 2025. Only stockholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the Annual Meeting.
Proxy Voting
Your vote is very important. Even if you plan to attend the Annual Meeting, we encourage you to vote in advance. You can vote your shares now via the Internet, by telephone, or by signing, dating, and returning the enclosed proxy card or voting instruction form. If you attend the Annual Meeting, you may vote online during the Annual Meeting even if you previously voted.

Address of Corporate Headquarters	One Market Street, Suite #400 San Francisco, CA 94105
Meeting Details	See the section titled “Information About the 2025 Annual Meeting of Stockholders” in this Proxy Statement.

ITEMS OF BUSINESS		BOARD RECOMMENDATION
(1)	To elect the 10 directors listed in the accompanying Proxy Statement to serve for the coming year and until their successors are duly elected and qualified.	FOR each director nominee
(2)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026.	FOR
(3)	To hold a non-binding vote to approve compensation for our named executive officers.	FOR
(4)	To approve the amendment and restatement of the 2022 Equity Incentive Plan.	FOR

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on June 18, 2025. Our Proxy Statement and Annual Report to Stockholders are available at:
https://materials.proxyvote.com/052769.

By Order of the Board of Directors,

Ruth Ann Keene
Executive Vice President, Corporate Affairs, Chief Legal Officer and Corporate Secretary

May 6, 2025

Special Note About Forward-Looking Statements

This proxy statement includes statements regarding future plans, expectations, beliefs, intentions and prospects that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may appear throughout this proxy statement. The words “will,” “expects,” “could,” “would,” “may,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “targets,” “estimates,” “looks for,” “looks to,” “continues” and similar expressions, as well as statements regarding our focus for the future, are generally intended to identify forward-looking statements. Each of the forward-looking statements we make in this proxy statement involves risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” of our Forms 10-K and 10-Q filed with the Securities and Exchange Commission (“SEC”). Undue reliance should not be placed on these forward-looking statements, which speak only as of the date of this proxy statement. We undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this proxy statement, except as required by law.

No Incorporation By Reference

This proxy statement includes several website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.

Fiscal Year

Our fiscal year ends on January 31. References to “fiscal year 2025,” for example, refer to the fiscal year ended January 31, 2025.

Fiscal Year 2025 Strategic Priorities and Performance Highlights

Autodesk is focused on the convergence of design and make in the cloud, enabled by platform, industry clouds, and AI. Our investments in cloud, platform, and AI will drive growth by providing our customers with increasingly valuable and connected solutions and supporting a much broader customer and developer ecosystem.

In fiscal year 2025, we delivered record revenue and operating income and strong free cash flow, driven by strong renewal rates and continued momentum in our growth businesses like Construction and Fusion.

Against the backdrop of a challenging macro-economic environment and headwinds to new business growth, our strong momentum was sustained by three things: attractive long-term secular growth markets, a focused strategy delivering ever-more valuable and connected solutions to our customers, and a resilient business. Disciplined execution is driving greater operational velocity and efficiency. We are generating greater free cash flow, allowing us to grow the business, further reduce our share count, and enhance value creation over time. We believe these factors will deliver sustainable stockholder value over many years.

Our go-to-market (GTM) model has evolved significantly and purposefully over the years, from the transition to subscription and multi-year contracts billed annually, through self-service enablement, the adoption of direct billing, and more. In fiscal 2025, we completed the launch of our direct billing model (“the new transaction model”) and are now beginning the optimization phase, positioning Autodesk to better meet the evolving needs of its customers and channel partners. This comes from faster and less complex processes and more digital self-service and automation that enable tighter channel partnerships and less duplication of effort. The new transaction model will further unlock long-term value by strengthening our sales and marketing efficiency. On February 27th, 2025, we initiated the optimization phase of our sales and marketing plan; and the reallocation of internal resources to accelerate our strategic priorities. The plan included a 9% headcount reduction, the build out of capabilities needed to enable future optimization, and the distribution of critical expertise globally to remain competitive, resilient, and flexible. These decisive actions will further support our performance and expand our operating margins.

We continue to execute well despite market uncertainty and look forward to the years ahead with excitement and optimism. We recognize there is always more work to be done – but we believe we are well-positioned to sustain this momentum in FY 2026 and beyond, and we are focused on executing our strategy to drive value for shareholders.

REVENUE	GAAP OPERATING INCOME	NON-GAAP OPERATING INCOME (1)
▲ 12% from fiscal year 2024	▲ 19% from fiscal year 2024	▲ 14% from fiscal year 2024
$6.1B	$1.4B	$2.2B

CASH FLOW FROM OPERATING ACTIVITIES	FREE CASH FLOW (1)	RETURNING CAPITAL TO SHAREHOLDERS
▲ 23% from fiscal year 2024	▲ 23% from fiscal year 2024	Repurchased over the last 4 years
$1.6B	$1.6B	$3.8B
_________________
(1) A reconciliation of GAAP to non-GAAP results is provided in Appendix A.

2025 Proxy Statement | 1

Corporate Governance Highlights

Our Board of Directors and Governance

We believe that by staying true to our values, focusing relentlessly on governance, accountability and on the outcomes we seek, we will fulfill our vision of a better world, designed and made for all. One of the key components to achieving our goal is the adoption of strong governance practices, informed by conversations with and participation from our stockholders. The key highlights of our Board corporate governance practices include:

✓	9 out of 10 Director Nominees are Independent	✓	Annual Election of Directors and Majority Voting
✓	Separate Chair and CEO	✓	Proxy Access Right on Market Terms
✓	Limit on Outside Directorships	✓	42% of Director Nominees and Upcoming Director Additions are Diverse (including Gender, Sexual Orientation, and Ethnicity)
✓	Annual Board and Committee Self-Evaluations, Periodically Using a Third-Party Facilitator	✓	Stockholder Engagement with Holders of Over 60% of Our Outstanding Shares in Fiscal Year 2025
✓	Director Orientation and Continuing Education and Strategy Programs for Directors	✓	Stock Ownership Policy for Directors and Executive Officers
✓	Regular Executive Sessions of Independent Directors at Quarterly Board and Committee Meetings	✓	Evergreen Board Refreshment
✓	Ability of Stockholders to Act by Written Consent and/or Call a Special Meeting of Stockholders

Having a highly qualified and independent Board that is well suited to continue providing effective oversight of our rapidly evolving business is crucial to our long-term success. Our Board believes that having a mix of directors with complementary qualifications, expertise, backgrounds and attributes is essential to meeting its responsibility to provide effective oversight. Our director nominees provide our Board with a balance of relevant critical skills and an effective mix of experience, knowledge, and diverse viewpoints. Of our 10 Board nominees, 9 are independent. In addition, following the conclusion of our Annual Meeting, two new independent directors will be appointed to our Board, as discussed below. Having an independent Board is a key component of our governance strategy.

Our Board is committed to actively soliciting stockholder feedback, which helps inform our strong governance practices. In fiscal year 2025, members of our management team and, in certain instances, independent members of our Board continued their regular outreach and held meetings with stockholders representing over 60% of our outstanding shares. The feedback we received from our stockholders was shared and considered by the Board.

We regularly and continually review our Board composition through an “evergreen” board search process to ensure a thoughtful and balanced mix of institutional knowledge and fresh perspectives, and that the Board’s composition aligns with the evolving needs of our business and the broader industry. Over the past six years, we have appointed five new directors, including most recently John T. Cahill, former Chairman and CEO of Kraft Foods, and Ram R. Krishnan, Executive Vice President and Chief Operating Officer of Emerson, both of whom have exceptional track records of leading large and complex organizations. Their appointments followed a comprehensive search process led by the Corporate Governance and Nominating Committee and aided by a leading independent search firm. Prior to their appointments, we appointed Rami Rahim in 2022 and Dr. Ayanna Howard and Blake Irving in 2019, each of whom have distinguished careers as leaders in industry or academia. In addition, we announced in April 2025 that our Board had appointed Jeff Epstein and A. Christine (Christie) Simons to our Board, effective immediately following the conclusion of the Annual Meeting. Additional information regarding the appointment of Mr. Epstein and Ms. Simons to our Board is included below under the section titled “Governance and Our Board of Directors – Board of Directors.” We also recently announced that three directors, Mary T. McDowell, Lorrie M. Norrington, and Elizabeth (Betsy) Rafael, each of whom have served as Board committee chairs, would not stand for re-election at the Annual Meeting, reflecting this commitment to maintaining a careful balance of tenures.

2 | AUTODESK, INC.

Our Directors
The following table provides summary information about each of our director nominees, our retiring directors, and our upcoming director additions. Each director is elected annually by a majority of votes cast.

Each of our director nominees, other than Dr. Anagnost, our Chief Executive Officer, is an “independent director” within the meaning of applicable Nasdaq Global Select Market (“NASDAQ”) listing standards. The following table is as of March 31, 2025 but reflects changes in certain board committee leadership and membership as of May 2, 2025.

Name	Age	Director Since	Principal Occupation	Independent	Committees
					AC	CHRC	CGNC
Director Nominees
Andrew Anagnost	60	2017	President and Chief Executive Officer, Board Director, Autodesk, Inc.
Stacy J. Smith	62	2011	Executive Chairman, Kioxia Corporation	✓ CB			✓
Karen Blasing	68	2018	Former Chief Financial Officer, Guidewire Software, Inc.	✓ À	✓
John T. Cahill	67	2024	Vice Chair of the Kraft Heinz Company; Former Chairman and CEO of Kraft Foods	✓ À	C
Reid French	53	2017	Former Chief Executive Officer, Applied Systems, Inc.	✓		C
Dr. Ayanna Howard	53	2019	Dean of the College of Engineering at The Ohio State University; CTO, Co-founder, Zyrobotics	✓		✓
Blake Irving	65	2019	Former Chief Executive Officer, GoDaddy Inc.	✓			C
Ram R. Krishnan	54	2024	Executive Vice President and Chief Operating Officer, Emerson Electric Co.	✓		✓
Stephen Milligan	61	2018	Former Chief Executive Officer, Western Digital Corporation	✓ À	✓
Rami Rahim	54	2022	Chief Executive Officer, Juniper Networks, Inc.	✓			✓
Retiring Directors
Mary T. McDowell	60	2010	Former Chief Executive Officer, Mitel Networks Corporation	✓
Elizabeth (Betsy) Rafael	63	2013	Former Interim Chief Financial Officer, Autodesk, Inc.; Former Chief Transformation Officer, GoDaddy Inc.
Lorrie M. Norrington	65	2011	Adviser and Operating Partner, Lead Edge Capital Management, LLC	✓
Upcoming Director Additions
Jeff Epstein	68	__	Operating Partner and Head of Corporate Development, Bessemer Venture Partners	✓
A. Christine (Christie) Simons	62	__	Senior Partner at Deloitte & Touche LLP	✓
CB Non-Executive Chair of Board     C Committee Chair ✓ Member À Financial Expert, as defined in the rules of the SEC
AC     Audit Committee
CHRC     Compensation and Human Resources Committee
CGNC     Corporate Governance and Nominating Committee

The current terms of Mary T. McDowell, Lorrie M. Norrington and Elizabeth (Betsy) Rafael will expire at the Annual Meeting, and Mses. McDowell, Norrington and Rafael will not stand for re-election to our Board at the Annual Meeting. Our Board thanks each of Mses. McDowell, Norrington and Rafael for their distinguished service as a director and as chairs of the Compensation and Human Resources Committee, the Corporate Governance and Nominating Committee and the Audit Committee, respectively.

2025 Proxy Statement | 3

Director Nominees and Upcoming Director Additions’ Skills Metrics

Technology	Nominees and Upcoming Director Additions with experience in the software and technology industries help us to analyze our research and development efforts, competing technologies, the various products and processes that we develop, and the industries in which we compete, and also help us evaluate our cybersecurity threats.	11
Leadership	Nominees and Upcoming Director Additions who have served in senior leadership positions enhance our Board's ability to identify and develop those qualities in management. They also bring a practical understanding of organizations, processes, strategy, risk management, and methods to drive change and growth.	12
Financial	Nominees and Upcoming Director Additions who have knowledge of financial markets, financing operations, and accounting and financial reporting processes assist us in understanding, advising, and overseeing our capital structure, financing and investing activities, and our financial reporting and internal controls.	11
Global Business	As a global organization with offices and customers located throughout the United States and internationally, Nominees and Upcoming Director Additions with global expertise bring useful business and cultural perspectives that relate to many significant aspects of our business.	11
Public Company Board Service	Nominees and Upcoming Director Additions who have served on other public company boards offer advice and insights on the dynamics and operation of a board of directors, the relations of a board with senior management, and oversight of a changing mix of strategic, operational, and compliance-related matters.	12
Mergers & Acquisitions and Strategy	Nominees and Upcoming Director Additions who have experience of leading corporate growth through acquisitions and other business transactions, bring the ability to assess potential targets, analyze the fit of a target with a company's strategy and culture, accurately value the targets and transactions, and evaluate operational integration plans.	10

Director Nominees and Upcoming Director Additions’ Demographic Metrics

* Our Board will include three female directors, one of whom identifies as African American, one director who identifies as Middle Eastern and one director who identifies as South Asian.
**  Director tenure is measured by completed years of service from the initial month of service through March 31, 2025.

4 | AUTODESK, INC.

Corporate Governance Guidelines

We believe the highest standards of corporate governance and business conduct are essential to running our business efficiently, serving our stockholders well, and maintaining our integrity in the marketplace. Over the years, we have devoted substantial attention to the subject of corporate governance and have developed Corporate Governance Guidelines, which set forth the principles that guide our Board in overseeing corporate governance, maintaining its independence, evaluating its own performance and the performance of our executive officers, and setting corporate strategy. The Board reviews our governance practices, corporate governance developments, and stockholder feedback on a regular basis to ensure continued effectiveness.

Executive Compensation Highlights

Compensation Guiding Principles

The Compensation and Human Resources Committee believes that Autodesk’s executive compensation program should be designed to attract, motivate, and retain talented executives and provide a rigorous framework that is tied to stockholder returns, company performance, long-term strategic corporate goals, and individual performance. The general compensation objectives are to:

•Recruit and retain the highest caliber of executives through competitive rewards;
•Motivate executive officers to achieve business and financial goals;
•Balance rewards for short- and long-term performance; and
•Align rewards with stockholder value creation.

Within this framework, the total compensation for each executive officer varies based on multiple dimensions:

•Whether Autodesk achieves its short-term and long-term financial and non-financial objectives;
•Autodesk’s TSR relative to companies in the North American Technology Software Index;
•The specific roles and responsibilities of the officer;
•Each officer’s skills, capabilities, contributions, and performance;
•Internal pay alignment considerations; and
•Retention considerations.

Leading Compensation Governance Practices

Autodesk’s executive compensation objectives are supported by policies and strong governance practices that align executives’ interests with the interests of our stockholders. Some of the program’s most notable features are highlighted in the table below and summarized in the section titled “Compensation Discussion and Analysis.”

	What We Do		What We Do Not Do
✓	Engage in robust stockholder outreach	x	Provide excise tax gross-up for double-trigger change in control arrangements
✓	Tie a significant percentage of NEO total pay to achievement of critical financial objectives and stockholder value creation	x	Allow hedging, pledging, or trading in Autodesk derivative securities
✓	Employ maximum limits on performance-based cash and equity incentive compensation	x	Reprice stock options
✓	Require significant stock ownership holdings	x	Offer executive benefits that differ from those offered to our other salaried employees or excessive perquisites
✓	Include a clawback policy in incentive programs	x	Use fixed-term employment agreements
✓	Grant more than 50% of top executives’ LTI awards in the form of performance-based awards	x	Make severance payments to named executive officers who voluntarily terminate their employment
✓	Ensure effective risk management
✓	Rely on an independent compensation committee and engage an independent compensation consultant

2025 Proxy Statement | 5

Governance and our Board of Directors

Autodesk is committed to the highest standards of corporate ethics and diligent compliance with financial accounting and reporting rules. Our Board provides independent leadership in the exercise of its responsibilities. Our executive officers oversee a strong system of internal controls and compliance with corporate policies and applicable laws and regulations. Our employees operate in a climate of responsibility, candor, and integrity.

Key Highlights of our Board Corporate Governance Practices

✓	9 out of 10 Director Nominees are Independent	✓	Annual Election of Directors and Majority Voting
✓	Separate Chair and CEO	✓	Proxy Access Right on Market Terms
✓	Limit on Outside Directorships	✓	42% of Director Nominees and Upcoming Director Additions are Diverse (including Gender, Sexual Orientation, and Ethnicity)
✓	Annual Board and Committee Self-Evaluations, periodically using a third-party facilitator	✓	Stockholder Engagement with Holders of Over 60% of Our Outstanding Shares in Fiscal Year 2025
✓	Director orientation and continuing education and strategy programs for directors	✓	Stock Ownership Policy for Directors and Executive Officers
✓	Regular Executive Sessions of Independent Directors at quarterly Board and Committee meetings	✓	Evergreen Board Refreshment
✓	Ability of stockholders to act by written consent and/or call a special meeting of stockholders

Board of Directors

Our business is managed under the direction of our Board, which is currently composed of 13 members. Following the Annual Meeting, the authorized size of the Board will be set at 12 directors. All of our director nominees were elected by stockholders at the 2024 Annual Meeting of Stockholders, except for Mr. Cahill and Mr. Krishnan, who were appointed to the Board in December 2024. Each director is elected annually by a majority of votes cast. Of our 10 nominees, 9 are “independent” within the meaning of the applicable Nasdaq listing standards. There are no family relationships among any of our directors or executive officers.

We believe that our director nominees are highly qualified and well suited to continue providing effective oversight of our rapidly evolving business, and that they provide our Board with an effective mix of diverse viewpoints. The following table highlights the number of our director nominees who share certain categories of relevant critical skills, experiences and knowledge that uniquely qualify them to serve on our Board. Our director nominees’ biographies describe each director’s background and relevant experience in more detail.

As previously disclosed, on April 23, 2025, we entered into a cooperation letter agreement (the “Cooperation Agreement”) with Starboard Value and Opportunity Master Fund Ltd and certain of its affiliates (together, “Starboard Value”). Pursuant to the Cooperation Agreement, our Board appointed Jeff Epstein and A. Christine (Christie) Simons to our Board, effective immediately following the conclusion of the Annual Meeting. The terms of the Cooperation Agreement are fully set forth in Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on April 24, 2025.

6 | AUTODESK, INC.

Experience and Knowledge of Director Nominees and
Upcoming Director Additions

Anagnost	Smith	Blasing	Cahill	Epstein	French	Howard	Irving	Krishnan	Milligan	Rahim	Simons
Technology	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓
Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓
Global Business	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓
Public Company Board Service	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Mergers & Acquisitions Strategy	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓

Independence of the Board

Our Board believes independence is a critical component of our governance strategy, and that its continued independence enables it to be objective in carrying out its oversight responsibilities. Our Corporate Governance Guidelines provide that a substantial majority of our directors will be independent and that each Committee will be made up of solely independent directors. Autodesk’s independent directors meet regularly in executive session, without management present, as part of the quarterly Board meetings, with the intent to facilitate open discussion. Stacy J. Smith, our Chair, presides at these executive sessions.

Key Highlights of our Board Independence Practices

✓
9 out of 10 Director Nominees are Independent - We are committed to maintaining a substantial majority of directors who are independent of the Company and management. Except for our CEO, Andrew Anagnost, all director nominees are independent, as are the upcoming director additions.

✓
We are committed to board refreshment. We aim to strike a balance between retaining directors with deep knowledge of Autodesk and adding directors with a fresh perspective. We regularly assess the balance of skills on our Board to ensure we have a diverse mix of perspectives to support our strategy. The average tenure for our director nominees and upcoming director additions is 4.7 years.

✓	At each quarterly Board meeting, time is set aside for the independent directors to meet in executive session without management present. Additional executive sessions are held as needed.
✓	Separate CEO and Chair. Our Chair has a clearly defined set of responsibilities, significant authority, and provides independent Board leadership.

2025 Proxy Statement | 7

Director Nominees

The below biographies provide the name, age and certain biographical information as of March 31, 2025, about each nominees and the director’s unique qualifications to serve on the Board.

Andrew Anagnost
President and Chief Executive Officer, Board Director
Age: 60 | Director since 2017

Qualifications and Contributions
•Architect of Autodesk’s business evolution into a global leader in “Design and Make” software with a resilient, subscription-based operating model.
•Spearheaded a multi-year transformation to a new transaction model and go-to-market modernization strategy that have resulted in enhanced profitability and performance.
•Led development of end-to-end customer solutions to expand Autodesk’s total addressable market and establish a strong position in high-growth markets.
•Utilized extensive background in product, platform & business model leadership to refocus investment strategy in cloud, platform and AI.

Career Experience
•2017 – Present: President and Chief Executive Officer, Autodesk, Inc.
•1997 – 2017: Various management and executive roles at Autodesk, Inc., including Vice President, Product Suites and Web Services; Senior Vice President, Business Strategy & Marketing; Chief Marketing Officer; and Co-CEO
•1986 – 1997: Various engineering, sales, marketing and product management positions, including at Lockheed Aeronautical Systems Company and EXA Corporation, and as an NRC post-doctoral fellow at NASA Ames Research Center

Select Board Experience
U.S.-Listed Companies
•HubSpot, Inc., a CRM for marketing, sales and customer service (2023 – Present)

Education
•B.S., Mechanical Engineering, California State University, Northridge
•M.S., Engineering Science, Stanford University
•Ph.D., Aeronautical Engineering and Computer Science, Stanford University

Pursuant to Dr. Anagnost’s employment agreement, Autodesk has agreed to nominate Dr. Anagnost to serve as a member of the Board for as long as he is employed by Autodesk as CEO.

8 | AUTODESK, INC.

Stacy J. Smith
Non-Executive Chair of the Board of Directors
Age: 62 | Director since 2011 | Independent
Autodesk Committees: Corporate Governance and Nominating

Qualifications and Contributions
•Global technology leader with extensive expertise in finance, accounting, M&A and capital allocation strategies
•Worked at Intel for three decades in a variety of roles, including as Chief Financial Officer—during which time the company’s total shareholder return increased ~100% and outperformed the S&P 500—as well as Group President of Sales, Manufacturing and Operations, Chief Information Officer, and Head of Europe Middle East and Africa.
•Long track record of significant value creation, including serving as a member of the board of directors during the initial public offerings of Kioxia, Virgin America, and Gevo, the de-SPAC transaction of Metromile, as well as Virgin America’s acquisition by Alaska Airlines.
•Substantial service on public company boards over the past two decades, including Kioxia, where he serves as Executive Chairman.
•Highly engaged Chair who has met with investors representing more than 40% of shares outstanding and attended more than 30 investor meetings in fiscal 2025.

Career Experience
•1988 – 2018: Various executive and management positions at Intel Corporation, including Executive Vice President; Chief Financial Officer; Executive Vice President, Manufacturing, Operations and Sales; and Group President of Sales, Manufacturing and Operations

Select Board Experience
U.S.-Listed Companies
•Wolfspeed, Inc., developer and manufacturer of silicon carbide technologies (2023 – Present)
•Intel Corporation, a multinational technology corporation (2024 – Present)
•Virgin America Inc., a domestic airline (2014 – 2016, until its acquisition by Alaska Airlines)
•Gevo, Inc., renewable chemicals and advanced biofuels company (2010 – 2014)
TSE-Listed Companies
•Kioxia Corporation (formerly Toshiba Memory Corporation), a flash memory and SSD company (2018 –Present)
•The Executive Chair position at Kioxia is not a “representative director” position or a position involving day-to-day management of the company. Instead, it is a customary executive chair position at a Japanese company, a part-time position involving board oversight of management that is not comparable to a U.S. public company CEO or other executive officer position.
Other
•Mr. Smith intends to depart from one of his current public company director positions in the next six months
•The California Chapter of the Nature Conservancy Board of Trustees (2017 – Present)
•University of Texas McCombs School of Business Advisory Board (2007 – 2013); Lifetime Member (2013 – Present)
•Metromile, Inc. (2018 – 2021)

Education
•B.B.A., University of Texas
•M.B.A., University of Texas

2025 Proxy Statement | 9

Karen Blasing
Age: 68 | Director since 2018 | Independent
Autodesk Committees: Audit

Qualifications and Contributions
•Significant executive leadership experience in the technology industry, including serving as CFO at Guidewire Software, Force 10 Networks and Nuance Communications, across different stages of their businesses.
•Established a technology platform at Guidewire Software to enhance engagement among insurers, customers and employees, and was instrumental in the company’s successful transformation from a perpetual license business to a profitable recurring revenue model.
•Extensive operational and financial expertise, having served as CFO of multiple technology companies, with a track record of implementing business model changes.

Career Experience
•2009 – 2015: Chief Financial Officer, Guidewire Software, Inc., a software platform for property and casualty insurance carriers
•2006 – 2009: Chief Financial Officer for Force 10 Networks and Senior Vice President of Finance for Salesforce, Inc.
•Also served as Chief Financial Officer for Nuance Communications, Inc. and Counterpane Internet Security, Inc., and held senior finance roles for Informix (now IBM Informix) and Oracle Corporation

Select Board Experience
U.S.-Listed Companies
•Zscaler, Inc., a cloud security company (2017 – Present)
•GitLab, Inc., an AI-powered development, security and operations platform company (2019 – Present)
•Ellie Mae, Inc., a mortgage-focused software company (2015 – 2019)

Education
•B.A., Economics, University of Montana
•B.A., Business Administration, University of Montana
•M.B.A., University of Washington

10 | AUTODESK, INC.

John T. Cahill
Age: 67 | Director since 2024 | Independent
Autodesk Committees: Audit (Chair)

Qualifications and Contributions
•Deep global business and strategy experience with a successful track record of leading large, global companies as Chairman, CEO, CFO and COO through various economic cycles and operational transformations.
•Strong financial and operational expertise, including guiding a business transformation following Kraft Foods’ merger with the H.J. Heinz Company to create one of the world’s largest food and beverage companies, as well as The Pepsi Bottling Group’s separation from PepsiCo and the execution of its IPO.
•Private equity experience, including serving as an Industrial Partner at Ripplewood Holdings, gives him a strong grounding in financial oversight and adds investor perspective to the Board.
•Extensive public board service at American Airlines, Colgate-Palmolive and other global large-cap companies brings valuable corporate governance expertise.

Career Experience
•2015 – Present: Vice Chair, Kraft Heinz Company
•2014 – 2015: Chairman and Chief Executive Officer, Kraft Foods Group, Inc.
•2012 – 2014: Chairman, Kraft Foods Group, Inc.
•2008 – 2011: Ripplewood Holdings LLC, a private equity firm
•1989 – 2007: Various management and executive positions at PepsiCo and subsequently The Pepsi Bottling Group, Inc., including Chairman and Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer.

Select Board Experience
U.S.-Listed Companies
•American Airlines Group Inc., a network air carrier that provides air transportation for passengers and cargo (2013 – Present)
•The Colgate-Palmolive Company, a public consumer products company (2005 – Present)
Other
•The Medical University of South Carolina Foundation

Education
•B.A., Harvard University
•M.B.A., Harvard Business School

2025 Proxy Statement | 11

Reid French
Age: 53 | Director since 2017 | Independent
Autodesk Committees: Compensation and Human Resources (Chair)

Qualifications and Contributions
•Executive operational experience leading companies developing novel software applications across multiple industries makes him uniquely qualified to oversee Autodesk’s innovative product pipeline.
•Strong track record of creating significant value for investors, including nearly tripling the size of Applied Systems Inc. and generating a 12x return for investors during his tenure as CEO.
•At Intergraph, executed a multi-year transformation that shifted the public company from legacy CAD to enterprise software, expanding into global B2B vertical markets and increasing market share; oversaw the 2006 go private transaction and subsequent 2010 $2.1 billion sale to Hexagon AB, one of the largest private software exits at the time.
•Expertise in governance and best practices from service on public boards, including Verint Systems.

Career Experience
•2011 – 2019: Chief Executive Officer, Applied Systems, Inc., a cloud software provider to the insurance industry
•2005 – 2010: Chief Operating Officer, Intergraph Corporation, a global geospatial and computer-aided design software company
2003 – 2005: Executive Vice President of Strategic Planning and Corporate Development at Intergraph

Select Board Experience
U.S.-Listed Companies
•Verint Systems Inc., a provider of customer engagement software (2021 – Present)

Other
•Applied Systems, Inc., a cloud software provider to the insurance industry (2011 – 2020)
•JSSI Inc., a provider of maintenance, software and financial services to the private aviation industry (2023 – Present)
•NetDocuments Software, Inc., a cloud-based legal document management software provider (2020 – Present)

Education
•B.A., Economics, Davidson College
•M.B.A., Harvard Business School

12 | AUTODESK, INC.

Dr. Ayanna Howard
Age: 53 | Director since 2019 | Independent
Autodesk Committees: Compensation and Human Resources

Qualifications and Contributions
•Industry expert in robotics, human-computer interaction and artificial intelligence makes her uniquely qualified to oversee Autodesk’s innovation pipeline, including the development of its industry-specific AI foundational models and integration of other innovative technologies.
•Cutting-edge research on robotics and artificial intelligence provides the Board with valuable technical expertise to support Autodesk’s competitive marketplace position, as well as maximize productivity and efficiency both in its internal operations and productivity-enhancing software products.

Career Experience
•2021 – Present: Dean of the College of Engineering, Professor (with tenure) Department of Electrical and Computer Engineering with joint appointment in Computer Science and Engineering, The Ohio State University
•2013 – 2025: Founder and Board Chair of Zyrobotics Inc., a non-profit organization that provides AI-powered STEM tools for early childhood education
•2015 – 2021: Linda J. and Mark C. Smith Professor, School of Electrical & Computer Engineering, Georgia Institute of Technology
•2018 – 2021: Chair of the School of Interactive Computing at Georgia Tech
•1994 – 2005: Senior Robotics Researcher and Deputy Manager in the Office of the Chief Scientist with NASA’s Jet Propulsion Laboratory

Select Board Experience
U.S.-Listed Companies
•Motorola Solutions, Inc., a technology company providing services to public safety agencies and enterprises (2022 – Present)
Other
•Appointed Board Member, U.S. Defense Science Board (2022 – 2025)
•Appointed Member, U.S. National Artificial Intelligence (AI) Advisory Committee (2022 – 2025)
•50 Over 50: Innovation, Forbes List (2024)
•Class of Fellows, National Academy of Inventors (2021)
•Appointed Board Member, Georgia’s State Workforce Development Board (2018 – 2021)

Education
•B.S., Engineering, Brown University
•M.S. and Ph.D., Electrical Engineering, University of Southern California
•M.B.A., Drucker Graduate School of Management

2025 Proxy Statement | 13

Blake Irving
Age: 65 | Director since 2019 | Independent
Autodesk Committees: Corporate Governance and Nominating (Chair)

Qualifications and Contributions
•Extensive executive experience successfully developing and executing complex technology companies’ product strategies enables him to provide oversight of Autodesk’s long-term strategic plan and alignment with evolving customer needs.
•Proven track record of shareholder value creation, including transforming GoDaddy.com from a domain-name company into a global cloud platform using predictive analytics and machine learning to power its customers’ digital presence, which led to a doubling of revenue and quadrupling of market value to $9 billion over his five-year tenure as CEO.
•Deep expertise in identifying key talent and cultivating strong company cultures based on innovation and determination, an important component of his success in leading and scaling successful technology companies.

Career Experience
•2013 – 2018: Chief Executive Officer, GoDaddy Inc.
•2010 – 2012: Chief Product Officer, Yahoo! Inc.
•2009 – 2010: Professor, Pepperdine Graziadio Business School
•1992 – 2007: Various senior and management roles at Microsoft Corporation, including most recently as Corporate Vice President of Windows Live Platform Group

Select Board Experience
U.S.-Listed Companies
•DocuSign, Inc., a provider of secure document-management services (2018 – Present)
•ZipRecruiter, Inc., an online marketplace for job seekers and employers (2018 – Present)
•GoDaddy Inc., a provider of solutions for entrepreneurs (2014 – 2018)
Other
•Flowhub, LLC (2020 – Present)
•McLaren Racing Advisory Board (2018 – Present)

Education
•B.A., Art, San Diego State University
•M.B.A., Pepperdine Graziadio Business School

14 | AUTODESK, INC.

Ram R. Krishnan
Age: 54 | Director since 2024 | Independent
Autodesk Committees: Compensation and Human Resources

Qualifications and Contributions
•Significant executive leadership experience, including as COO of Emerson Electric Co., a leading Fortune 500 global industrial automation company, enables him to oversee Autodesk’s long-term strategy as it relates to global sales, business development, supply chain operations, information technology and M&A.
•Extensive technology and software expertise, as well as customer insights, particularly in complex lifecycle automation, providing valuable to insights to support Autodesk’s product development and alignment with evolving customer needs.
•Led major strategic transactions, including Emerson’s $8.2 billion acquisition of National Instruments and the majority stake and eventual full acquisition of Aspen Technology, now valued at $17 billion, enhancing the company’s industrial software capabilities.

Career Experience
•1994 – Present: Various management and executive positions at Emerson Electric Co., including Executive Vice President and Chief Operating Officer (February 2021 – Present); President of Final Control (November 2017 – February 2021); President of Flow Solutions; Vice President of Profit Planning; and Perfect Execution

Select Board Experience
U.S.-Listed Companies
•Aspen Technology, Inc., a provider of supply chain management software and professional services (2022–2025)

Education
•B.S., Metallurgical Engineering, Indian Institute of Technology
•M.S., Materials Engineering, Rensselaer Polytechnic Institute
•M.B.A, Xavier University

2025 Proxy Statement | 15

Stephen Milligan
Age: 61 | Director since 2018 | Independent
Autodesk Committees: Audit

Qualifications and Contributions
•Significant executive strategic, operational and financial leadership experience in the technology industry, including as CEO of Western Digital Corp.
•Led Western Digital’s multi-year transformation from a storage component provider to a diversified enabler of data infrastructure following the Company’s acquisition and integration of Hitachi Global Storage Technologies.
•Orchestrated a turnaround as CEO of Hitachi Global Storage Technologies which resulted in significant operational improvement and consistent profitability.
•Strong financial and accounting expertise from extensive CFO and CEO experience.

Career Experience
•2013 – 2020: Chief Executive Officer, Western Digital Corporation
•2012 – 2015: President, Western Digital Corporation
•2009 – 2012: Chief Executive Officer, Hitachi Global Storage Technologies, Inc.
•2007 – 2009: Chief Financial Officer, Hitachi Global Storage Technologies, Inc.
•2002 – 2007: Various senior finance roles, including Chief Financial Officer, Western Digital Corporation

Select Board Experience
U.S.-Listed Companies
•Ross Stores, Inc., a leading brand of discount department stores (2015 – Present)
•Western Digital Corporation, a developer, manufacturer, and provider of data storage devices (2013 – 2020)

Education
•B.S., Accounting, The Ohio State University

16 | AUTODESK, INC.

Rami Rahim
Age: 54 | Director since 2022 | Independent
Autodesk Committees: Corporate Governance and Nominating

Qualifications and Contributions
•Extensive experience in the technology industry, including as CEO of Juniper Networks, a leader in secure AI native networks, enables him to oversee Autodesk’s long-term strategic plan, with particular insights into AI and cybersecurity.
•Transformed Juniper’s strategy and product offerings from hardware-centric solutions into cloud-delivered SaaS solutions almost quadrupling Juniper’s annual recurring revenue (ARR) in five years, redefining the company's future and solidifying its position as a leader in AI.
•Led Juniper Networks to its pending acquisition by Hewlett Packard Enterprise, a transaction expected to accelerate long-term revenue growth and expand margins, while combining complementary portfolios to advance AI-native and edge-to-cloud strategies.

Career Experience
•2014 – Present: Chief Executive Officer, Juniper Networks, Inc.
•1997 – 2014: Various leadership positions at Juniper Networks, including Executive Vice President and General Manager of the Juniper Development and Innovation (JDI) organization; Executive Vice President and General Manager of Platform Systems Division for routing and switching; Senior Vice President of the Edge and Aggregation Business Unit (EABU); and Vice President and General Manager of EABU

Select Board Experience
U.S.-Listed Companies
•Juniper Networks, Inc., a networking and cybersecurity company (2014 – Present)

Education
•B.S., Electrical Engineering, University of Toronto
•M.S., Electrical Engineering, Stanford University
•Member of Institute of Electrical and Electronics Engineers (IEEE)

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Upcoming Director Additions

The below biographies provide the name, age and certain biographical information as of March 31, 2025, about our upcoming director additions and their unique qualifications to serve on the Board. As discussed above, our upcoming director additions will be appointed to our Board immediately following the conclusion of the Annual Meeting pursuant to the Cooperation Agreement.

Jeff Epstein
Age: 68 | Independent

Qualifications and Contributions
•Deep financial and operational experience at large-scale SaaS companies, including serving as EVP and CFO at Oracle, where he led global finance for one of the largest and most profitable technology companies, with a market value of over $150 billion.
•Track record of scaling finance operations and guiding companies through major transformations and transactions, including as CFO of DoubleClick (which was sold to Google for $3.1 billion) and Nielsen’s Media Measurement and Information Group.
•Strong venture experience as an operating partner of Bessemer Venture Partners, a venture capital and private equity firm, where he created and leads the BVP CFO Council and helps portfolio company CEOs and CFOs share best practices.
•Extensive service on public company boards and audit committees gives him unique insights into financial reporting rules, audit procedures and risk management oversight

Career Experience
•2011 – Present: Operating Partner and Head of Corporate Development, Bessemer Venture Partners
•2008 – 2011: Executive Vice President, Chief Financial Officer, Oracle Inc.
•1988 – 2004: Chief Financial Officer roles at several public and private companies, including Nielsen’s Media Measurement and Information Group, DoubleClick (acquired by Google) and King World Productions (acquired by CBS).

Select Board Experience
U.S.-Listed Companies
•Okta, Inc., an identity authentication technology company (2021 – Present)
•AvePoint, Inc., a cloud data management company (2021 – Present)
•Twilio, Inc., a cloud communications company (2017 – Present)
•Couchbase, Inc., a provider of a leading modern database for enterprise applications (2015 – Present)
•Poshmark, Inc., an online marketplace (2018 – 2023)
•Shutterstock, Inc., a global marketplace for stock photography, images and music (2012 – 2021)
•Booking Holdings, Inc., an online travel company (2003 – 2019)

Non-Profit
•Kaiser Permanente, an integrated health care company (2013 – Present)

Education
•B.A., Economics and Political Science, Yale University
•M.B.A, Stanford University Graduate School of Business

18 | AUTODESK, INC.

A. Christine (Christie) Simons
Age: 62 | Independent

Qualifications and Contributions
•Brings over 30 years of experience advising public companies in accounting, financial management and reporting, internal controls and audit functions further enhances the Board’s financial oversight capabilities.
•Senior Partner at Deloitte serving global technology clients in various leadership roles, including leading the firm’s Global Semiconductor Center of Excellence and leading the U.S. Technology, Media & Telecommunications (TMT) Audit & Assurance practice.
•Deep understanding of the business, economic and compliance environments in which Autodesk and many of its global customers operate.

Career Experience
•1994 – May 2025: Various leadership positions as a Senior Partner at Deloitte, including leading Deloitte’s Global Semiconductor Center of Excellence and the U.S. Technology, Media & Telecommunications (TMT) Audit & Assurance practice. She also built the firm’s Emerging Growth Company practice in San Francisco and has led the Global Offerings Services group in Taiwan.

Select Board Experience
U.S.-Listed Companies
•Micron Technology, Inc., a memory and storage solutions provider (2025 – Present)
Other
•Board of Directors, California Society of CPAs (2018 – 2022); Chair (2021 – 2022)
•Audit Committee member, American Leadership Forum in Silicon Valley (2013 – 2019)

Education
•B.S., International Business and Finance, University of Boulder Colorado’s Leeds School of Business

Board Leadership Structure

During fiscal year 2025, and since June 2018, Stacy J. Smith has served as our non-executive Chair of the Board. Mr. Smith brings more than two decades of experience as a senior executive in the technology industry, which provides him with critical insight into the operational requirements of a global company, and management and consensus-building skills. These attributes deeply qualify him to lead our Board. As Chairman of Autodesk, Mr. Smith has played a critical role in guiding Autodesk through key transitions, leveraging his deep institutional knowledge to help position the company for continued success. His tenure on the Board, combined with his expertise in leading complex organizations through transformation, makes him uniquely qualified to oversee Autodesk’s ongoing evolution and execution of its strategic priorities.

In his role, Mr. Smith brings his deep understanding of the business to focus on the right strategic opportunities and highlight key risks for the Board’s review. Mr. Smith sets the agenda for each meeting of the Board, in consultation with our CEO, presides at executive sessions, and facilitates communication between the Board, management, and stockholders.

The Board regularly evaluates its leadership structure to ensure that it supports effective independent oversight of Autodesk. Our Corporate Governance Guidelines direct the Board to fill the Chair of the Board and Chief Executive Officer positions after considering a number of factors, including the current size of our business, composition of the Board, current candidates for such positions, and our succession planning goals. Currently, we separate the positions of CEO and non-executive Chair of the Board. In the event the Chair is not an independent director, our Corporate Governance Guidelines provide that the Board must elect a Lead Independent Director. Separating the

2025 Proxy Statement | 19

positions of CEO and Chair of the Board allows our President and CEO to focus on our day-to-day business, while allowing the Chair to lead the Board in its fundamental role of providing independent advice to, and oversight of, management. The Board believes that having an independent director serve as Chair is the appropriate leadership structure for Autodesk at this time and demonstrates our commitment to good corporate governance.

In addition, as described below, our Board has three standing committees consisting entirely of independent directors. The Board delegates substantial responsibility to these committees, which report their activities and actions back to the full Board. We believe having independent committees with independent chairs is an important aspect of the leadership structure of our Board.

Stockholder Engagement

Our Board is committed to ensuring that stockholder insights and feedback inform our strong governance practices. We maintain an open dialogue and actively engage with our stockholders to ensure we thoughtfully consider a diversity of perspectives on issues including strategy, financial and business performance, our executive and employee compensation programs, sustainability, workforce diversity, board composition and governance, and a broad range of ESG issues. We are open to feedback from all shareholders and occasionally invite shareholders to present to our Board.

The office of our Corporate Secretary coordinates annual stockholder engagement with our Investor Relations team and provides a summary of all relevant feedback to our Board. In fiscal year 2025, members of our management team and, in certain instances, independent members of our Board continued our regular outreach and held meetings with stockholders representing over 60% of Autodesk shares, and provided stockholder feedback to the Board. In addition, throughout the year our Investor Relations team engages with our stockholders, frequently, along with Andrew Anagnost, our CEO, Janesh Moorjani, our CFO, and in certain instances, Stacy J. Smith, our Chair.

Fiscal Year 2025 Board Meetings

Each quarter, our Board holds Committee and Board meetings. At each quarterly Board meeting, time is set aside for the independent directors to meet without management present. Additional executive sessions are held as needed. In addition to the quarterly meetings, typically there are other regularly scheduled committee meetings each year.

During fiscal year 2025, the full Board held a total of nine meetings (including regularly scheduled and special meetings), and its three standing committees (an Audit Committee, a Compensation and Human Resources Committee, and a Corporate Governance and Nominating Committee) held a collective total of 39 meetings. Each director attended 100% of the total number of meetings of the Board and committees of which he or she was a member during the period he or she served during fiscal year 2025.

Directors are encouraged, but not required, to attend the Annual Meeting of Stockholders. All of our then-sitting directors attended the 2024 Annual Meeting of Stockholders.

The following table sets forth the number of meetings held by our Board and the committees during fiscal year 2025:

	Board	Audit	Compensation and Human Resources	Corporate Governance and Nominating
Number of meetings held in fiscal year 2025	9	27	7	5

Board Committees

To support effective corporate governance, our Board delegates certain responsibilities to its committees, who report on their activities to the Board. These committees have the authority to engage legal counsel or other advisors or consultants as they deem appropriate to carry out their responsibilities.

20 | AUTODESK, INC.

The table below provides summary information about each director nominee’s committee membership followed by a summary of each committee’s responsibilities. Each committee has a charter describing its specific responsibilities which can be found on our website at https://investors.autodesk.com/corporate-governance/highlights. The following table reflects changes in certain board committee leadership and membership as of May 2, 2025.

Name	Independent	Committees
		Audit Committee	Compensation and Human Resources Committee	Corporate Governance and Nominating Committee
Andrew Anagnost
Stacy J. Smith	✓ CB			✓
Karen Blasing	✓	✓
John T. Cahill	✓	C
Reid French	✓		C
Dr. Ayanna Howard	✓		✓
Blake Irving	✓			C
Ram R. Krishnan	✓		✓
Stephen Milligan	✓	✓
Rami Rahim	✓			✓

Audit Committee

The Audit Committee oversees Autodesk’s financial statements, compliance with our corporate, accounting, and reporting processes, our system of internal accounting and financial controls, and our management of related risks.

The Audit Committee’s responsibilities also include:

•selection, compensation, engagement, retention, termination, and services of our independent registered public accounting firm, including conducting a review of its independence;
•reviewing with management and our independent registered public accounting firm the adequacy of our system of internal financial and disclosure controls;
•reviewing our critical accounting policies and the application of accounting principles;
•reviewing our treasury policies and tax positions;
•overseeing the performance of our internal audit function;
•establishing and overseeing compliance with the procedures for handling complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters; and
•overseeing our management of cybersecurity risks relating to financial, accounting, and internal controls matters.

See the Report of the Audit Committee of the Board of Directors on page 75 for more information regarding the functions of the Audit Committee.

Through May 2, 2025, our Audit Committee was comprised of Reid French (Chair), John T. Cahill, Karen Blasing, Dr. Ayanna Howard, and Stephen Milligan. Since that date, our Audit Committee is comprised of John T. Cahill, Karen Blasing, and Stephen Milligan, with Mr. Cahill serving as Chair.

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Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee oversees our corporate governance principles and policies, as well as the process to identify and nominate qualified individuals for Board membership, and Board and committee evaluations.

The Corporate Governance and Nominating Committee’s responsibilities include:

•developing general criteria regarding the qualifications and selection of members of the Board;
•determining skills, characteristics, and experiences desired for candidates and overseeing director succession planning;
•recommending candidates for election to the Board;
•developing overall governance guidelines;
•periodically reviewing matters related to our policies and practices concerning environmental, social and governance (“ESG”) initiatives, political contributions and lobbying activities;
•overseeing the performance and evaluation of the Board and individual directors; and
•reviewing and making recommendations regarding director composition and the mandates of Board committees.

Through May 2, 2025, our Corporate Governance and Nominating Committee was comprised of Lorrie M. Norrington (Chair), Stacy J. Smith, and Blake Irving. Since that date, our Corporate Governance and Nominating Committee is comprised of Blake Irving, Stacy J. Smith, and Rami Rahim, with Mr. Irving serving as Chair.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee oversees the compensation and benefits for our executive officers, recommends our CEO’s compensation to the independent members of the Board for approval, and grants stock options, RSUs, and PSUs to executive officers and non-executive employees under our stock plans.

As non-employee directors, the members of the Compensation and Human Resources Committee are not eligible to participate in Autodesk’s discretionary employee stock programs. For Fiscal Year 2025, RSUs were granted in June 2024 to all our non-employee directors, automatically, pursuant to the Director Compensation Policy and under the 2024 Equity Incentive Plan.

The Compensation and Human Resource Committee’s responsibilities also include:

•reviewing and approving the corporate goals and objectives relevant to our CEO and executive officer compensation;
•evaluating CEO and executive officer performance;
•reviewing executive and leadership development policies and practices;
•reviewing and administering Autodesk’s clawback policy;
•reviewing succession plans for our CEO and other senior management;
•periodically reviewing matters related to human capital management;
•overseeing matters relating to stockholder approval of executive compensation, including advisory say-on-pay votes; and
•overseeing the management of risks associated with our compensation policies and programs.

See the section titled “Compensation Discussion and Analysis” for a description of our processes and procedures for determining executive compensation. The Compensation and Human Resources Committee may form and delegate authority to subcommittees when appropriate.

The Compensation Committee Report is included in this Proxy Statement on page 50.

Through May 2, 2025, our Compensation and Human Resources Committee was comprised of Mary T. McDowell (Chair), Blake Irving, and Rami Rahim. Since that date, our Compensation and Human Resources Committee is comprised of Reid French, Dr. Ayanna Howard, and Ram R. Krishnan, with Mr. French serving as Chair.

22 | AUTODESK, INC.

Independence of the Board and our Governance Practices

Our Board believes independence is a critical component of our governance strategy, and that it’s continued independence enables it to be objective in carrying out its oversight responsibilities. Our Corporate Governance Guidelines provide that a substantial majority of our directors will be independent and that each Committee will be made up of solely independent directors. Autodesk’s independent directors meet regularly in executive session, without management present, as part of the quarterly Board meetings, with the intent to facilitate open discussion. Stacy J. Smith, our Chair, presides at these executive sessions.

Each year, and before a new director is appointed, the Board must affirmatively determine a director has no relationship that would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. Annually, each director also completes a detailed questionnaire that provides information about relationships that might affect the determination of independence. Autodesk management provides the Corporate Governance and Nominating Committee and the Board with the relevant information from the questionnaires along with known facts and circumstances of any relationship bearing on the independence of a director or nominee. The Corporate Governance and Nominating Committee then completes an assessment of each director considering all known relevant facts and circumstances concerning any relationship bearing on the independence of a director or nominee. This process includes evaluating whether any identified relationship otherwise adversely affects a director’s independence and affirmatively determining that the director has no material relationship with Autodesk, another director, or as a partner, stockholder, or officer of an organization that has a relationship with Autodesk. As part of its annual review process, our Corporate Governance and Nominating Committee also considers a director’s tenure.

As required by the Nasdaq listing standards, a majority of the members of our Board qualify as “independent.” The Board has determined that, with the exception of Dr. Anagnost, our President and CEO, and our Former Interim CFO, Elizabeth (Betsy) Rafael, all of its current members are “independent directors” as that term is defined by applicable Nasdaq listing standards. That definition includes a series of objective tests, including that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by applicable Nasdaq listing standards, the Board has made a subjective determination as to each independent director that no relationships exist that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based on the review and recommendation by the Corporate Governance and Nominating Committee, the Board analyzed the independence of each current director. The Board determined that each of Mses. Blasing, Howard, McDowell, and Norrington, and Messrs. Cahill, French, Irving, Krishnan, Milligan, Rahim and Smith meet the standards of independence under our Corporate Governance Guidelines and the Nasdaq listing standards, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment. In addition, the Board determined that each of Mr. Epstein and Ms. Simons, our upcoming director additions, meet the standards of independence under our Corporate Governance Guidelines and the Nasdaq listing standards, including that each upcoming director addition is free of any relationship that would interfere with his or her individual exercise of independent judgment.

Certain Relationships and Related Party Transactions

Compensation Committee Interlocks

The members of the Compensation and Human Resources Committee during fiscal 2025 were Mary T. McDowell, Reid French and Rami Rahim, and the current members are Reid French, Dr. Ayanna Howard, and Ram R. Krishnan. No director who served as a member of the Compensation and Human Resources Committee during fiscal year 2025 is or was formerly an officer or employee of Autodesk or any of its subsidiaries. No interlocking relationship existed between any director who served as a member of the Compensation and Human Resources Committee during fiscal year 2025 and the compensation committee of any other company, nor has any such interlocking relationship existed in the past.

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Related Party Transactions

Our Audit Committee has established a written policy and procedures for review and approval of related-party transactions. Autodesk’s Related Party Transactions Policy states that all transactions between Autodesk and its wholly owned subsidiaries and any of its directors, executive officers, nominees for director or owners of 5% or more of our stock, or their immediate family members, where the amount involved exceeds $120,000, require the approval of both our Chief Financial Officer and the Audit Committee. If a related-party transaction subject to review involves directly or indirectly a member of the Audit Committee or the Chief Financial Officer (or one of their immediate family members), such Audit Committee member or Chief Financial Officer will recuse him or herself from the review. The Chief Financial Officer and the Audit Committee shall approve or ratify only those transactions that are deemed to be not inconsistent with the best interests of the Company as a whole. Non-routine transactions with vendors and suppliers of Autodesk and its wholly-owned subsidiaries require the prior written approval of the Chief Accounting Officer.

During fiscal year 2025, there were ordinary course transactions between Autodesk and certain related entities, for example for the purchase of software licenses by companies of which a director is an executive officer or where an executive officer was previously employed. None of these transactions constituted a related-party transaction that required approval by the Audit Committee.

Director Orientation and Continuing Education

Our orientation programs are designed to familiarize new directors with our businesses, strategies, and policies and assist new directors in developing knowledge about Autodesk and the industry to optimize their service on the Board.

Regular continuing education programs enhance directors’ skills and knowledge to perform their responsibilities. These programs may include internally developed programs or programs presented by third parties.

In November 2024, all of our directors attended Autodesk University, which is our learning event of the year geared towards design professionals, in order to hear new ideas and inspiring stories from our executives, leaders, and customers.

Director Stock Ownership Policy

To align the interests of our directors and stockholders, our directors are required to own Autodesk shares equal in value to at least five times the base annual cash retainer payable to a director. Each of our directors complied with our stock ownership policy in fiscal year 2025.
Outside Board Memberships

We have a highly experienced and engaged Board of Directors. We value the diverse perspectives that our directors’ outside board memberships bring to our boardroom. Directors who serve on other public company boards offer advice and insights regarding the dynamics and operation of a board of directors, the relationship of a board with senior management, and oversight of a changing mix of strategic, operational, and compliance-related matters.

In order to ensure sufficient time and attention to meet the responsibilities of Board membership, our Corporate Governance Guidelines state that directors shall serve on no more than four boards of directors of publicly traded companies, including our Board, without consent of the Corporate Governance and Nominating Committee. Additionally, if a director is also an active executive officer of a publicly traded company, the director may not serve on more than two publicly traded company boards of directors, including our Board, without the consent of the Corporate Governance and Nominating Committee. Per our Corporate Governance Guidelines, directors advise the Chair of the Board or the Lead Independent Director, as applicable, and the Chair of the Corporate Governance and Nominating Committee before accepting an invitation to serve on an additional for-profit corporate board. The Corporate Governance and Nominating Committee reviews the composition of the Board, including matters such as other board commitments, on an annual basis in the context of recommending a slate of directors for stockholder
24 | AUTODESK, INC.

approval. Following its review, the Corporate Governance and Nominating Committee affirmed that each director nominee has sufficient capacity to continue effectively serving on our Board and is compliant with the limitations on other board commitments as established in our Corporate Governance Guidelines.

Director Selection, Qualifications, and Evaluations

Our stockholders elect our Board of Directors annually. In making its annual director nominations determination, the Board’s objective is to recommend a group of directors that can best ensure the continuing success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience and perspectives.

The Corporate Governance and Nominating Committee recommends to the Board candidates for election and membership criteria for Board nominations. As part of this process, the Corporate Governance and Nominating Committee works with the Board to determine the skills, characteristics, and experiences desired for potential candidates, taking into account the current composition and size of the Board and recent Board, committee, and individual director evaluations, among other considerations. The Corporate Governance and Nominating Committee retains any search firm involved in identifying potential candidates and approves their fees.

In its evaluation of director candidates, including the members of the Board eligible for re-election, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience, and skills on the Board. The Corporate Governance and Nominating Committee considers many factors, including integrity, judgment, diversity (including gender, sexual orientation, age, and ethnicity), expertise, business experience, length of service, independence, and other commitments, as well as any relationships between directors and Autodesk’s customers and suppliers.

This Proxy Statement includes a table summarizing the key qualifications, skills, and attributes currently most relevant to the decision to nominate candidates to serve on the Board. As the Board strives to maintain a broad set of skills and attributes, it also expects that each member will be able to understand and contribute meaningfully to the oversight of the range of material business, risk, and regulatory issues the Company faces. Management’s responsibility includes educating and communicating to the Board in a way that enables effective oversight of this broad set of issues. When searching for new directors, the Board endeavors to actively seek out highly qualified women and individuals from underrepresented communities to include in the pool from which nominees are chosen. We aim to create a Board with various experiences and backgrounds to provide our complex, global company with thoughtful and engaged oversight. The Corporate Governance and Nominating Committee assesses the effectiveness of its efforts through periodic evaluations of the Board’s composition.

While we have not established specific minimum qualifications for director candidates, the Board believes that nominees must reflect a Board that comprises directors who are predominantly independent, have high integrity, possess broad knowledge and experience at the policy-making level in business or technology, including an understanding of the software industry and Autodesk's business in particular, be able to increase overall Board effectiveness, and have varied and divergent experiences, viewpoints, and backgrounds.

When the Corporate Governance and Nominating Committee recruits new director candidates, that process typically involves either an independent search firm or a member of the Corporate Governance and Nominating Committee contacting a prospect to assess interest and availability. A candidate will then meet with members of the Board and Dr. Anagnost, and then meet with members of management as appropriate. At the same time, the Corporate Governance and Nominating Committee and the search firm will contact references for the candidate. A background check is completed before a final candidate recommendation is made to the Board.

Stockholders have previously elected all Board nominees, except for Mr. Cahill and Mr. Krishnan, who were appointed to the Board in December 2024. Mr. Cahill was recommended by both a non-employee director and a third-party search firm, and Mr. Krishnan was recommended by a third-party search firm.

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Stockholder Recommendations and Nominations of Director Candidates

It is the policy of the Corporate Governance and Nominating Committee to consider recommendations for candidates from stockholders. Stockholder recommendations for candidates to the Board must be directed in writing to Autodesk, Inc., One Market Street, Ste. 400, San Francisco, California 94105, Attention: Corporate Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and Autodesk within the last three years, and evidence that the nominating person owns Autodesk stock.

In addition, our Bylaws provide for proxy access nominations of director candidates by eligible stockholders. Stockholders who wish to nominate directors for inclusion in our proxy materials or directly at an annual meeting of stockholders in accordance with the procedures in our Bylaws should follow the instructions under “Questions and Answers About the 2025 Annual Meeting of Stockholders and Procedural Matters.” Appropriately nominated proxy access candidates or candidates who comply with both our Bylaws and SEC Rule 14a-19 will be included in the proxy statement and ballot.

Board Evaluations

The Board is committed to a robust and constructive evaluation process as an essential part of good corporate governance and Board effectiveness. The Corporate Governance and Nominating Committee annually evaluates the performance of the Board. In fiscal year 2025, this evaluation process included using the services of third-party corporate governance experts to assist with the evaluation questionnaires. The results were reported to and discussed with the Board. The report includes an assessment of the Board’s compliance with certain principles found in the Corporate Governance Guidelines and identifies areas in which the Board could enhance its performance.

The annual evaluation process is designed to elicit feedback on the processes, structure, composition, and effectiveness of the Board and its committees. Furthermore, it assesses individual director performance and contribution levels. The evaluation results have led to strategic changes to increase Board effectiveness, including providing clarity on key areas for the Board’s focus over the coming year, input on Board composition and recruiting, and information on how to best operationalize Board and committee meetings.

In addition, each committee annually evaluates its performance and reports the results to the Board. In fiscal year 2025 the evaluation of each committee included an assessment of the committee’s compliance with the principles in its charter, and identified areas in which the committee could enhance its performance.

Corporate Governance Guidelines

We believe the highest standards of corporate governance and business conduct are essential to running our business efficiently, serving our stockholders well, and maintaining our integrity in the marketplace. Over the years, we have devoted substantial attention to the subject of corporate governance and have developed Corporate Governance Guidelines, which set forth the principles that guide our Board in overseeing corporate governance, maintaining its independence, evaluating its own performance and the performance of our executive officers, and setting corporate strategy. The Board reviews our governance practices, corporate governance developments, and stockholder feedback on a regular basis to ensure continued effectiveness. The Board first adopted the Corporate Governance Guidelines in December 1995 and has refined them periodically since. The Corporate Governance Guidelines are available on our website at https://investors.autodesk.com/corporate-governance/highlights.

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Code of Business Conduct and Code of Ethics

In addition, we have had a longstanding Code of Business Conduct for our directors and employees as well as a Code of Ethics for Senior Executive and Financial Officers, including our principal executive officer, principal financial officer, principal accounting officer, all senior vice presidents, and all individuals reporting to our principal financial officer, to ensure that our business is conducted in a consistently legal and ethical manner. These codes are reviewed periodically and updated as appropriate. Our current Code of Business Conduct and Code of Ethics for Senior Executive and Financial Officers are available on our website at https://investors.autodesk.com/corporate-governance/highlights. We will post in the Investor Relations section of our website any amendment to our Code of Business Conduct or Code of Ethics for Senior Executive and Financial Officers, as well as any waivers of these Codes that are required to be disclosed by the rules of the SEC or the Nasdaq.

Risk Oversight

Our Board, as a whole and through its committees, is responsible for the oversight of risk management. Senior management is responsible for the day-to-day management of the material risks Autodesk faces. In its oversight role, our Board must satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the full Board in setting our business strategy at least annually is a key part of its oversight of risk management, its consideration of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk. The full Board receives regular updates from our senior management and outside advisers regarding certain risks Autodesk faces, including litigation, cybersecurity, data privacy, corporate governance, and various operating risks.

In addition, while our Board is responsible for monitoring and assessing strategic risk exposure, our committees are charged with specific areas of risk oversight, as summarized below:

•Audit Committee. Our Audit Committee is responsible for overseeing the management of risks associated with Autodesk’s financial reporting, accounting, and auditing matters, as well as cybersecurity risks relating to financial, accounting, and internal controls matters.
•Compensation and Human Resources Committee. Our Compensation and Human Resources Committee oversees our executive officer succession planning and risks associated with our compensation policies and programs.
•Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our Board, and director succession planning. Board committees report their findings to the full Board.

Senior management attend all meetings of the Board and its standing committees and are available to address any questions or concerns raised by the Board regarding risk management and any other matters. The Board holds annual strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for Autodesk.

Executive Succession Planning and Leadership Development

The Board believes one component of our long-term success is planning for CEO succession and overseeing the development and succession of other members of our executive leadership team. The Board and our Compensation and Human Resources Committee work together with our CEO and our Chief People Officer to develop a succession plan. In developing the plan, they consider Autodesk’s current and future business strategies, organizational needs, competitive challenges, individual leadership and management potential and development and emergency situations.

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Contacting the Board

Communications from stockholders to the Board, or specific members of the Board, should be addressed to the Chair of the Board using one of the below methods. All such communications will be initially received and processed by the office of our Corporate Secretary.

+	Autodesk, Inc., c/o Chief Legal Officer, One Market Street, Ste. 400, San Francisco, California 94105, Attention: Non-Executive Chair	:	board-administrator@autodesk.com

Governance and Impact Programs

Impact at Autodesk

Autodesk is committed to advancing a more sustainable, resilient, and inclusive world. We take action as a business to support our employees, customers, and communities in our collective opportunity to design and make a better world for all.

We focus our efforts to advance positive outcomes across three primary areas: energy and materials, health and resilience, and work and prosperity. These impact opportunity areas are derived from the UN Sustainable Development Goals (“SDGs”) and have been identified through a multi-pronged process to align the top needs of our stakeholders, the issues that are most important to our business, and the areas we are best placed to accelerate positive impact at scale.

These opportunities primarily manifest as outcomes through how our customers leverage our technology to design and make net-zero carbon buildings, resilient infrastructure, more sustainable products, and a thriving workforce. We support and amplify these opportunities through powering our business with 100% renewable energy, neutralizing greenhouse gas emissions associated with our operations, developing an inclusive culture and supporting students and educators with tools and training to equip the next generation of innovators. We advance these opportunities with industry innovators through collaboration with our customers and partners, deploying philanthropic capital to changemakers, and providing software donations, and training to our wider ecosystem. Autodesk committed to target 1% of annual operating profit for the long-term support of our impact programs, which includes our philanthropic work and our climate commitments.

These programs align with our operational priorities and long-term growth strategy. We aim to maintain our commitments, fostering trust with stakeholders and enabling compliance with global regulations.

Board Engagement and Oversight

Our Board is committed to building trust with our employees, customers, and communities through strong corporate governance, effective oversight, and strategic engagement. We leverage our governance structure to help ensure that our sustainability and human capital efforts are coordinated across all areas of our business. Our Board has oversight responsibility for ESG, with assistance from our Corporate Governance and Nominating Committee and our Compensation and Human Resources Committee in specific areas defined in their committee charters.

Our Board receives updates from management on our environmental, social, and governance initiatives and values feedback from our stockholders on these efforts. In fiscal year 2025, members of our management team, and in certain instances independent members of our Board, met with stockholders owning over 60% of our outstanding shares, and met with many of our top investors to discuss topics including strategy, our executive and employee compensation programs, workforce diversity, board composition, and a broad range of ESG issues, including Autodesk’s efforts to reduce greenhouse gas emissions associated with the industries we serve. Our directors also engage with our employees in various ways throughout the year, developing direct relationships below the executive
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management level. For example, members of our Board attend Autodesk’s annual leadership meetings, participate in fireside chats with employees, and visit our technology centers and other facilities.

Our Impact Team, led by our Chief Sustainability Officer, has direct responsibility for setting and implementing our corporate sustainability strategy, with oversight from our CEO and Board. This role also chairs the Impact and Governance Committee, an internal management body responsible for oversight and coordination of impact and governance issues across the business. The Impact Team reports on sustainability matters and major initiatives, including progress against sustainability goals and targets, to our CEO and Board.

Talent and Human Capital Management

Global Culture and Belonging

Autodesk views our culture, diversity, and belonging efforts as directly linked to high performance and unlocking human ingenuity. Our commitment to maintaining a global workforce is grounded in our values and how we work, being inclusive, respectful, and collaborative. Our culture seeks to enable Autodesk employees to do their best work, innovate, contribute to the success of our company, and prosper.

We believe there are markets for talent that remain untapped or underutilized, which drives our sourcing and networking efforts. We do this by widening our talent pipelines to attract and retain the most capable, skilled, and top-tier professionals from all backgrounds. This strategy strengthens our ability to meet and speak to an ever-expanding customer base, fueling our competitive edge, increasing customer trust, and driving sustainable growth and success in a dynamic global marketplace.

Finally, we are an equal opportunity employer that does not discriminate in recruiting, hiring, training, or promoting on any basis protected by law. Additional information on our Global Culture and Belonging program can be found on our website at autodesk.com/company/diversity-and-belonging. Information contained on or accessible through our website is not part of or incorporated by reference into this report.

Professional Development and Employee Impact

We believe career development plays an important role in keeping our employees engaged and in providing additional opportunities for them to grow and build their careers. Autodesk offers extensive professional and technical development opportunities for our employees. These include self-service online modules and personalized learning paths, professional and management development programs, and a tuition reimbursement program.

We also encourage our employees to advance our vision for a better world and support their professional development by participating in our pro bono consulting program, using paid time to volunteer, and have their charitable giving matched by the Autodesk Foundation.

Total Rewards

To attract, retain, and support our employees, we offer competitive compensation and benefits programs, several of which include an element of choice to meet the needs of our global population. In addition to competitive base pay and opportunities to receive short-term incentives, all our employees are eligible to participate in our long-term plans. We also have comprehensive health and wellness benefits, a generous time off program, an employee stock purchase plan, sabbaticals, retirement plans, financial support programs, financial tools and education, and an employee assistance program.

Education

Autodesk is committed to helping students gain the in-demand skills and certifications needed to demonstrate they are prepared for current and emerging roles in the industries we serve. We offer free educational licenses of Autodesk’s complete portfolio of professional software to verified students, educators, and accredited educational institutions worldwide. Additionally, we offer self-paced, modular learning and curriculum for K-12, post-secondary
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students, and educators. Our intention is to make Autodesk software the preferred choice for those poised to become the next generation of design, engineering, and construction professionals.

Sustainability

Climate Change

In addressing the global challenges posed by climate change, we make it possible for our customers to innovate and respond to associated changes in regulation, building code, physical climate parameters, and other climate-related developments. This effort can directly and indirectly create more demand for existing and new Autodesk products and services in the short and long-term. Furthermore, our leadership is committed to taking climate action and that commitment goes hand in hand with our values and reputation in the marketplace.

Climate Change Management Actions

To drive continued progress and meet growing demand, we continue to expand the solutions, education, and support we offer, helping customers secure a competitive advantage for a low-carbon future by designing high-performance buildings, resilient cities and infrastructure, and more efficient transportation and products. To continue to grow this market, we invest in our tools to meet customer demand as well as provide software and support to early-stage entrepreneurs, nonprofit organizations, and start-up companies who are designing clean technologies. We are expanding these offerings based upon demand and opportunity in response to challenges posed by climate change.

Internally, we are investing in best practices to mitigate our greenhouse gas emissions (“GHGs”) and climate change risk through investments in renewable energy, energy efficiency, and disaster management and recovery strategies. Our Enterprise Risk Management process considered how climate impacts could affect and potentially amplify the overall significance of each identified risk and opportunity. We regularly assess risks and opportunities in this area and respond accordingly.

Emissions Performance & Other Key Performance Indicators

In fiscal year 2024, we made progress on our science-based GHG reduction target, to reduce Scope 1 and Scope 2 GHGs 50%, and reduce Scope 3 GHGs per dollar of gross profit 55%, by fiscal year 2031, compared to fiscal year 2020. Additionally, in fiscal 2024, we were responsible for 155,000 metric tons of carbon dioxide equivalent emissions across our market-based operational boundary. This represents a 32% reduction compared to our fiscal year 2020 base line. In addition, our residual 155,000 metric tons of CO2e emissions were neutralized through the procurement of high-quality carbon offsets credits.

Impact Reports

More information about our sustainability financing and commitment can be found in our annual Impact Reports, which we have published on our website since 2008. Our fiscal 2025 Impact Report will be published in fiscal 2026. Information contained on or accessible through our website is not part of or incorporated by reference into this report.

Philanthropy

The Autodesk Foundation (the “Foundation”), a privately funded 501(c)(3) charity organization established and solely funded by us, leads our philanthropic efforts. The purpose of the Foundation is twofold: to support employees to create a better world at work, at home, and in the community by matching employees’ volunteer time and donations to nonprofit organizations; and to support organizations using design and make solutions to drive positive impact. In the latter case, we use philanthropic capital, software donations, and training to accomplish this goal, selecting the most impactful and innovative organizations around the world who are innovating to create a better future for our planet. On our behalf, the Foundation also administers a discounted software donation program to
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nonprofit organizations, entrepreneurs, and others who are developing design solutions that will shape a more sustainable future.

Executive Compensation

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of our business performance in fiscal year 2025, highlights the key components and structure of our executive compensation program for our Named Executive Officers (“NEOs”), discusses the principles underlying our compensation policies and practices, and addresses other matters we believe explain and demonstrate our performance-based compensation philosophy. Our NEOs for fiscal year 2025, in accordance with SEC rules and regulations, are:

Executive Officers	Job Titles
Andrew Anagnost	President and Chief Executive Officer, Board Director
Janesh Moorjani	Executive Vice President and Chief Financial Officer (effective December 16, 2024)
Steven M. Blum	Executive Vice President and Chief Operating Officer
Ruth Ann Keene	Executive Vice President, Corporate Affairs, Chief Legal Officer and Corporate Secretary
Rebecca Pearce	Executive Vice President and Chief People Officer
Deborah L. Clifford	Former Executive Vice President and Chief Financial Officer (through May 30, 2024) Chief Strategy Officer (effective May 31, 2024)
Elizabeth (Betsy) Rafael	Former Interim Chief Financial Officer (May 31, 2024 – December 15, 2024) Advisor (effective December 16, 2024)

Leadership Team Transition

On May 31, 2024, Deborah L. Clifford, who served as our Chief Financial Officer since March 2021, was appointed as our Chief Strategy Officer, reporting to the Chief Executive Officer.

On the same date, the Board appointed Elizabeth (Betsy) Rafael as Interim Chief Financial Officer (Principal Financial Officer). In her new role, Ms. Rafael stepped down from the Audit Committee but remained a director of the Company. On December 16, 2024, in connection with the appointment of a new Chief Financial Officer described below, Ms. Rafael transitioned to the role of Advisor, reporting to the Chief Executive Officer.

On November 26, 2024, following an extensive candidate search and interview process, our Board appointed Janesh Moorjani as the Company’s Chief Financial Officer (Principal Financial Officer), effective upon the commencement of his employment with us on December 16, 2024. We entered into an employment letter with Mr. Moorjani, which is described in detail in the section titled “New Chief Financial Officer Offer”.

Executive Summary

Fiscal Year 2025 Strategic Priorities and Performance Highlights

Autodesk is focused on the convergence of design and make in the cloud, enabled by platform, industry clouds, and AI. Our investments in cloud, platform, and AI will drive growth by providing our customers with increasingly valuable and connected solutions and supporting a much broader customer and developer ecosystem.

In fiscal year 2025, we delivered record revenue and operating income and strong free cash flow, driven by strong renewal rates and continued momentum in our growth businesses like Construction and Fusion.
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Against the backdrop of a challenging macro-economic environment and headwinds to new business growth, our strong momentum was sustained by three things: attractive long-term secular growth markets, a focused strategy delivering ever-more valuable and connected solutions to our customers, and a resilient business. Disciplined execution is driving greater operational velocity and efficiency. We are generating greater free cash flow, allowing us to grow the business, further reduce our share count, and enhance value creation over time. We believe these factors will deliver sustainable stockholder value over many years.

Our go-to-market (GTM) model has evolved significantly and purposefully over the years, from the transition to subscription and multi-year contracts billed annually, through self-service enablement, the adoption of direct billing, and more. In fiscal 2025, we completed the launch of our direct billing model (“the new transaction model”) and are now beginning the optimization phase, positioning Autodesk to better meet the evolving needs of its customers and channel partners. This comes from faster and less complex processes and more digital self-service and automation that enable tighter channel partnerships and less duplication of effort. The new transaction model will further unlock long-term value by strengthening our sales and marketing efficiency. On February 27th, 2025, we initiated the optimization phase of our sales and marketing plan; and the reallocation of internal resources to accelerate our strategic priorities. The plan included a 9% headcount reduction, the build out of capabilities needed to enable future optimization, and the distribution of critical expertise globally to remain competitive, resilient, and flexible. These decisive actions will further support our performance and expand our operating margins.

We continue to execute well despite market uncertainty and look forward to the years ahead with excitement and optimism. We recognize there is always more work to be done – but we believe we are well-positioned to sustain this momentum in FY 2026 and beyond, and we are focused on executing our strategy to drive value for shareholders.

REVENUE	GAAP OPERATING INCOME	NON-GAAP OPERATING INCOME (1)
▲ 12% from fiscal year 2024	▲ 19% from fiscal year 2024	▲ 14% from fiscal year 2024
$6.1B	$1.4B	$2.2B

CASH FLOW FROM OPERATING ACTIVITIES	FREE CASH FLOW (1)	RETURNING CAPITAL TO SHAREHOLDERS
▲ 23% from fiscal year 2024	▲ 23% from fiscal year 2024	Repurchased over the last 4 years
$1.6B	$1.6B	$3.8B
_________________
(1)A reconciliation of GAAP to non-GAAP results is provided in Appendix A.

Fiscal Year 2025 Executive Compensation Highlights

Pay Decisions based on Performance Results

The Compensation and Human Resources Committee (the “Committee”) believes that total compensation for our named executive officers should closely align with performance. In fiscal year 2025, we used the following performance metrics to determine the performance-based pay outcomes for the NEOs:

Incentive Program	Performance Metrics
Executive Incentive Plan (EIP)	Total Revenue Non-GAAP Income from Operations
Long-Term Incentives — Performance Share Units (PSU)	Total Revenue Free Cash Flow Relative TSR (as defined below) (over 1, 2, and 3 years)

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In March 2025, the Committee made the following determinations relating to the compensation of our NEOs based on the Company’s performance against the pre-determined goals. The Committee did not make any discretionary adjustments to the incentive payouts.

Incentive Program	Performance Results and Payout
Fiscal Year 2025 Executive Incentive Plan Results
Based on our fiscal year 2025 financial results, the Committee determined that, based on attainment of the performance metrics for Autodesk’s 2025 Executive Incentive Plan (“EIP”), payouts would be funded at 97.2% for our CEO and other NEOs at the end of fiscal year 2025.

Performance Share Unit Results
For each award, the Committee measured performance based on Autodesk’s achievement of the total revenue and free cash flow targets established for fiscal year 2025 and relative total stockholder return (“TSR”) over one-, two-, and three-year performance periods, respectively. The Committee certified the attainment levels of 108%, 95%, and 104% of target for tranches of PSUs awarded in July 2024, April 2023, and April 2022, respectively.

Emphasis on Variable “At Risk” Performance-Based Executive Compensation

Our executive compensation program emphasizes variable compensation with both annual and long-term performance components. In fiscal year 2025, 95% of our CEO’s and 91% of other NEOs’ total compensation was variable in nature and “at risk”. In addition, in fiscal year 2025, 88% of our CEO’s and 83% of other NEOs’ total compensation consisted of long-term equity. Our incentive programs reward strong annual financial and operational performance, as well as relative TSR over one-, two-, and three-year performance periods. The charts below illustrate the fiscal year 2025 pay mix between base salary and targeted short-term and targeted ongoing long-term equity compensation for our CEO and other NEOs.

_____________
(1) Excludes Ms. Rafael given the unique pay structure for her role as Interim CFO and Mr. Moorjani whose new hire awards do not reflect ongoing long-term equity compensation.

Say-on-Pay Results and Stockholder Outreach

Autodesk and the Committee value the input of our stockholders. The Committee carefully considers stockholder feedback as part of its ongoing review of our executive compensation programs, design, and metrics, and this feedback has informed changes the Committee has made in recent years to align our programs with our business transformation. At the 2024 Annual Meeting, 82.1% of the votes cast on our say-on-pay proposal were favorable, reflecting strong stockholder support for our executive compensation programs. In fiscal year 2025, members of our management team and, in certain instances, independent members of our Board continued our regular outreach and held meetings with stockholders representing over 60% of our outstanding shares. Our management team and
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independent Chair met with representatives from active and passive funds to discuss strategy, our executive and employee compensation programs, capital allocation, progress on our sustainability, workforce, board composition and skill sets, and a broad range of other topics. This outreach enabled us to gather feedback from a significant cross-section of Autodesk’s stockholder base.

Key feedback we received from our stockholders relating to our executive compensation program and our response is described in the table below.

What We Heard	How We Responded	Autodesk Comments
Longer Performance Period in PSU Program Stockholders indicated a preference for measuring performance over a longer timeframe for PSU program metrics.
Actions effective fiscal year 2026:
•Relative TSR to be measured over a 3-year period instead of 1-year, 2-year and 3-year periods.
•Extended PSU vesting period to three-year cliff vesting from three-year ratable vesting.

•The 3-year TSR measurement period strengthens the alignment of NEOs’ and stockholders’ interests and further incentivizes long-term value creation.
•The three-year cliff vesting for PSUs promotes retention and encourages our executives to continue to drive long-term performance.
•Business model changes currently underway make setting a comparable three-year financial performance period challenging. Setting one-year financial goals enables us to set more rigorous targets each year and aligns with most of our peers.
•The Committee will continue to evaluate the appropriateness of the performance period for financial goals each year.

Reevaluate the Free Cash Flow Metric in the PSU program Some stockholders were concerned with the Free Cash Flow metric and asked us to reevaluate it under the new business model.
We are implementing a phased action plan to address the feedback on our metrics and reduce the overlap of the EIP and PSU programs over time.
•Fiscal year 2026: replaced the Free Cash Flow metric in the PSU program with “Non-GAAP Income from Operations less Stock-Based Compensation Expense”.
•Post fiscal year 2026: further reduce or eliminate the overlap in EIP and PSU programs with a balanced focus on growth and profitability. Detailed changes will be disclosed in next year’s proxy statement.

The Free Cash Flow metric was replaced because:
•Following the transition from upfront billing to annual billing of most multi-year contracts, income from operations and free cash flow become much more closely aligned.
•Growing income from operations becomes the primary driver of delivering high quality free cash flow growth over the long term.
The SBC Expense metric is considered because:
•It has been a key metric that our stockholders are focusing on.
•This metric helps to differentiate the EIP and PSU programs for fiscal year 2026.

Manage Stock-Based Compensation (“SBC”) Expense Stockholders would like us to factor in SBC expense in the executive compensation program to better align with their interests.
Overlapping Performance Metrics Stockholders indicated a preference for differentiated performance metrics in our EIP and PSU programs.

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Compensation Guiding Principles

The Committee believes that Autodesk’s executive compensation program should be designed to attract, motivate, and retain talented executives and provide a rigorous framework that is tied to stockholder returns, company performance, long-term strategic corporate goals, and individual performance. The general compensation objectives are to:
•Recruit and retain the highest caliber of executives through competitive rewards;
•Motivate executive officers to achieve business and financial goals;
•Balance rewards for short- and long-term performance; and
•Align rewards with stockholder value creation.

Within this framework, the total compensation for each executive officer varies based on multiple dimensions:
•Whether Autodesk achieves its short-term and long-term financial and non-financial objectives;
•Autodesk’s TSR relative to companies in the North American Technology Software Index;
•The specific roles and responsibilities of the officer;
•Each officer’s skills, capabilities, contributions, and performance;
•Internal pay alignment considerations; and
•Retention considerations.

Leading Compensation Governance Practices

Autodesk’s executive compensation objectives are supported by policies and strong governance practices that align executives’ interests with the interests of our stockholders. Some of the program’s most notable features are highlighted in the table and summarized below.

	What We Do		What We Do Not Do
✓	Engage in robust stockholder outreach	x	Provide excise tax gross-up for double-trigger change in control arrangements
✓	Tie a significant percentage of NEO total pay to achievement of critical financial objectives and stockholder value creation	x	Allow hedging, pledging, or trading in Autodesk derivative securities
✓	Employ maximum limits on performance-based cash and equity incentive compensation	x	Reprice stock options
✓	Require significant stock ownership holdings	x	Offer executive benefits that differ from those offered to our other salaried employees or excessive perquisites
✓	Include a clawback policy in incentive programs	x	Use fixed-term employment agreements
✓	Grant more than 50% of top executives’ LTI awards in the form of performance-based awards	x	Make severance payments to named executive officers who voluntarily terminate their employment
✓	Ensure effective risk management
✓	Rely on an independent compensation committee and engage an independent compensation consultant

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The Compensation-Setting Process

The Committee reviews and approves all components of each executive officer’s compensation.

CEO Pay Decisions

Throughout the year, the Committee and other independent members of the Board, including the Chair, review the performance of, and provide feedback to, our CEO at regularly scheduled meetings and through informal discussions. Annually, the Committee meets and discusses with other independent members of the Board the performance of our CEO in light of corporate goals and objectives. The Committee, without the CEO in attendance, took this assessment into account, along with competitive compensation data, in determining our CEO’s compensation. Performance targets are intended to be aggressive yet achievable with diligent effort during the fiscal year. As part of its deliberations on CEO compensation, the Committee consulted with its independent consultant and the other independent directors before approving our CEO’s compensation.

Executive Officer Pay Decisions

Our CEO makes recommendations to the Committee regarding the base salary, annual cash incentive awards (EIP), and equity awards for each executive officer other than himself. These recommendations are based on our CEO’s assessment of each executive officer’s performance during the year, competitive compensation data, internal pay alignment, and retention considerations. Our CEO reports to the Committee on the performance of the executive officers and their respective business functions during the year in light of corporate goals and objectives. He bases his evaluation on his knowledge of each executive officer’s performance and input from other individuals, including feedback provided by the executive officers, their colleagues, and their direct reports. Members of our People and Places organization assist our CEO in assessing each executive officer’s performance and providing market compensation data for each role. In executing the responsibilities set forth in its charter, the Committee relies on several resources to provide input to the decision-making process.

Independent Consultant

The Committee retained Exequity LLP as its compensation adviser for fiscal year 2025. Exequity provided advice and recommendations on several issues, including total compensation philosophy; program design, including program goals, components, and metrics; peer data; compensation trends in the technology sector and general market for senior executives; separation plans; the compensation of our CEO and our other executive officers; and disclosure of our executive pay programs. The Committee has considered the independence of Exequity in light of Nasdaq’s listing standards for compensation committee independence and the rules of the SEC, and requested and received written confirmation from Exequity addressing the independence of the firm and its senior advisers working with the Committee. The Committee discussed these considerations and concluded that the work performed by Exequity did not raise any conflict of interest.

Management

The Committee also consults with management and Autodesk’s People and Places organization regarding executive and non-executive employee compensation plans, including administration of Autodesk’s equity incentive plans.

Competitive Compensation Positioning and Peer Group

To ensure our executive compensation practices are competitive and consistent with the Committee’s guiding principles, Exequity and management provide the Committee with compensation data for each executive role. This data is drawn from a group of companies in relevant industries that compete with Autodesk for executive talent. The Committee uses this data, as well as information about broader technology industry compensation practices, when evaluating the compensation of our executive officers.

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The compensation peer group is selected based upon multiple criteria, including industry positioning, competition for executive talent, revenue, market capitalization, financial results, and geographic footprint. The Committee reviews the compensation peer group each year to ensure that the comparisons remain meaningful and relevant. Based on the Committee’s review in September 2023, Citrix Systems was removed from the peer group due to its acquisition in late 2022. The remainder of the peer set remained consistent with the peers referenced for pay benchmarking in the prior year. The fiscal year 2025 compensation peer group consisted of the following companies:

Company	Revenue for the Most Recent Completed Fiscal Year (in billions)	Market Capitalization as of 1/31/2025 (in billions)
Adobe Inc.	21.5	192.9
Akamai Technologies, Inc.	4.0	15.0
ANSYS, Inc.	2.5	30.7
Block, Inc.	24.1	56.3
Cadence Design Systems, Inc.	4.6	81.5
DocuSign, Inc.	3.0	19.6
Electronic Arts Inc.	7.6	32.2
Fortinet, Inc.	6.0	77.4
Gen Digital Inc.	3.8	16.6
Intuit Inc.	16.3	168.3
NetApp, Inc.	6.3	24.8
Palo Alto Networks, Inc.	8.0	121.8
PTC Inc.	2.3	23.3
Salesforce, Inc.	37.9	328.7
ServiceNow, Inc.	11.0	210.3
Splunk Inc. (1)	4.2	N/A
Synopsys, Inc.	6.1	81.3
Workday, Inc.	8.5	69.8
Autodesk, Inc.	6.1	66.6
_____________
(1) Splunk Inc. was acquired by Cisco in March 2024.

In September 2024, the Committee reviewed the compensation peer group that would be used for fiscal year 2026 compensation decision making. The Committee determined that for fiscal year 2026, all of the fiscal year 2025 peer group companies would still be appropriate to use except for Splunk Inc., which was removed from the peer group as it was acquired by Cisco in March 2024.

When determining the base salary, incentive targets, equity grants, and target total direct compensation opportunity for each of our NEOs, the Committee references the median data from our compensation peer group for each component and in the aggregate. Our primary reference point for this purpose is the size-regressed median of the comparable peer roles. Actual compensation awards may be above or below the median levels, depending on Autodesk’s financial and operational performance and each executive officer’s experience, skills, and performance. The Committee believes that referencing the total compensation packages of the companies in the compensation peer group keeps Autodesk’s compensation competitive and within market norms. This also provides flexibility for variances in compensation where appropriate, based on each executive officer’s leadership, contributions, and particular skills or expertise as well as retention considerations.

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New Chief Financial Officer Offer

On November 26, 2024, following an extensive candidate search and interview process, our Board appointed Janesh Moorjani as the company’s Chief Financial Officer, effective upon his employment with us on December 16, 2024. When determining Mr. Moorjani’s compensation package, the Compensation Committee considered the following:

•Intense competition for executive talent: It is extremely challenging to compete for skilled and highly qualified executive talent in our industry, where the landscape is rapidly evolving, and there is a high demand for leaders with a proven track record of accelerating growth, driving business transformations to seize market opportunities, and ensuring operational excellence.

•Market competitiveness of the offer: To ensure the competitiveness of the offer, the Compensation Committee reviewed and analyzed the regular CFO annual compensation within our compensation peer group, as well as recent new-hire CFO offer packages among the compensation peer group and other technology industry companies including but not limited to DocuSign, Splunk, Synopsys, Workday, and Zoom.
•Internal positioning: When determining the CFO offer, especially the annual cash compensation, the Compensation Committee considered the former CFO’s compensation and assessed the new CFO’s relative positioning among internal peers, considering his role and responsibilities.

•Initial equity awards: The Compensation Committee structured the initial equity awards considering the following:

–The total grant value of the initial equity award is set based on a review of recent peer group CFO offers and the equity awards that Mr. Moorjani would forfeit upon leaving his prior employer to join Autodesk.

–The initial equity grant was allocated 40% in time-based RSUs and 60% in performance-based PSUs, providing Mr. Moorjani an immediate stake in our long-term growth while aligning his interest with the Company’s sustainable growth, profitability and total shareholder return.
–The portion of the initial equity that vests in less than three years, along with the cash signing bonus, was offered to incentivize Mr. Moorjani to join Autodesk and to reflect the condition of the forfeited equity awards from his prior employer that were subject to quarterly vesting.

38 | AUTODESK, INC.

The details of Mr. Moorjani’s employment offer letter are provided in the following table:

Compensation Element		CFO Offer Package
Base Salary		$650,000 per year
Target Bonus		90% of base salary
One-time Sign-on Cash Bonus		$500,000
Time-based RSUs	Granted upon hire (December 16, 2024)
RSU grants with a total grant value of $10,250,000, including:
•An RSU award with a grant value of $2,000,000, vesting in full on the one-year anniversary of the award’s vesting commencement date. This award was granted to replace the LTI value forfeited in 2025 at Mr. Moorjani’s prior employer.
•An RSU award with a grant value of $2,000,000, vesting over two years in equal annual installments. This award was granted to replace LTI value forfeited in 2025 and 2026 at Mr. Moorjani’s prior employer.
•An RSU award with a grant value of $6,250,000, vesting over three years in equal annual installments. Majority of this award was granted to replace LTI value forfeited in 2025 and 2026 at Mr. Moorjani’s prior employer.

Performance-based RSUs	Granted on fiscal year 2026 annual grant date (April 10, 2025)
PSU grants with a total grant value of $14,750,000, including:
•A PSU award with a grant value of $11,750,000, vesting over three years in equal annual installments, based on the attainment of performance goals as set by the Compensation Committee.
•A PSU award with a grant value of $3,000,000, vesting in full on the 3-year anniversary of the award’s vesting commencement date, based on the attainment of performance goals as set by the Compensation Committee.

Per the offer letter, Mr. Moorjani is eligible to participate in our Severance Plan and Change-in-Control Program as described below in the section titled “Employment Agreement and Post-Employment Compensation”.

Interim Chief Financial Officer Compensation

Ms. Rafael was appointed Interim CFO on May 31, 2024, and transitioned to the role of Advisor upon Mr. Moorjani’s appointment as CFO effective December 16, 2024. Given the temporary and transitional nature of her roles as Interim CFO and Advisor, Ms. Rafael’s compensation was structured to be straightforward and below the median total direct compensation for comparable CFOs among our peer companies:

•Ms. Rafael earned a base salary of $300,000 per month from May 31, 2024 through the end of fiscal year 2025.

•She was not eligible to participate in the Autodesk Executive Incentive Plan or any similar bonus program.

•She received a grant of restricted stock units with a value of $250,000 on July 16, 2024. This grant was provided in lieu of the annual award she would have been entitled to as a non-employee director.

Other than base salary and the equity award, Ms. Rafael did not receive any additional compensation for her service on the executive leadership team in fiscal year 2025. Ms. Rafael is not eligible to participate in the Autodesk Executive Change in Control Program or the Autodesk Amended and Restated Severance Plan.
2025 Proxy Statement | 39

Principal Elements of the Executive Compensation Program

The principal elements of Autodesk’s fiscal year 2025 executive compensation program for the CEO and other NEOs(1) are described below.

Component	Purpose	Description	Performance Measures
Base Salary	Forms basis for overall competitive compensation package	Reflects competitive market conditions, individual performance, and internal alignment	The Committee considers individual performance when setting and reviewing base salary levels and merit increases

Executive Incentive Plan (“EIP”), at Targeted Levels	Motivate achievement of annual strategic priorities relating to top- and bottom-line growth
Target percentage based on competitive market practices and internal alignment
Actual bonus ranges from 0% to 200% of target and is determined by performance versus goals established at the beginning of the performance period
Total revenue Non-GAAP income from operations

Long-Term Incentives —Performance Stock Units (“PSU”), at Grant-Date Fair Values	Align compensation with key drivers of the business and relative total stockholder return Encourage focus on near-term and long-term strategic objectives
Size of award based on competitive market practices, corporate and individual performance, and internal alignment
Actual number of shares vested ranges from 0% to 200% of target and is determined by performance versus goals established at the beginning of the performance period
Total revenue Free cash flow Autodesk’s relative TSR over one-, two-, and three-year performance periods Performance in relation to strategic priorities Autodesk stock price

Long-Term Incentives — Restricted Stock Units (“RSU”)	Encourage focus on long-term stockholder value creation Retention
Size of award based on competitive market practices, corporate and individual performance, internal alignment, and retention considerations
Recipients earn shares if they remain employed through the three-year vesting period
Autodesk stock price

_____________
(1) Excludes Ms. Rafael given the unique pay structure for her role as Interim CFO and Mr. Moorjani whose new hire awards do not reflect ongoing long-term equity compensation.

When setting the fiscal 2025 goals for the annual cash incentive opportunity and PSUs, the Committee considered the overlap of total revenue as a performance metric in both programs to be appropriate. Total revenue is a key metric indicator of Autodesk’s success, and the Committee believes it is important to incentivize performance in both the short-term and long-term timeframes by using this as a metric in both our annual and long-term plans, with multiple measurement periods. The use of non-GAAP income from operations in our annual cash incentive and free cash flow as well as relative TSR over one-, two-, and three-year performance periods against market indices as a modifier for the PSUs further differentiates the short- and long-term incentives and aligns those awards with the achievement of Autodesk’s strategic goals and the long-term interests of our stockholders.

40 | AUTODESK, INC.

Base Salary

Base salary provides our executive officers with a competitive amount of fixed annual cash compensation. The Committee views base salary as a reliable source of income for the executive officers and an important recruiting and retention tool. The Committee sets base salaries at a competitive level that recognizes the scope, responsibility, and skills required of each position, as well as market conditions and internal pay alignment.

As part of the annual review of base salaries, the Committee reviews a competitive benchmarking analyses for each executive role, and an assessment of each executive officer’s experience, skills, responsibilities, and performance level. For fiscal year 2025, after taking account of the above considerations, the Committee held Dr. Anagnost’s, Mr. Blum’s, Ms. Keene’s and Ms. Clifford’s salaries flat and increased the salary for Ms. Pearce to further align her compensation with peer practices.

The Compensation Committee determined Mr. Moorjani’s base salary in connection with his appointment as Chief Financial Officer effective December 16, 2024. Please see “New Chief Financial Officer Offer” for a more detailed description of how the Committee set the compensation for Mr. Moorjani.

Named Executive Officer	Fiscal Year 2024 Base Salary	Fiscal Year 2025 Base Salary	% Change Compared to Prior Fiscal Year
Andrew Anagnost	$1,040,000	$1,040,000	0%
Janesh Moorjani	-	$650,000	N/A
Steven M. Blum	$700,000	$700,000	0%
Ruth Ann Keene	$540,000	$540,000	0%
Rebecca Pearce (1)	$482,684	$512,804	6%
Former Executive Officers:
Deborah L. Clifford	$650,000	$650,000	0%
Elizabeth (Betsy) Rafael (2)	-	$3,600,000	N/A
_____________
(1) Ms. Pearce’s base salary is paid in British Pounds. The amounts represent the approximate dollar value of her base salary converted to U.S. dollars using the British Pound to dollar exchange rates of 1.25 and 1.28, which represent an average for fiscal years 2024 and 2025, respectively.
(2)    Ms. Rafael received $300,000 per month in fiscal year 2025. The amount in the table above reflects annualized base salary, not the actual earnings. Please see “Interim CFO Compensation” for more detailed description of her compensation.

Annual Short-Term Incentive Compensation

At the beginning of each fiscal year, the Committee establishes target award opportunities, payout metrics, and performance targets for the Autodesk, Inc., Executive Incentive Plan (“EIP”). This annual cash incentive is intended to motivate and reward participants for achieving company-wide annual financial and non-financial objectives as well as individual objectives.

Target Award Opportunities and Fiscal Year 2025 Executive Incentive Plan

The Committee sets the target annual cash incentive award opportunity for each eligible executive officer based on competitive assessments, the executive’s particular role, and internal alignment considerations. These target opportunities are expressed as a percentage of the NEO’s annual base salary. Based on its review of these factors, the Committee maintained the CEO’s target annual incentive opportunity at 150% of his annual base salary for fiscal year 2025. At the beginning of the fiscal year, the Committee increased the target opportunities for Mr. Blum and Ms. Clifford from 80% to 90% of their annual base salaries and for Mrs. Keene and Pearce from 80% to 85% to ensure alignment with competitive market practices. An NEO may receive an earned award that is greater or less than the target award opportunity, depending upon Autodesk’s and the NEO’s performance.

In fiscal year 2025, bonus awards for each of our NEOs were funded under the EIP program. At the beginning of the fiscal year, the Committee established funding performance thresholds, which, if achieved, would establish the maximum fiscal year 2025 EIP funding at 200% of target. For fiscal year 2025, the Committee selected total
2025 Proxy Statement | 41

revenue, non-GAAP income from operations, and absolute TSR as the funding metrics. Autodesk’s fiscal year 2025 performance exceeded the funding threshold, resulting in the maximum bonus award funding for each executive. The Committee then exercised its negative discretion to reduce the actual bonus award for each participant based on pre-established performance measures, as described below.

Company Performance Measures and Performance

In fiscal year 2025, the Committee approved fiscal year 2025 EIP performance measures to align our CEO’s and other NEOs’ bonus opportunities with our strategic priorities and key drivers of success. In its exercise of negative discretion, the Committee considered the performance attained versus the pre-established performance targets to determine payouts. For our CEO and other NEOs, the Committee assessed the performance of Autodesk against targets set at the beginning of the fiscal year based on the criteria below; the final award could range from 0% to 200% of the target award. This calculation yielded a bonus payout of 97.2% of target, as shown below:

Performance Metric (1)	Weighting	Actual (millions)	Target (millions)	Performance Attainment %	Funding	Weighted EIP Funding %
Total Revenue	60%	$6,131	$6,224	98.5%	95.0%	57.0%
Non-GAAP Income from Operations	40%	$2,231	$2,222	100.4%	100.6%	40.2%
Total	100%					97.2%
_____________
(1)     Consistent with our EIP administrative guidelines, the fiscal year 2025 total revenue and non-GAAP income from operations results were not adjusted for acquired entities.

In March 2025, based on the level of achievement of the EIP program performance objectives, the Committee approved short-term incentive awards for the NEOs as shown below:

Named Executive Officer	Short-Term Incentive Target as a Percentage of Base Salary	Short-Term Incentive Target (1)	Short-Term Incentive Payout	Short-Term Incentive Payout as a Percentage of Target
Andrew Anagnost	150%	$1,560,000	$1,516,320	97.2%
Janesh Moorjani (2)	90%	$73,726	$71,662	97.2%
Steven M. Blum	90%	$630,000	$612,360	97.2%
Ruth Ann Keene	85%	$459,000	$446,148	97.2%
Rebecca Pearce	85%	$433,300	$421,168	97.2%
Former Executive Officers
Deborah L. Clifford	90%	$585,000	$568,620	97.2%
Elizabeth (Betsy) Rafael (3)	N/A	N/A	N/A	N/A
_____________
(1) Short-term incentive target amounts are based on actual salary earnings during fiscal year 2025, which may differ from approved fiscal year 2025 salaries due to the effective date of salary increases.
(2)    Mr. Moorjani’s payout was prorated based on the length of his employment with the Company during fiscal year 2025.
(3)    Ms. Rafael was not eligible for a short-term incentive award under the Executive Incentive Plan.

Fiscal Year 2026 Short-Term Incentive Compensation

In fiscal year 2026, the bonus awards for each of our NEOs will continue to be determined under the Autodesk, Inc. Executive Incentive Plan. Near the beginning of the fiscal year, the Committee approved total revenue and non-GAAP income from operations as the threshold funding metrics. If the funding metrics are achieved, in its exercise of discretion, the Committee will consider Autodesk’s performance attainment versus pre-established targets to determine payouts against total revenue and non-GAAP income from operations, which have been retained as the performance metrics for the ultimate determination of bonus payments, with the following weighting:

42 | AUTODESK, INC.

Performance Metric	Weighting
Total Revenue	60%
Non-GAAP Income from Operations	40%

The Committee believes that the metrics selected for the fiscal year 2026 EIP will align our incentives with key drivers of success. The final awards for our NEOs could range from 0% to 200% of target, depending on the performance achieved. In selecting total revenue and non-GAAP income from operations, the Committee also considered stockholder feedback in support of simplicity, metrics that reflect our evolved business model, and focus on profitability, as well as the practices of our peer companies. The Committee continuously assesses our compensation program structure and metrics to respond to business needs, industry practices, and the talent market.

Long-Term Incentive Compensation

Autodesk uses long-term incentive compensation in the form of equity awards to align executive pay opportunities with stockholder value creation and to motivate and reward executive officers for effectively executing longer-term strategic and operational objectives.

Fiscal Year 2025 Annual Long-Term Equity Awards

During fiscal year 2025, the Committee approved annual equity awards in the form of PSUs and restricted stock units (“RSUs”) for our NEOs. The Committee elected to continue to use a mix of 60% PSUs and 40% RSUs for each of our NEOs who received an annual equity award, except for Mr. Moorjani and Ms. Rafael, to complement the performance aspects of PSUs with the long-term retention element of RSUs.

In arriving at the value of PSUs and RSUs to award each executive officer in fiscal year 2025, except for Mr. Moorjani and Ms. Rafael, the Committee considered Autodesk’s performance in fiscal year 2024, competitive market data for the executive’s position, historical grants, unvested equity, individual performance of the executive, performance on key strategic priorities, and internal pay alignment. In fiscal year 2025, the Committee did not use its discretion to adjust the grant value of the NEO’s long-term incentive awards based on strategic priorities. Mr. Moorjani’s fiscal year 2025 long-term equity awards were made in connection with the commencement of his employment as our CFO in December 2024, as described in the “New Chief Financial Officer” section. Ms. Rafael’s fiscal year 2025 equity award was granted in lieu of the annual award she would have been entitled to as a non-employee director; therefore, she received a time-based RSU grant but did not receive a PSU award in connection with her employment as our Interim CFO.

As a result of this analysis, the following equity awards were approved in fiscal year 2025:

Named Executive Officer	Target Value of PSU and RSU Award	Target PSU Award (#) (1)	RSU Award (#) (1)
Andrew Anagnost	$23,000,000	53,914	35,943
Janesh Moorjani (2)	$10,250,000	—	33,514
Steven M. Blum	$8,000,000	18,752	12,501
Ruth Ann Keene	$4,000,000	9,376	6,250
Rebecca Pearce	$4,000,000	9,376	6,250
Former Executive Officers
Deborah L. Clifford	$6,700,000	15,705	10,470
Elizabeth (Betsy) Rafael (3)	$250,000	—	984
_____________
(1)     Number of shares determined by the weighting of PSUs and RSUs and the average closing stock price over the last 20 trading days before the date of grant.
(2)    Reflects Mr. Moorjani’s fiscal year 2025 new hire grants made in accordance with his offer letter, as described in the “New Chief Financial Officer Offer” section.
(3)     Reflects Ms. Rafael’s time-based RSU grant that was awarded in lieu of the annual award she would have been entitled to as a non-employee director.
2025 Proxy Statement | 43

PSU Awards

Our current PSU design was adopted following extensive stockholder outreach and incorporates several features our stockholders have identified as most important, including multiple performance metrics, TSR relative to peers, and multi-year relative TSR measurement periods.

The PSU awards provide for a minimum, target, and maximum number of shares to be earned based upon predetermined performance criteria.

•For fiscal year 2025 awards, PSU vesting will be based on achievement of performance goals adopted by the Committee (“Performance Results”) and Autodesk’s TSR compared against companies in the S&P North American Technology Software Index with a market capitalization over $2 billion (“Relative TSR”) over one-, two-, and three-year performance periods.
•In fiscal year 2025, we measured Performance Results based on total revenue and free cash flow.
•Using multiple goals motivates management to drive Autodesk’s growth and focus on fundamental metrics used by investors to assess our performance. Combining a one-year financial performance period with one-, two-, and three-year Relative TSR performance periods provides a balance of short- and long-term focus, ensures sufficient line of sight and aligns stockholder interests.

Performance Results for the relevant performance period could result in PSU attainment of 0% to 150% of target. Once the Performance Results percentage is established, it is multiplied by a percentage ranging from 67% to 133%, depending on Autodesk’s Relative TSR for the period. The combined impact of these performance criteria is that PSUs could be earned from 0% to 200% of target. The chart below illustrates the attainment mechanics for the PSUs approved in fiscal year 2025.

Fiscal Year 2025 (First PSU Tranche)	Fiscal Year 2026 (Second PSU Tranche)	Fiscal Year 2027 (Third PSU Tranche)

Fiscal Year 2025 Target Shares Multiplied by: Fiscal Year 2025 Financial Performance (0%-150% of Target) Multiplied by: 1- Year Relative TSR as of Fiscal Year End 2025 (+/- 33%)	Fiscal Year 2026 Target Shares Multiplied by: Fiscal Year 2026 Financial Performance (0%-150% of Target) Multiplied by: 2-Year Relative TSR as of Fiscal Year End 2026 (+/- 33%)	Fiscal Year 2027 Target Shares Multiplied by: Fiscal Year 2027 Financial Performance (0%-150% of Target) Multiplied by: 3-Year Relative TSR as of Fiscal Year End 2027 (+/- 33%)

An executive who has received PSU grants in three successive years will have a portion of the total PSU shares vesting in the third year based on each of 3-year, 2-year and 1-year Relative TSR (see “Vesting of PSUs” below for an illustration of this cumulative effect of multiple PSU grants).

Vesting of PSUs in 2025

In fiscal year 2025, the Committee reviewed and certified the attainment levels for performance measures for the third tranche of PSUs awarded in April 2022, the second tranche of PSUs awarded in April 2023, and the first tranche of PSUs awarded in July 2024. For each award, the Committee certified the following performance:

Performance Metric (1)	Weighting	Actual (in millions)	Target (in millions)	Performance Attainment %	Funding	Weighted Funding
Total Revenue	60%	$6,131	$6,224	98.5%	95.0%	57.0%
Free Cash Flow	40%	$1,567	$1,500	104.5%	104.5%	41.8%
Total	100%					98.8%
_____________
(1)     Consistent with administrative guidelines for PSUs, the fiscal year 2025 total revenue and free cash flow results were not adjusted for acquired entities.
44 | AUTODESK, INC.

Autodesk’s Relative TSR was based on:

Performance Period	Autodesk TSR (1)	Percentile Rank (2)	Payout Multiplier
3-Year Relative TSR as of Fiscal Year End 2025	26%	54th Percentile	105%
2-Year Relative TSR as of Fiscal Year End 2025	41%	47th Percentile	96%
1-Year Relative TSR as of Fiscal Year End 2025	19%	57th Percentile	109%
_____________
(1)Based on the 31-day average closing stock price (+/- 15 days) at the beginning of each period and the end of fiscal year 2025.
(2)Relative TSR was measured against companies in the S&P North American Technology Software Index with a market capitalization over $2 billion.

The combination of financial attainment and Relative TSR results yielded the following PSU vesting in fiscal year 2025:

April 2022 3rd Tranche of Fiscal Year 2023 Award	:	Fiscal Year 2025 Financial Goal Funding 98.8%	X	3-Year Relative TSR as of Fiscal Year End 2025 105%	=	Percent of PSU Target Award 104%

April 2023 2nd Tranche of Fiscal Year 2024 Award	:		X	2-Year Relative TSR as of Fiscal Year End 2025 96%	=	Percent of PSU Target Award 95%

July 2024 1st Tranche of Fiscal Year 2025 Award	:		X	1-Year Relative TSR as of Fiscal Year End 2025 109%	=	Percent of PSU Target Award 108%

Based on this performance, the PSU awards were earned as follows:

	April 2022 Award 3rd Tranche		April 2023 Award 2nd Tranche		July 2024 Award 1st Tranche
Named Executive Officer	Target Number of PSUs	Actual Number of PSUs Earned	Target Number of PSUs	Actual Number of PSUs Earned	Target Number of PSUs	Actual Number of PSUs Earned
Andrew Anagnost	17,046	17,727	20,376	19,357	17,972	19,409
Janesh Moorjani (1)	N/A	N/A	N/A	N/A	N/A	N/A
Steven M. Blum	5,809	6,041	7,491	7,116	6,251	6,751
Ruth Ann Keene	3,333	3,466	3,795	3,605	3,126	3,376
Rebecca Pearce	2,935	3,052	3,795	3,605	3,126	3,376
Former Executive Officer
Deborah L. Clifford	4,761	4,951	5,993	5,693	5,235	5,653
Elizabeth (Betsy) Rafael (1)	N/A	N/A	N/A	N/A	N/A	N/A
_____________
(1)    Mr. Moorjani and Ms. Rafael were not employees during fiscal years 2023 and 2024 and did not receive PSUs during fiscal year 2025.

RSU Awards

RSUs are a typical long-term incentive offered among our peers and in general industry, and these awards help us recruit and retain executives in a competitive environment and provide further incentive to focus on longer-term stockholder value creation. In April 2024, our NEOs received time-based RSU awards which vest in three equal annual installments, beginning in March 2025.
2025 Proxy Statement | 45

Fiscal Year 2026 Equity Awards

The Compensation Committee and management team regularly review and assess the structure of the incentive programs to ensure they align with pay-for-performance philosophy and stockholder feedback. For fiscal year 2026, the Compensation Committee made the following changes to the PSU program:

•Replaced the Free Cash Flow metric with Non-GAAP Income from Operations less Stock-Based Compensation Expense.
•Implemented a three-year measurement period for the Relative TSR metric, replacing the previous one-, two-, and three-year periods.
•Implemented changes to the vesting of PSU awards such that the awards will vest in full on the 3rd anniversary of the award grant date without interim vesting during the performance period.

To transition the PSU program from 3-year ratable vesting to 3-year cliff vesting, the Committee adopted a temporary structure for annual RSU awards to retain our top executive talent in the intensely competitive market. For fiscal years 2026 and 2027, RSU awards will vest 50% each year over two years. Starting fiscal year 2028, the vesting schedule for RSUs will revert to the regular 3-year vesting structure. This temporary transition approach helps mitigate significant disruptions to executives’ year-over-year earnings.

In fiscal year 2026, we will measure Performance Results based on the metrics outlined in the following table. The Committee and management plan to further reduce or eliminate the overlap in EIP and PSU programs with a balanced focus on growth and profitability after fiscal year 2026.

Performance Metric	Weighting
Total Revenue	60%
Non-GAAP Income from Operations less Stock-Based Compensation Expense	40%

Starting fiscal year 2026, the Compensation Committee eliminated the option to adjust the NEO’s long-term incentive awards based on environmental, social and governance priorities. While the Committee had this discretion between fiscal years 2023 and 2025, it did not exercise it to adjust NEO’s compensation based on those priorities. The Board of Directors of Autodesk will continue monitoring our processes in governance and impact areas.

Executive Benefits

Welfare and Other Employee Benefits

Benefits provided to our executive officers are generally the same as those provided to all other eligible Autodesk employees. In the United States, these benefits include medical, dental, and vision insurance, 401(k) retirement plan with company matching contributions, an employee stock purchase plan, health and dependent care flexible spending accounts, short-term disability salary continuation, long-term disability insurance, accidental death and dismemberment insurance, basic life insurance coverage, and various paid time off and leave programs.

Ms. Pearce is based in the UK and is eligible to participate in the local employee benefit plans made available to UK-based employees, including an employer pension scheme.

Perquisites and Other Personal Benefits

As a general practice, Autodesk does not provide material benefits or special considerations to our executive officers that are not provided to other employees. However, from time to time, when deemed appropriate by the Committee, certain executive officers receive perquisites and other personal benefits that are competitively prudent or otherwise in Autodesk’s best interest.

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Employment Agreement and Post-Employment Compensation

Employment Agreement with CEO

The terms and conditions of Dr. Anagnost’s employment are set forth in his amended employment agreement, which defines the respective rights of Autodesk and Dr. Anagnost. This agreement provides general protection for Dr. Anagnost in the event of termination without cause or resignation for good reason and has been a valuable tool to incentivize Dr. Anagnost to become our CEO and to retain his services. We believe the protections afforded to our CEO in the event of a change in control promote continuity by helping our CEO maintain focus and dedication to enhance stockholder value. Details of the agreement with Dr. Anagnost can be found beginning on page 64.

Severance Plan

During fiscal year 2019, the Committee adopted the Autodesk, Inc. Severance Plan to establish standard executive severance terms that are competitive with our talent competitors and minimize the need to negotiate individualized executive severance terms in the future. Each of our NEOs, as well as certain other senior executives, is a participant in the plan, provided that our CEO is a participant in the plan solely with respect to the treatment of his then outstanding RSUs and PSUs upon a qualified retirement. If a participant’s employment is terminated without cause, or if a participant terminates his or her employment for good reason, then, in addition to payment of accrued base salary and vacation and any previously awarded but unpaid bonus, the participant is eligible to receive the following benefits:

•a lump-sum payment equal to the sum of (a) 1.5 times the participant’s base pay in effect on the date of termination and (b) 1.5 times the participant’s target annual cash bonus incentive amount under our annual cash bonus incentive plan applicable to the participant in effect the date of termination (for Rebecca Pearce such lump-sum payment would be inclusive of any severance or payment received during or in relation to her notice period);

•accelerated vesting of the participant’s time-based RSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the termination;

•continued vesting of the participant’s PSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the termination, based on the extent to which the underlying performance criteria, with respect to such awards, are satisfied for such performance period;

•a lump-sum payment in an amount equal to 12 times the monthly premium that the participant would be required to pay to continue his or her group health coverage if the participant had made a timely election under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) (for Rebecca Pearce such payment is not applicable); and

•Company-provided outplacement services in accordance with Autodesk’s then-applicable outplacement service program or arrangements for 18 months immediately following the date of termination.

In March 2021, we amended the Severance Plan to provide similar benefits as those set forth above to participants who voluntarily terminate employment for a qualified retirement. However, in the case of a qualified retirement, participants will receive a dollar amount equivalent to 18 times monthly COBRA premium and will not be eligible for outplacement services. All payments and other benefits under the Autodesk, Inc. Severance Plan are subject to applicable withholding obligations, the participant’s release of all claims, compliance with certain confidentiality covenants and, in circumstances other than a qualified retirement, non-disparagement and non-solicitation covenants. Furthermore, in the event of our CEO’s qualified retirement, Dr. Anagnost is solely eligible to receive the accelerated and continued vesting of his then outstanding RSUs and PSUs, respectively, as described above under the Severance Plan.

Estimates of the potential payments and benefits payable in the event of a termination of employment under the Severance Plan are set forth in “Change-in-Control Arrangements, Severance Plan, Retirement Arrangements, and Employment Agreement” below. We intend to enter into a confirmatory employment letter with Ms. Pearce which will
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confirm the terms and conditions of her executive severance terms and the change in control terms discussed in the next section.

Change in Control Program

To ensure the continued service of key executive officers in the event of a potential change in control of Autodesk, the Board has adopted the Autodesk, Inc. Executive Change in Control Program. Each of our NEOs (other than our CEO), among other senior executives, is a participant in the program. The payments and benefits available under this program are designed to encourage the continued services of the NEOs in the event of a potential change in control of Autodesk and to allow for a smooth leadership transition thereafter. Further, these arrangements are intended to provide incentives to the NEOs to execute strategic initiatives that are aligned with stockholder value creation, even if these initiatives may result in the elimination of an NEO’s position.

The Executive Change in Control Program provides continuity in the event of a change in control transaction, which is designed to enhance stockholder value further. Payment and benefits under the Executive Change in Control Program are provided only in the event of a qualifying termination of employment following a change in control (“double trigger”). Autodesk does not offer tax reimbursement or “gross-up” payments under the Executive Change in Control Program.

The material terms and conditions of the Executive Change in Control Program, as well as an estimate of the potential payments and benefits payable in the event of a termination of employment in connection with a change in control of Autodesk, are set forth in “Change-in-Control Arrangements, Severance Plan, Retirement Arrangements, and Employment Agreement” below.

Mandatory Stock Ownership Guidelines

The Board believes that stock ownership by our executive officers is important to promote a long-term perspective and align the interests of our executive officers with those of our stockholders. We have adopted mandatory stock ownership guidelines for our executive officers, which require each executive officer to hold shares of Autodesk’s common stock equivalent in value to a multiple of his or her base salary. This is intended to create clear guidelines that tie a portion of the executive officer’s net worth to Autodesk’s stock price performance. The current stock ownership guidelines are as follows:

	CEO	Other Senior Executives
Multiple of Base Salary	6.0 times	3.0 times

Executive officers have four years from their hire or promotion to a position subject to a higher ownership threshold to satisfy the required level of stock ownership. To satisfy the required stock ownership level, shares of common stock subject to outstanding RSU awards are counted as shares owned, but outstanding PSUs are not counted until the shares underlying these awards have been fully earned based on performance. The Board reviews progress against these guidelines and requirements annually and updates them as appropriate. As of the most recent attainment review, each of our NEOs satisfied the ownership guidelines.

Clawback Policy

On December 1, 2023, our Board adopted a clawback policy that complies with the updated Nasdaq listing standards that implement the new SEC rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the recovery of excess incentive-based compensation from current and former executive offers in the event of an accounting restatement, whether or not the executive officer was at fault for the restatement. The clawback policy applies to our executive officers (as defined under the applicable SEC rules). This policy applies to all incentive-based compensation (as such term is defined under the new SEC rules), which includes performance-based awards granted under our equity incentive plan and the cash bonus payments under the annual cash incentive plan in which our executive officers participate.

In addition to the adoption of the new clawback policy, our Board previously adopted a clawback policy, which is still in effect, which allows for an executive officer’s cash incentive-based compensation to be recovered at the
48 | AUTODESK, INC.

discretion of the Board if that officer has engaged in fraudulent or other intentional misconduct and the misconduct caused a material restatement of our financial statements.

Insider Trading Policies (including Derivatives Trading and Anti-Hedging and Pledging Policy)

We maintain insider trading policies and procedures governing the purchase, sale, and other dispositions of Autodesk securities that are applicable to our directors, officers, employees, consultants, and advisors, and all members of their immediate families and households. Our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards.
We maintain insider trading policies and procedures governing the purchase, sale, and other dispositions of Autodesk securities that are applicable to our directors, officers, employees, consultants, and advisors, and all members of their immediate families and households. Our insider trading policies and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards. Our insider trading policy prohibits executive officers, members of the Board, and all other employees from trading derivative securities related to Autodesk’s stock or engaging in short sales or other short-position transactions in shares of our stock. This policy does not restrict ownership of company-granted awards, such as options to purchase shares of our common stock or PSU or RSU awards, which the Committee has granted. The policy also prohibits all employees, including our executive officers, and members of the Board, from hedging Autodesk stock, holding it in a margin account, or otherwise pledging Autodesk securities. In addition, with regard to Autodesk’s trading in its own securities, it is our policy to comply with the federal securities laws and the applicable exchange listing requirements.

Equity Award Grant Policy

The Committee approves all equity awards granted to the executive officers. Approval of the equity awards for the executive officers generally occurs at the Committee’s regularly scheduled quarterly meeting for the first quarter of each year, although on occasion the Committee has approved new-hire, retention, or promotion grants outside of that cycle. The Committee does not take material non-public information into account when determining the timing and terms of stock options, except that if the Company determines that it is in possession of material non-public information on an anticipated grant date, the compensation committee expects to defer the grant until a date on which the Company is not in possession of material non-public information. In addition, the Committee does not time the release of material non-public information for the purpose of affecting the value of executive compensation.

Effective Risk Management

Each year, the Committee evaluates Autodesk’s compensation-related risk profile. The Committee has concluded that our compensation programs do not create risks that are reasonably likely to adversely affect on Autodesk.

Regulatory Considerations and Practices

Autodesk continuously reviews and evaluates the impact of tax laws, accounting practices and related interpretations on the executive compensation program. For example, the Committee considers Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”), which results in recognition of compensation expense for share-based payment awards, and Section 409A of the Code, which affects deferred compensation arrangements, as it evaluates, structures, and implements changes to the program.

Deductibility Limitation

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers to $1 million per year. The Committee has and will continue to consider Section 162(m) in establishing compensation of our executives but also considers other factors and business needs. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control also can affect deductibility of compensation. For these and other reasons, the Committee has determined that it will not necessarily seek to limit executive compensation to the amount that is deductible under Section 162(m) of the Code.
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Taxation of Deferred Compensation

Section 409A of the Code imposes significant additional taxes in the event an executive officer, director, or service provider receives “deferred compensation” that does not satisfy the restrictive conditions of the provision. Section 409A applies to a wide range of compensation arrangements, including traditional non-qualified deferred compensation plans, certain equity awards, and separation arrangements. To assist employees with avoiding additional taxes under Section 409A, Autodesk has structured equity awards in a manner intended to be exempt from or comply with the applicable Section 409A conditions.

Taxation of “Golden Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if, in connection with a change in control, they receive payments or benefits that exceed certain prescribed limits. In addition, the relevant company or a successor may forfeit a deduction on the amounts subject to this additional tax. Autodesk did not provide any executive officer with a “gross-up” or other reimbursement payment for any tax liability the executive might owe as a result of the application of Sections 280G or 4999 during fiscal year 2025. In addition, Autodesk has not agreed and is not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement or to otherwise address the application of Sections 280G or 4999 in connection with payments or benefits arising from a change in control.

Accounting for Stock-Based Compensation

Autodesk follows Accounting Standards Codification (“ASC”) Topic 718 for stock-based compensation awards. ASC Topic 718 requires Autodesk to measure the compensation expense for all share-based payment awards made to employees (including executive officers) and members of the Board, including options to purchase shares of common stock, based on the grant date “fair value” of these awards. Fair value is calculated for accounting purposes and reported in the compensation tables below, even though the executive officers and directors may never realize any value from their awards. ASC Topic 718 also requires Autodesk to recognize the compensation cost of these share-based payment awards in the income statements over the period that an employee or director is required to render service in exchange for the stock option or other award.

Compensation Committee Report

The Compensation and Human Resources Committee of the Board of Directors, which is composed solely of independent members of the Board of Directors, assists the Board in fulfilling its responsibilities regarding compensation matters and, pursuant to its charter, is responsible for determining the compensation of Autodesk’s executive officers. The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Compensation and Human Resources Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION AND HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS*

Mary T. McDowell, Chair
Blake Irving
Rami Rahim

* Ms. McDowell, Mr. Irving and Mr. Rahim were members of the Compensation and Human Resources Committee at the time the Compensation and Human Resources Committee made the above recommendation to the Board. Effective as of May 2, 2025, the Compensation and Human Resources Committee is comprised of Reid French (Chair), Dr. Ayanna Howard, and Ram R. Krishnan.

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Summary Compensation Table

The Summary Compensation Table below presents information concerning the total compensation of our named executive officers for fiscal years 2025, 2024 and 2023.

Named Executive Officer and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Andrew Anagnost	2025	1,047,969	—	22,484,499	1,516,320	144,058	25,192,846
President and Chief Executive Officer, Board Director (5)	2024	1,046,066	—	17,938,989	1,511,640	153,256	20,649,951
	2023	1,040,416	—	16,494,632	—	65,704	17,600,752
Janesh Moorjani	2025	64,895	500,000	10,218,083	71,662	1,783	10,856,423
Executive Vice President and
Chief Financial Officer (6)
Steven M. Blum	2025	705,364	—	7,885,185	612,360	125,297	9,328,206
Executive Vice President and	2024	704,005	—	6,223,689	542,640	156,411	7,626,745
Chief Operating Officer (7)	2023	704,586	—	7,363,064	—	92,992	8,160,642
Ruth Ann Keene	2025	544,197	—	4,063,489	446,148	103,116	5,156,950
Executive Vice President	2024	541,473	—	2,951,566	417,355	55,354	3,965,748
Corporate Affairs, Chief Legal Officer and Corporate Secretary (8)	2023	536,982	—	2,324,237	—	59,977	2,921,196
Rebecca Pearce	2025	508,908	—	3,962,067	421,168	84,217	4,976,360
Executive Vice President and	2024	465,521	—	2,936,488	361,241	81,024	3,844,274
Chief People Officer (9)	2023	371,859	—	2,040,421	—	151,614	2,563,894
Former Executive Officers:
Deborah L. Clifford	2025	655,128	—	6,511,083	568,620	12,478	7,747,309
Former Executive Vice President and Chief Financial Officer	2024	649,461	—	5,144,374	500,747	77,996	6,372,578
Current Chief Strategy Officer	2023	626,318	91,233	3,781,422	—	69,449	4,568,422
Elizabeth (Betsy) Rafael	2025	2,386,525	—	249,759	N/A	10,626	2,646,910
Former Interim Chief Financial Officer (10)
_____________
(1)Represents payments made to our named executive officers for amounts that relate to signing bonuses.
(2)Amounts consist of the aggregate grant date value for PSU and RSU awards computed in accordance with FASB ASC Topic 718, based on target levels of achievement (the probable outcome at grant) in the case of PSUs and does not reflect actual amounts earned. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 6, 2025. The maximum value of PSU awards generally is capped at 200% of target for fiscal year 2023 through fiscal year 2025. The maximum values for PSU awards granted in fiscal year 2025 are as follows: Dr. Anagnost: $27,787,525; Mr. Moorjani: $0; Mr. Blum: $9,794,642; Ms. Keene: $5,139,353; Ms. Pearce: $4,936,508; and Ms. Clifford: $8,017,296. Actual PSU awards earned in fiscal year 2025 by the named executive officers are shown in “Long-Term Incentive Compensation" in the Compensation Discussion and Analysis. Amounts also include grant date for value for PSUs issued pursuant to the bonus to equity exchange program discussed in “Annual Short-Term Incentive Compensation” in the Compensation Discussion and Analysis.
(3)Represents amounts earned for services performed during the relevant fiscal year pursuant to our short-term cash incentive plan (“EIP”) for all executive officers shown. The amounts shown reflect the total cash amounts awarded under the EIP, which are payable in the first quarter of the following fiscal year.
(4)Represents all other compensation for the relevant fiscal year not reported in the previous columns, authorized familial travel in connection with business trips, Autodesk’s matching contributions to pre-tax savings plans, Autodesk’s donation matching, insurance premiums, personal gifts and related tax gross ups. Generally, unless the items included in this category exceed the greater of $25,000 or 10% of the total amount of perquisites received by a given named executive officer, individual perquisites are not separately identified and quantified.
(5)Dr. Anagnost's other compensation for fiscal 2025 includes $128,658 authorized executive and spouse travel in connection with a business trip and tax gross-ups of $63,789 for certain perquisites.
(6)Mr. Moorjani was not a named executive officer during fiscal 2024 or fiscal 2023.

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(7)Mr. Blum’s other compensation for fiscal 2025 includes $109,406 authorized executive and spouse travel in connection with business trips and tax gross-ups of $43,244 for certain perquisites.
(8)Ms. Keene’s other compensation for fiscal 2025 includes $92,032 authorized executive and spouse travel in connection with a business trip and tax gross-ups of $45,814 for certain perquisites.
(9)Ms. Pearce’s salary and other compensation are paid or provided in British Pounds. The amounts represent the approximate dollar value of her base salary converted to U.S. dollars using the British Pound to dollar exchange rates of 1.25 and 1.28, which represent an average for fiscal years 2024 and 2025, respectively. Ms. Pearce’s other compensation for fiscal 2025 includes $50,891 for employer contributions to UK pension plan. Ms. Pearce’s other compensation for fiscal 2025 also includes a car allowance and health insurance premiums.
(10)Ms. Rafael was not a named executive officer during fiscal 2024 or fiscal 2023.

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Grants of Plan-Based Awards in Fiscal Year 2025

Grants of plan-based awards reflect grants made to our named executive officers under our non-equity incentive plans and equity compensation plans during fiscal year 2025. The following tables include potential threshold, target, and maximum amounts payable under our EIP for performance during fiscal year 2025, and do not constitute compensation on top of the amounts included in the Summary Compensation Table. However, these amounts do not reflect amounts actually earned for fiscal year 2025. The following table also includes amounts relating to PSUs issued under our 2012 Stock Plan and 2022 Equity Incentive Plan and RSUs under our 2022 Equity Incentive Plan. See “Annual Short-Term Incentive Compensation" and “Long-Term Incentive Compensation" in the Compensation Discussion and Analysis for actual amounts earned in fiscal year 2025 by the named executive officers and further discussion of plan-based and other awards.

The following tables present information concerning grants of plan-based awards to each of the named executive officers during fiscal year 2025:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock (#)(4)	Grant Date Fair Value of Stock Awards ($) (5)
Named Executive Officer	Award Type	Grant Date (1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew	EIP	—	—	1,560,000	2,080,000	—	—	—	—	—
Anagnost	RSU	4/10/2024	—	—	—	—	—	—	35,943	8,590,736
	PSU	6/18/2024	—	—	—	—	17,046	34,092	—	4,343,832
	PSU	6/18/2024	—	—	—	—	20,376	40,752	—	4,811,792
	PSU	7/10/2024	—	—	—	—	17,972	35,944	—	4,738,138
Janesh	EIP	—	—	73,726	163,836	—	—	—	—	—
Moorjani	RSU	12/16/2024	—	—	—	—	—	—	6,539	1,993,676
	RSU	12/16/2024	—	—	—	—	—	—	6,539	1,993,676
	RSU	12/16/2024	—	—	—	—	—	—	20,436	6,230,732
Steve M.	EIP	—	—	630,000	1,400,000	—	—	—	—	—
Blum	RSU	4/10/2024	—	—	—	—	—	—	12,501	2,987,864
	PSU	6/18/2024	—	—	—	—	5,809	11,618	—	1,480,307
	PSU	6/18/2024	—	—	—	—	7,491	14,982	—	1,769,000
	PSU	7/10/2024	—	—	—	—	6,251	12,502	—	1,648,014
Ruth Ann	EIP	—	—	459,000	1,080,000	—	—	—	—	—
Keene	RSU	4/10/2024	—	—	—	—	—	—	6,250	1,493,813
	PSU	6/18/2024	—	—	—	—	3,333	6,666	—	849,348
	PSU	6/18/2024	—	—	—	—	3,795	7,590	—	$896,189
	PSU	7/10/2024	—	—	—	—	3,126	6,252	—	$824,139
Rebecca	EIP	—	—	433,300	1,019,530	—	—	—	—	—
Pearce (6)	RSU	4/10/2024	—	—	—	—	—	—	6,250	1,493,813
	PSU	6/18/2024	—	—	—	—	2,935	5,870	—	747,926
	PSU	6/18/2024	—	—	—	—	3,795	7,590	—	896,189
	PSU	7/10/2024	—	—	—	—	3,126	6,252	—	824,139
Former Executive Officers:
Deborah L.	EIP	—	—	585,000	1,300,000	—	—	—	—	—
Clifford	RSU	4/10/2024	—	—	—	—	—	—	10,470	2,502,435
	PSU	6/18/2024	—	—	—	—	4,761	9,522	—	1,213,246
	PSU	6/18/2024	—	—	—	—	5,993	11,986	—	1,415,247
	PSU	7/10/2024	—	—	—	—	5,235	10,470	—	1,380,155
Elizabeth (Betsy) Rafael	EIP	—	—	N/A	N/A	—	—	—	—	—
Rafael	RSU	7/16/2024	—	—	—	—	—	—	984	249,759
_____________
(1)Reflects the date on which the Committee approved the grant of an equity award or, if later in the case of a PSU award, the date on which the Committee established the performance metric underlying such award or a component thereof.
(2)Reflects target and maximum dollar amounts payable under the EIP for performance during fiscal year 2025, as described in “Compensation Discussion and Analysis—Principal Elements of the Executive Compensation Program.” “Threshold” refers
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to the minimum amount payable for a certain level of performance; “Target” refers to the amount payable if specified performance targets are reached; and “Maximum” refers to the maximum payout possible.
(3)Except as described below, represents shares of our common stock subject to each of the PSU awards granted to the named executive officers in fiscal year 2025 under both the 2012 Stock Plan and 2022 Equity Incentive Plan. These columns show the awards that were possible at the threshold, target, and maximum levels of performance. Shares were to be earned based upon a total revenue and free cash flow goal for fiscal year 2025 adopted by the Committee (the “Annual Financial Results”), as well as TSR compared against the companies in the S&P Computer Software Select Index or the S&P North American Technology Software Index with a market capitalization over $2 billion (“Relative TSR”). In each case, Annual Financial Results for the relevant performance period could result in PSU attainment, subject to the Relative TSR modifier, of 0%-150% of target. Once the Annual Financial Results percentage is established, it is multiplied by a percentage ranging from 67%-133%, depending on Autodesk's Relative TSR performance for the period. Ultimately, PSUs could be earned from 0%-200% of target. Actual PSU awards earned in fiscal year 2025 by the named executive officers under this program are shown in “Long-Term Incentive Compensation” in the Compensation Discussion and Analysis.
(4)RSUs granted on April 10, 2024 vest in three equal annual installments beginning on March 27, 2025.
(5)Reflects the grant date fair value of each equity award. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 6, 2025. These amounts do not correspond to the actual value that will be realized by the named executive officers upon the vesting of RSUs or the sale of the common stock underlying such awards.
(6)Ms. Pearce’s cash compensation is paid in British Pounds. The amounts in the EIP row represent the approximate dollar value of her target and maximum dollar amounts payable under the EIP for performance during fiscal year 2025 using her base salary and target EIP as a percentage of base salary converted to U.S. dollars using the British Pound to dollar exchange rate of 1.28, which represent an average rate for fiscal year 2025.

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Outstanding Equity Awards at Fiscal Year 2025 Year End

The following table presents information concerning outstanding unvested RSU and PSU awards for each named executive officer as of January 31, 2025. This table includes RSUs and PSUs granted under the 2012 and 2022 Stock Plans. Unless otherwise indicated, all RSU awards vest in three equal annual installments beginning on the first anniversary of the date of grant.

		Stock Awards
Named Executive Officer	Grant Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested ($) (1)
Andrew Anagnost	4/10/2022	17,728	(2)	5,519,436
	4/10/2022	11,364		3,538,068
	4/10/2023	39,733	(3)	12,370,472
	4/10/2023	27,168		8,458,485
	7/10/2024	55,352	(4)	17,233,292
	4/10/2024	35,943		11,190,494
Janesh Moorjani (5)	12/16/2024	6,539		2,035,852
	12/16/2024	6,539		2,035,852
	12/16/2024	20,436		6,362,544
Steven M. Blum	4/10/2022	6,041	(2)	1,880,805
	2/1/2022	2,612		813,220
	4/10/2022	3,872		1,205,508
	4/10/2023	14,607	(3)	4,547,743
	4/10/2023	9,988		3,109,664
	7/10/2024	19,252	(4)	5,993,918
	4/10/2024	12,501		3,892,061
Ruth Ann Keene	4/10/2022	2,222	(2)	691,797
	4/10/2022	3,466		1,079,104
	4/10/2023	7,400	(3)	2,303,916
	4/10/2023	5,060		1,575,380
	7/10/2024	9,626	(4)	2,996,959
	4/10/2024	6,250		1,945,875
Rebecca Pearce	4/10/2022	3,052	(2)	950,210
	4/10/2022	1,956		608,981
	4/10/2023	5,060	(3)	1,575,380
	4/10/2023	7,400		2,303,916
	7/10/2024	9,626	(4)	2,996,959
	4/10/2024	6,250		1,945,875
Former Executive Officers:
Deborah L. Clifford	4/10/2022	4,951	(2)	1,541,444
	4/10/2022	3,174		988,193
	4/10/2023	11,686	(3)	3,638,319
	4/10/2023	7,990		2,487,607
	7/10/2024	16,124	(4)	5,020,046
	4/10/2024	10,470		3,259,730
Elizabeth (Betsy) Rafael	7/16/2024	984		306,359
_____________
(1)Market value of RSUs and PSUs that have not vested is computed by multiplying (i) $311.34, the closing price on the Nasdaq of Autodesk common stock on January 31, 2025, the last trading day of fiscal year 2025, by (ii) the number of shares of stock underlying the applicable award.
(2)Awards relate to the third-year tranche of PSU awards granted on April 10, 2022, under the 2012 Plan. These PSUs were subject to achievement of a total revenue and free cash flow goal for fiscal year 2025 adopted by the Committee, as well as Relative TSR. This tranche was earned as of January 31, 2025, and subject to vest on March 27, 2025.
(3)Awards related to the second- and third-year tranches of PSU awards granted on April 10, 2023, under the 2022 Plan. The second-year tranche of these PSUs was subject to achievement of a total revenue and free cash flow goal for fiscal year
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2025 adopted by the Committee, as well as Relative TSR. The second-year tranche was earned as of January 31, 2025, and subject to vest on March 27, 2025.
(4)Awards related to the first-, second-, and third-year tranches of PSU awards granted on July 10, 2024, under the 2022 Plan. The first-year tranche of these PSUs were subject to achievement of a total revenue and free cash flow goal for fiscal year 2025 adopted by the Committee, as well as Relative TSR. The first-year tranche was earned as of January 31, 2025, and subject to vest on March 27, 2025.
(5)RSUs granted to Mr. Moorjani on December 16, 2024 vest per the terms of his employment agreement.

Option Exercises and Stock Vested in Fiscal Year 2025

There were no stock options exercised by any of the named executive officers during fiscal year 2025. The following table presents information concerning the vesting of stock awards held by each of the named executive officers during fiscal year 2025.

	Stock Awards
Named Executive Officer	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Andrew Anagnost	74,545	19,498,736
Janesh Moorjani	—	—
Steven M. Blum	27,120	7,073,502
Ruth Ann Keene	33,741	8,728,818
Rebecca Pearce	10,829	2,832,542
Former Executive Officers:
Deborah L. Clifford	20,902	5,467,336
Elizabeth (Betsy) Rafael (2)	1,202	304,310
______________
(1)Reflects the number of shares acquired on vesting of RSUs or PSUs multiplied by the closing market price of our common stock as reported on the Nasdaq on the vesting date.
(2)This amount reflects vesting of the award Ms. Rafael received as a Non-Employee Director on June 21, 2023.

Nonqualified Deferred Compensation for Fiscal Year 2025

Under our Nonqualified Deferred Compensation Plan, certain U.S.-based officers (including named executive officers) may defer compensation earned such as salary or awards under the EIP. Deferral elections are made by eligible executive officers each year during an open enrollment period for amounts to be earned in the following year. Autodesk does not make any contribution for executive officers under the Nonqualified Deferred Compensation Plan. Prior to April 2013, we maintained the Autodesk, Inc. Equity Incentive Deferral Plan, which permitted certain executive officers to defer up to 50% of their EIP award.

The following table presents information regarding non-qualified deferred compensation activity for each listed officer during fiscal year 2025:

Named Executive Officer	Executive Contributions (Distributions) in Fiscal Year ($)	Aggregate Earnings/ (Losses) in Fiscal Year ($) (1)	Aggregate Balance at Fiscal Year End ($)
Andrew Anagnost	244,800	813,422	6,967,735
Janesh Moorjani	25,000	623	25,623
Steven M. Blum	—	302,669	2,751,136
Ruth Ann Keene	—	—	—
Rebecca Pearce	—	—	—
Former Executive Officers:
Deborah L. Clifford	122,075	83,728	591,376
Elizabeth (Betsy) Rafael	—	—	—
_____________
(1)None of the earnings or losses in this column are reflected in the Summary Compensation Table because they are not considered preferential or above market.
56 | AUTODESK, INC.

Pay versus Performance

Under rules adopted pursuant to the Dodd-Frank Act, we are required to disclose certain information about the relationship between the compensation actually paid (“CAP”) as determined under the rules to our named executive officers and certain measures of company performance for the fiscal years listed below. The material that follows is provided in compliance with these rules; however, additional information regarding our compensation philosophy, the structure of our performance-based compensation programs, and compensation decisions made this year is described above in our "Compensation Discussion and Analysis". The Committee did not consider the pay versus performance disclosure below in marking its pay decisions for any of the fiscal years shown.

The following table provides information regarding compensation actually paid to our principal executive officer, or PEO, and other NEOs (“non-PEO NEOs”) for each year from fiscal year 2021 to fiscal year 2025, compared to our total shareholder return (“TSR”) from January 31, 2020 through the end of each such fiscal year, and our net income and total revenue for each such year.

					Value of initial fixed $100 investment based on
Fiscal Year	Summary compen-sation table total for PEO ($) (1) (2)	Compensation actually paid to PEO ($) (1) (3)	Average summary compensation table total for non-PEO NEOs ($) (4)	Average compensation actually paid to non-PEO NEOs ($) (5) (10)	Total shareholder return ($) (6)	Peer group total shareholder return ($) (7)	Net income ($ Millions) (8)	Total Revenue ($ Millions) (9)
2025	25,192,846	34,282,921	6,785,360	8,345,666	158.16	201.31	1,112	6,131
2024	20,649,951	23,632,808	5,452,336	6,444,244	128.94	173.04	906	5,497
2023	17,600,752	15,542,087	4,323,694	2,883,990	109.30	115.56	823	5,005
2022	22,095,521	15,981,576	7,276,639	6,198,352	126.89	145.21	497	4,386
2021	15,756,363	22,691,528	5,241,569	7,688,009	140.93	139.40	1,208	3,790
_____________
(1) Our PEO was Andrew Anagnost for each of the fiscal years 2025, 2024, 2023, 2022, and 2021.
(2) The dollar amounts reflect the total compensation reported for Dr. Anagnost for each listed fiscal year in the “Total” column of the Summary Compensation Table.
(3) The dollar amounts reflect the compensation actually paid to Dr. Anagnost for each listed fiscal year as calculated in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Dr. Anagnost during the applicable year and don’t mean that he will even earn or be paid those amounts, but reflect adjustments made to the total compensation as reported in the Summary Compensation Table in accordance with the requirements of Item 402(v) of Regulation S-K as shown in the table below:
2025 Proxy Statement | 57

	2025	2024	2023	2022	2021
Summary Compensation Table Total	25,192,846	20,649,951	17,600,752	22,095,521	15,756,363
Subtract Grant Date Fair Value of Stock Awards Granted in Fiscal Year	22,484,499	17,938,989	16,494,632	21,095,069	13,559,493
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	28,779,585	20,942,343	18,075,662	17,057,737	22,582,547
Adjust for Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	2,216,746	1,181,376	(947,027)	(903,469)	2,169,455
Add Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	—	—
Adjust for Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	578,243	(1,201,873)	(2,692,668)	(1,173,144)	(4,257,344)
Subtract Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—	—
Add Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—	—	—	—
Compensation Actually Paid	34,282,921	23,632,808	15,542,087	15,981,576	22,691,528
_____________
(4) The dollar amounts reflect the average of the total compensation reported for our non-PEO NEOs in the “Total” column of the Summary Compensation Table for each applicable fiscal year. The names of the non-PEO NEOs in each year are listed in the table below.

2025	2024	2023	2022	2021
Janesh Moorjani	Deborah L. Clifford	Deborah L. Clifford	Deborah L. Clifford	Steven M. Blum
Steven M. Blum	Steven M. Blum	Steven M. Blum	Steven M. Blum	Pascal W. Di Fronzo
Ruth Ann Keene	Ruth Ann Keene	Ruth Ann Keene	Pascal W. Di Fronzo	R. Scott Herren
Rebecca Pearce	Rebecca Pearce	Rebecca Pearce	—	Carmel Galvin
Deborah L. Clifford	—	Pascal W. Di Fronzo	—	—
Elizabeth (Betsy) Rafael	—	—	—	—
_____________
(5) The dollar amounts reflect the average of compensation actually paid to our non-PEO NEOs, as calculated in accordance with Item 402(v) of Regulation S-K, for each listed fiscal year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to non-PEO NEOs during the applicable year and don’t mean that they will even earn or be paid those amounts, but reflect adjustments made to the total compensation as reported in the Summary Compensation Table in accordance with the requirements of Item 402(v) of Regulation S-K as shown in the table below:

58 | AUTODESK, INC.

	2025	2024	2023	2022	2021
Summary Compensation Table Total	6,785,360	5,452,336	4,323,694	7,276,639	5,241,569
Subtract Grant Date Fair Value of Stock Awards Granted in Fiscal Year	5,481,611	4,314,029	3,306,500	6,581,321	4,510,231
Add Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year (10)	6,569,146	5,109,105	3,553,148	4,585,956	7,083,063
Adjust for Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	402,077	546,724	(477,049)	(204,333)	719,882
Add Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	70,694	—	—	1,327,011	—
Adjust for Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—	(349,892)	(1,156,448)	(205,600)	(846,274)
Subtract Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year (11)	—	—	(52,855)	—	—
Add Value of Dividends or other Earnings Paid on Stock Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—	—	—	—
Compensation Actually Paid (10)	8,345,666	6,444,244	2,883,990	6,198,352	7,688,009
_____________
(6) Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and all dividends were reinvested until the last day of each reported fiscal year.
(7) For purpose of this peer group disclosure, we have used the S&P North American Technology Software Index, as used in the Company's performance graph in our annual report on Form 10-K. Total shareholder return is calculated by assuming that a $100 investment was made on the day prior to the first fiscal year reported below and all dividends were reinvested until the last day of each reported fiscal year.
(8) The dollar amounts reported are the Company's net income reflected in the Company’s audited financial statements.
(9) In the Company's assessment, total revenue is the financial performance measure that is the most important financial performance measure (other than total shareholder return and net income) used by the Company to link compensation actually paid to performance. Please see the “Compensation Discussion and Analysis” section above for a further discussion of revenue and how it is utilized in our executive compensation program. The dollar amounts reported represent the Company’s total revenue as reflected in the Company’s audited financial statements.
(10) During the fiscal year ending January 31, 2025, the Company corrected an error in the fiscal 2024 non-PEO NEOs average fair value at fiscal year-end of outstanding and unvested stock awards granted in fiscal year. The corrected amount is $5,109,105, which is $259,006 more than the reported amount in the fiscal 2024 proxy statement. The corresponding corrected amount for fiscal 2024 average compensation actually paid to non-PEO NEOs is $6,444,244, which is $259,006 more than the reported amount in the fiscal 2024 proxy statement.
(11) Reflects the value of the awards that Mr. Di Fronzo forfeited after his departure in fiscal year 2023.

Tabular List of Performance Measures

The four items listed below represent the most important metrics we used to link performance actually paid to our NEOs, for fiscal year 2025, to company performance. Among other things, these measures were generally used to determine the EIP payouts and the PSU payouts for NEOs in fiscal year 2025 as further described in our “Compensation Discussion and Analysis” within the sections titled “Annual Short-Term Incentive Compensation” and “Long-Term Incentive Compensation.”

•Total revenue
•Non-GAAP income from operations
•Free cash flow
•Relative TSR measured against companies in the S&P North American Technology Software Index
2025 Proxy Statement | 59

Relationship between CAP and Company TSR as well as Peer Group TSR
The graph below reflects the relationship between the PEO and Average Non-PEO NEO CAP and the Company’s cumulative Total Shareholder Return, or TSR, (assuming an initial fixed investment of $100) for the fiscal years ended January 31, 2021, January 31, 2022, January 31, 2023, January 31, 2024, and January 31, 2025. The graph also shows the cumulative indexed TSR of the S&P North American Technology Software Index.

CAP versus Company and Peer Group TSR
$35
$30
$25
$20
$15
$10
$5
$0
CAP ($ millions)
$200
$175
$150
$125
$100
$75
$50
$25
$0
TSR
$100
$141
$139
$145
$127
$116
$109
$173
$129
$201
$158
Fiscal 2021
Fiscal 2022
Fiscal 2023
Fiscal 2024
Fiscal 2025
CAP to PEO
Average CAP to ONEOs
Peer TSR
ADSK TSR

Relationship between CAP and Net Income
The graph below reflects the relationship between the PEO and Average Non-PEO NEOs CAP and the Company’s Net Income for the last five completed fiscal years.

CAP versus Net Income
$35
$30
$25
$20
$15
$10
$5
$0
CAP ($ millions)
$1,200
$900
$600
$300
$0
Net Income ($ millions)
$1,208
$497
$823
$906
$1,112
Fiscal 2021
Fiscal 2022
Fiscal 2023
Fiscal 2024
Fiscal 2025
CAP to PEO
Average CAP to ONEO
Net Income ($ millions)

60 | AUTODESK, INC.

Relationship between CAP and Total Net Revenue
The graph below compares the PEO and Non-PEO NEOs’ CAP to the Company’s Total Net Revenue for the last five completed fiscal years.

CAP versus Total Net Revenue
$3,790
$4,386
$5,005
$5,497
$6,131
$35
$30
$25
$20
$15
$10
$5
$0
CAP ($ millions)
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
Total Net Revenue ($ millions)
Fiscal 2021
Fiscal 2022
Fiscal 2023
Fiscal 2024
Fiscal 2025
CAP to PEO
Average CAP to ONEO
Total Net Revenue ($ millions)

CEO Pay Ratio

In accordance with SEC rules, we are providing the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee (excluding our CEO). The fiscal year 2025 annual total compensation of our CEO was 25,192,846. The fiscal year 2025 annual total compensation of our median compensated employee was $143,780, and the ratio of these amounts was 175.2 to 1.

To identify the median employee, we examined the compensation of our full- and part-time employees (other than our CEO) as of the last day of our fiscal year. We used target total direct compensation as our consistently applied compensation measure. Target total direct compensation for this purpose consisted of each employee’s estimated salary earnings, target non-equity incentive opportunity, and the fair market value price of his or her equity incentive awards granted in fiscal year 2025. We also converted all employee compensation, on a country-by-country basis, to U.S. dollars based on the applicable year-end exchange rate. After identifying the median employee, we calculated the annual total compensation for such employee using the same methodology that we used for our NEOs as set forth in the Summary Compensation Table. In fiscal year 2025 the pay ratio increased year-over-year based largely upon an increase in variable stock-based compensation for our CEO.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2025 Proxy Statement | 61

Change-in-Control Arrangements, Severance Plan, Retirement Arrangements, and Employment Agreement

In an effort to ensure the continued service of our executive officers in the event of a change in control, each of our executive officers (other than our CEO) participates in an Executive Change in Control Program (the “Program”) that was initially approved by the Board in March 2006, and most recently amended and restated by the Committee in April 2022. Dr. Anagnost has a change-in-control provision in his employment agreement, as noted below. Additionally, in August 2018, the Committee adopted the Autodesk, Inc. Severance Plan (the “Severance Plan”) to establish standard executive severance terms and to minimize the need to negotiate individualized executive severance terms in the future. Each of our current executive officers has been designated by the Committee to participate in the Severance Plan, provided that our CEO is eligible to participate in the plan solely with respect to the treatment of his then outstanding RSUs and PSUs upon a qualified retirement. The Board amended the Severance Plan in March 2021 to provide benefits for executive officers who voluntarily terminate their employment for a “qualified retirement” as defined under the Severance Plan. Each of our current executive officers is eligible to receive the retirement benefits set forth in the Severance Plan (including our CEO solely with respect to the treatment of his then outstanding RSUs and PSUs upon a qualified retirement), although only three of our executive officers (including our CEO) currently meet the requirements to have a qualifying retirement under the provisions of the Severance Plan.

Executive Change in Control Program

Under the terms of the Program, if, within 60 days prior or 12 months following a “change in control,” an executive officer who participates in the Program is terminated without “cause,” or voluntarily terminates his or her employment for “good reason” (as those terms are defined in the Program), the executive officer will receive (among other benefits), following execution of a release and non-solicitation agreement:
•An amount equal to 1.5 times the sum of the participant’s annual base salary and target annual bonus, plus the participant’s pro-rata target bonus, provided the executive officer was eligible to receive such bonus in cash, payable in a lump sum (for Rebecca Pearce such lump-sum payment would be inclusive of any severance or payment received during or in relation to her notice period);
•Acceleration of all of the participant’s outstanding incentive equity awards, including stock options, RSUs, and PSUs (which PSUs shall become vested at the “target” level set forth in the applicable notice of grant);
•Reimbursement of the total applicable premium cost for medical and dental coverage for the participant and his or her eligible spouse and dependents until the earlier of 18 months from the date of termination or when the participant becomes covered under another employer’s employee benefit plans (for Rebecca Pearce such payment is not applicable); and
•An executive officer who is terminated for any other reason will receive severance or other benefits only to the extent the executive would be entitled to receive them under our then-existing benefit plans and policies. If the benefits provided under the Program constitute parachute payments under Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, then such benefits will be (1) delivered in full, or (2) delivered to such lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever results in the executive officer receiving the greatest amount of benefits.

As defined in the Program, a “change in control” occurs if any person acquires 50% or more of the total voting power represented by voting securities, if Autodesk sells all or substantially all its assets, if Autodesk merges or consolidates with another corporation, or if the composition of the Board changes substantially.

62 | AUTODESK, INC.

Severance Plan

Termination Without Cause or for Good Reason

Under the terms of the Severance Plan, if a participant in the Severance Plan (other than our CEO) is terminated without “cause” or voluntarily terminates his or her employment for “good reason” (as those terms are defined in the Severance Plan) then, in addition to payment of accrued base salary, vacation, and any previously awarded but unpaid bonus, the participant will be eligible to receive the following benefits under the Severance Plan, subject to execution of a release and compliance with certain non-disparagement, non-solicitation and confidentiality covenants:
•A lump sum payment equal to the sum of (a) 1.5 times the participant's base pay as in effect on the date of termination, and (b) 1.5 times the participant’s target annual cash bonus incentive amount under Autodesk’s annual cash bonus incentive plan applicable to the participant as in effect on the date of termination (for Rebecca Pearce such lump-sum payment would be inclusive of any severance or payment received during or in relation to her notice period);
•Accelerated vesting of the participant’s time-based RSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the termination;
•Continued vesting of the participant’s PSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the termination, based on the extent to which the underlying performance criteria with respect to such awards are satisfied for such performance period;
•A taxable lump sum payment in an amount equal to 12 times the monthly premium that the participant would be required to pay to continue their group health coverage if the participant had made a timely election under COBRA (for Rebecca Pearce such payment is not applicable); and
•Company-provided outplacement services in accordance with Autodesk’s then-applicable outplacement service program or arrangements for 18 months immediately following the date of termination.

Retirement

In March 2021, we amended the Severance Plan to provide additional benefits to participants who voluntarily terminate employment for qualified retirement (including our CEO solely with respect to the treatment of his then outstanding RSUs and PSUs upon a qualified retirement). If a participant’s termination is considered a qualified retirement, then, in addition to payment of accrued base salary, vacation, and any previously awarded but unpaid bonus, the participant will be eligible to receive the following benefits under the Severance Plan:
•A lump sum payment equal to the sum of (a) 1.5 times the participant's base pay, (b) 1.5 times the participant’s target annual cash bonus incentive amount under Autodesk’s annual cash bonus incentive plan applicable to the participant as in effect as of the qualified retirement, and (c) a pro-rata portion of the participant’s target annual cash bonus incentive amount as in effect as of the qualified retirement, for the fiscal year in which the qualified retirement occurs;
•Accelerated vesting of the participant’s time-based RSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the qualified retirement;
•Continued vesting of the participant’s PSUs that would have become vested had the participant remained continuously employed by Autodesk for an additional 12 months following the qualified retirement, based on the extent to which the underlying performance criteria with respect to such awards are satisfied for such performance period; and
•A taxable lump sum payment in an amount equal to 18 times the monthly premium that the participant would be required to pay to continue their group health coverage if the participant had made a timely election under COBRA.
For the purposes of the Severance Plan, “qualified retirement” is defined as a voluntary termination of employment by an executive officer, which meets either of the following requirements: (i) one’s combined total age plus years of employment with Autodesk is equal to or greater than 75 or (ii) one is at least 55 years of age and completes at
2025 Proxy Statement | 63

least 10 years of employment with Autodesk. Unless waived by the administrator of the plan or the Chief Executive Officer, in order for such voluntary termination to be deemed a qualified retirement, one must properly deliver written notice of his or her intent to resign employment with Autodesk in a qualified retirement at least three months prior to the effective date of such qualified retirement. Furthermore, in the event of our CEO’s qualified retirement, Dr. Anagnost is solely eligible to receive the accelerated and continued vesting of his then outstanding RSUs and PSUs, respectively, as described above under the Severance Plan.

Internal Revenue Code Section 280G

The Severance Plan does not provide for any excise tax payment. In the event that any payment or benefit payable to a participant under the Severance Plan would result in the imposition of excise taxes under the “golden parachute” provisions of Section 280G of the Code, then such payments and benefits will be (1) delivered in full, or (2) delivered to such lesser extent that would result in no portion of the benefits being subject to the excise tax, whichever results in the participant receiving the greatest amount of benefits.

Employment Agreement with Andrew Anagnost

In connection with Dr. Anagnost’s appointment as CEO, in June 2017, Dr. Anagnost entered into an employment agreement with Autodesk, which was amended in April 2022, which provides for, among other things, certain payments and benefits to be provided to Dr. Anagnost in the event his employment is terminated without “cause” or he resigns for “good reason,” including in connection with a “change of control,” as each such term is defined in Dr. Anagnost's employment agreement.

In the event Dr. Anagnost's employment is terminated by Autodesk without cause or if Dr. Anagnost resigns for good reason and in each case such termination is not in connection with a change of control, Dr. Anagnost would receive (i) payment of 200% of his then current base salary for 12 months; (ii) payout of his pro-rata bonus for the fiscal year in which termination occurs, provided Autodesk bonus targets are satisfied, to be paid in one lump sum on or before March 15 of the succeeding fiscal year; (iii) fully accelerated vesting of all of his then outstanding, unvested equity awards (other than any awards that vest in whole or in part based on performance); (iv) with respect to his then outstanding unvested equity awards that vest in whole or in part based on performance, those awards will vest as if he had remained continuously employed by Autodesk through the end of the performance period in which his employment is terminated, based on the extent, if any, that the underlying performance criteria for those awards are satisfied for that performance period, as prorated to reflect the number of days in which he was employed during such period; and (v) reimbursement for premiums paid for continued health benefits for Dr. Anagnost and his eligible dependents until the earlier of 12 months following termination or the date Dr. Anagnost becomes covered under similar health plans. In addition, Dr. Anagnost is subject to non-solicitation and non-competition covenants for 12 months following a termination that gives rise to the severance benefits discussed above.

If, in connection with a change of control, Dr. Anagnost’s employment is terminated by Autodesk without cause or if Dr. Anagnost resigns for good reason, Dr. Anagnost would receive (i) a lump sum payment in an amount equal to 200% of his annual base salary and target annual bonus; (ii) payout of his pro-rata target bonus for the fiscal year in which termination occurs to be paid in one lump sum on or before March 15 of the succeeding fiscal year; (iii) fully accelerated vesting of all of his then outstanding unvested equity awards, including awards that would otherwise vest only upon satisfaction of performance criteria; and (iv) reimbursement for premiums paid for continued health benefits for Dr. Anagnost and his eligible dependents until the earlier of 18 months following termination or the date Dr. Anagnost becomes covered under similar health plans.

Potential Payments Upon Termination or Change in Control

The tables below list the estimated amount of compensation payable to each of the named executive officers in the event of voluntary termination, involuntary not-for-cause termination, for-cause termination, termination following a change in control, and termination in the event of disability or death of the executive. The amounts shown assume that such termination was effective as of January 31, 2025, and include all components of compensation, benefits, and perquisites payable under the Severance Plan and Executive Change in Control Program effective during the 2025 fiscal year and, in the case of Dr. Anagnost, pursuant to his employment agreement, discussed above.

64 | AUTODESK, INC.

Estimated amounts for share-based compensation are based on the closing price of our common stock on the Nasdaq on Monday, January 31, 2025, which was $311.34 per share. The actual amounts for all named executive officers to be paid out can only be determined at the time of such executive’s separation.

Andrew Anagnost

Executive Benefits and Payments	Voluntary Termination on January 31, 2025 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on January 31, 2025 ($)	For Cause Termination on January 31, 2025 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on January 31, 2025 ($)	Disability on January 31, 2025 ($)	Death on January 31, 2025 ($)
Compensation:
Severance (1)	—	2,080,000	—	5,200,000	—	—
Pro-Rata Bonus (2)	—	1,516,320	—	1,560,000	—	—
Equity Awards (3)	29,086,566	40,776,138	—	57,967,461	57,967,461	57,967,461
Benefits and perquisites:
Health Insurance (4)	—	39,725	—	59,587	—	—
Disability Income (5)	—	—	—	—	1,480,211	—
Accidental Death or Dismemberment (6)	—	—	—	—	2,000,000	2,000,000
Life Insurance (7)	—	—	—	—	—	2,000,000
Total Executive Benefits and Payments Upon Separation	29,086,566	44,412,183	—	64,787,048	61,447,672	61,967,461

Janesh Moorjani

Executive Benefits and Payments	Voluntary Termination on January 31, 2025 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on January 31, 2025 ($)	For Cause Termination on January 31, 2025 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on January 31, 2025 ($)	Disability on January 31, 2025 ($)	Death on January 31, 2025 ($)
Compensation:
Severance (1)	—	1,852,500	—	1,852,500	—	—
Pro-Rata Bonus (2)		—		73,726
Equity Awards (3)	—	5,174,782		10,434,249	10,434,249	10,434,249
Benefits and perquisites:
Health Insurance (4)		65,700		49,689
Disability Income (5)					2,543,930
Accidental Death or Dismemberment (6)					1,620,000	1,620,000
Life Insurance (7)						2,000,000
Total Executive Benefits and Payments Upon Separation	—	7,092,982	—	12,410,164	14,598,179	14,054,249

2025 Proxy Statement | 65

Steven M. Blum

Executive Benefits and Payments	Voluntary Termination on January 31, 2025 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on January 31, 2025 ($)	For Cause Termination on January 31, 2025 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on January 31, 2025 ($)	Disability on January 31, 2025 ($)	Death on January 31, 2025 ($)
Compensation:
Severance (1)	1,995,000	1,995,000	—	1,995,000	—	—
Pro-Rata Bonus (2)	630,000	630,000	—	630,000	—	—
Equity Awards (3)	11,069,348	11,069,348	—	21,331,771	21,331,771	21,331,771
Benefits and perquisites:
Health Insurance (4)	73,234	48,823	—	44,453	—	—
Disability Income (5)	—	—	—	—	1,440,210	—
Accidental Death or Dismemberment (6)	—	—	—	—	2,000,000	2,000,000
Life Insurance (7)	—	—	—	—	—	2,000,000
Total Executive Benefits and Payments Upon Separation	13,767,582	13,743,171	—	24,001,224	24,771,981	25,331,771

Ruth Ann Keene

Executive Benefits and Payments	Voluntary Termination on January 31, 2025 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on January 31, 2025 ($)	For Cause Termination on January 31, 2025 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on January 31, 2025 ($)	Disability on January 31, 2025 ($)	Death on January 31, 2025 ($)
Compensation:
Severance (1)	1,498,500	1,498,500	—	1,498,500	—	—
Pro-Rata Bonus (2)	459,000	459,000	—	459,000	—	—
Equity Awards (3)	5,381,092	5,381,092	—	10,532,944	10,532,944	10,532,944
Benefits and perquisites:
Health Insurance (4)	78,898	52,599	—	39,780	—	—
Disability Income (5)	—	—	—	—	2,044,140	—
Accidental Death or Dismemberment (6)	—	—	—	—	1,620,000	1,620,000
Life Insurance (7)	—	—	—	—	—	2,000,000
Total Executive Benefits and Payments Upon Separation	7,417,490	7,391,191	—	12,530,224	14,197,084	14,152,944
66 | AUTODESK, INC.

Rebecca Pearce (8)

Executive Benefits and Payments	Voluntary Termination on January 31, 2025 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on January 31, 2025 ($)	For Cause Termination on January 31, 2025 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on January 31, 2025 ($)	Disability on January 31, 2025 ($)	Death on January 31, 2025 ($)
Compensation:
Severance (1)	—	1,415,250	—	1,415,250	—	—
Pro-Rata Bonus (2)	—	—	—	433,500	—	—
Equity Awards (3)	—	5,169,405	—	10,326,214	10,326,214	10,326,214
Benefits and perquisites:
Health Insurance (4)	—	—	—	—	—	—
Disability Income (5)	—	—	—	—	5,826,304	—
Accidental Death or Dismemberment (6)	—	—	—	—	—	2,545,807
Life Insurance (7)	—	—	—	—	—	2,545,807
Total Executive Benefits and Payments Upon Separation	—	6,584,655	—	12,174,964	16,152,518	15,417,828

Deborah L. Clifford

Executive Benefits and Payments	Voluntary Termination on January 31, 2025 ($)	Involuntary Not For Cause or Voluntary for Good Reason (Except Change in Control) Termination on January 31, 2025 ($)	For Cause Termination on January 31, 2025 ($)	Involuntary Not for Cause or Voluntary For Good Reason (Change in Control) Termination on January 31, 2025 ($)	Disability on January 31, 2025 ($)	Death on January 31, 2025 ($)
Compensation:
Severance (1)	—	1,852,500	—	1,852,500	—	—
Pro-Rata Bonus (2)	—	—	—	585,000	—	—
Equity Awards (3)	—	8,392,976	—	16,839,135	16,839,135	16,839,135
Benefits and perquisites:
Health Insurance (4)	—	7,021	—	5,310	—	—
Disability Income (5)	—	—	—	—	2,697,908	—
Accidental Death or Dismemberment (6)	—	—	—	—	650,000	650,000
Life Insurance (7)	—	—	—	—	—	650,000
Total Executive Benefits and Payments Upon Separation	—	10,252,497	—	19,281,945	20,187,043	18,139,135

2025 Proxy Statement | 67

Elizabeth (Betsy) Rafael

Executive Benefits and Payments	Disability on January 31, 2025 ($)	Death on January 31, 2025 ($)
Compensation:
Equity Awards (3)	306,359	306,359
Benefits and perquisites:
Disability Income (5)	127,953	—
Accidental Death or Dismemberment (6)	2,000,000	2,000,000
Life Insurance (7)	—	50,000
Total Executive Benefits and Payments Upon Separation	2,434,312	2,356,359

______________
(1)Severance: For Dr. Anagnost, the amounts shown would be paid in accordance with his employment agreement as amended on April 27, 2022 based on base salary and target bonus in effect at January 31, 2025. For the other continuing named executive officers, the amounts shown would be paid in accordance with the Severance Plan in effect at January 31, 2025 or Executive Change in Control Program as amended on April 27, 2022 based on base salary and target bonus in effect at January 31, 2025.
(2)Pro-Rata Bonus: Represents pro-rata bonus amounts for the year in which the termination occurred, which is payable under Dr. Anagnost’s employment agreement and the Executive Change in Control Program, each as amended on April 27, 2022.
(3)Equity Awards: Pursuant to Autodesk's form of RSU and PSU award agreement, in the case of Disability or Death, unvested time-based RSUs vest in full and unvested PSUs vest at target for all NEOs. Pursuant to Autodesk’s Severance Plan, in the case of a Qualified Retirement, participants (including our CEO) are eligible to receive 12 months’ accelerated and continued vesting of their then outstanding RSUs and PSUs, respectively. For Dr. Anagnost, the amounts shown for all other termination scenarios reflect the value of unvested equity awards accelerated in accordance with his employment agreement as amended on April 27, 2022. For the other continuing named executive officers, the amounts shown for all other termination scenarios reflect the value of unvested equity awards accelerated in accordance with the Severance Plan as amended on March 25, 2021, or Executive Change in Control Program as amended on April 27, 2022. Reported values are based on the closing price of our common stock on January 31, 2025 ($311.34 per share) for RSUs and PSUs and target PSUs.
(4)Health Insurance: For Dr. Anagnost, in accordance with his employment agreement as amended on April 27, 2022, these amounts represent the cost of continuing coverage for Dr. Anagnost and his dependents. The amount shown in the Involuntary Not for Cause or Voluntary for Good Reason (Except Change in Control) Termination column reflects 12 months of coverage after separation. The amounts in the Involuntary Not for Cause or Voluntary for Good Reason (Change in Control) Termination column reflect 18 months of coverage after separation. For the other continuing named executive officers, these amounts represent the cost of continuing coverage for medical and dental benefits for each executive and his or her dependents (i) in the case of the Disability column, for 12 months in accordance with Autodesk's benefits program, (ii) in the case of the Involuntary Not for Cause or Voluntary for Good Reason (Except Change in Control) Termination column, for 12 months after separation and grossed up for taxes in accordance with the Severance Plan in effect at January 31, 2025, and (iii) in the case of the Involuntary Not for Cause or Voluntary for Good Reason (Change in Control) Termination column, for 18 months after separation in accordance with the Executive Change in Control Program as amended on April 27, 2022.
(5)Disability Income: Reflects the estimated present value of all future payments to each executive, except for Ms. Pearce, under his or her elected disability program, which represent 100% of base salary for the first 90 days, and then 66 2/3% of salary thereafter, with a maximum of $20,000 per month, until the age of 67. Ms. Pearce’s elected disability program represents 75% of base salary, plus average of bonus earnings over the last three fiscal years, minus state incapacity benefit, each year until the retirement age of 65. These payments would be made by the insurance provider, not by Autodesk. Ms. Rafael would receive $128,000, which reflects the present value of all future payments received for disability income.
(6)Accidental Death or Dismemberment: Reflects the lump-sum amount payable to each executive or his or her beneficiaries by Autodesk’s insurance provider in the event of the executive’s accidental death. There is also a prorated lump sum payment for dismemberment. The amount shown as payable upon dismemberment is based upon the payout for the most severe dismemberment under the plan. Ms. Rafael would receive a lump-sum amount payable equal to $2,000,000 in the case of accidental death or dismemberment.
(7)Life Insurance: Reflects the lump-sum amount payable to beneficiaries by Autodesk’s insurance provider in the event of the executive’s death. Ms. Rafael would receive a lump sum amount payable equal to $50,000 for life insurance.
(8)Ms. Pearce’s cash severance and benefits are provided in British Pounds. These amounts represent the approximate dollar value of her base salary and other compensation converted to U.S. dollars using the British Pound to dollar exchange rate of 1.28, which represents an average for fiscal year 2025.

68 | AUTODESK, INC.

Compensation of Directors

During fiscal year 2025, our non-employee directors were eligible to receive the annual compensation set forth below:

Member of the Board of Directors	$75,000 and RSUs ($250,000 equivalent)
Non-executive Chair of the Board	an additional	$75,000
Chair of the Audit Committee	an additional	$25,000
Chair of the Compensation and Human Resources Committee	an additional	$20,000
Chair of the Corporate Governance and Nominating Committee	an additional	$10,000

The annual compensation cycle for non-employee directors begins on the date of the annual stockholders’ meeting and ends on the date of the next annual stockholders meeting (“Directors’ Compensation Cycle”). Director compensation in the tables below represent the portion of annual compensation with respect to service during Autodesk's fiscal year 2025.

No later than December 31 of the year prior to a director’s re-election to the Board, the director can elect to receive up to 100% of his or her annual fees in the form of RSUs issued at a rate of $1.20 worth of stock for each $1.00 of cash compensation foregone (“Elected RSUs”). If cash is elected, cash compensation is accrued monthly and paid quarterly, in arrears. The Elected RSUs are issued at the beginning of the Directors’ Compensation Cycle on the date of the annual meeting of stockholders and vest on the date of the annual meeting of stockholders in the following year, provided that the recipient is a director on such date.

Non-Employee Director Annual Compensation Cycle July 16, 2024 Annual Stockholder Meeting - June 17, 2025 Annual Stockholder Meeting
Director	% Annual Fees Elected to Convert to RSUs (June 22, 2023 - June 24, 2024)	% Annual Fees Elected to Convert to RSUs (July 16, 2024 - June 17, 2025)
Stacy J. Smith	100	100
Karen Blasing	100	100
John T. Cahill	N/A	N/A
Reid French	100	100
Dr. Ayanna Howard	—	100
Blake Irving	100	100
Ram R. Krishnan	N/A	N/A
Mary T. McDowell	100	100
Stephen Milligan	100	100
Lorrie M. Norrington	100	100
Elizabeth (Betsy) Rafael	—	N/A
Rami Rahim	—	100

During fiscal year 2025, Autodesk’s Director Compensation Policy under the Autodesk’s 2022 Equity Incentive Plan provided for the automatic grant of RSUs to our non-employee directors. Upon being elected or appointed to our Board, each non-employee director would be provided an initial grant of RSUs with a grant date value of $250,000 and prorated based on service on the date such director joined the Board (“Initial RSUs”), with subsequent annual grants of RSUs with a grant date value of $250,000 on the date of the annual meeting (“Subsequent Annual RSUs”).

The number of calendar days from the Date of Grant to Autodesk’s next annual meeting of stockholders
				Fair Market Value of a Share on the Date of Grant		Result is rounded down to the nearest whole number of shares
$250,000	x		/		=
365

Initial RSUs vest upon the annual meeting of stockholders following the date of grant. Subsequent Annual RSUs vest over a one-year period. If a non-employee director is appointed on the date of an annual meeting, such non-employee director is not eligible to an Initial RSU.

2025 Proxy Statement | 69

Under the 2022 Equity Incentive Plan, directors may elect to defer all or part of their Subsequent Annual RSUs and Elected RSUs. Distributions of these deferred RSUs will be made in shares of Autodesk’s common stock in annual installments or by lump sum in accordance with the distribution election made by the director.

The tables below present information concerning the compensation paid by us to each of our non-employee directors for fiscal year 2025. Dr. Anagnost, who was an Autodesk employee during fiscal year 2025, did not receive additional compensation for his service as a director.

Current Directors	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (3)	Total ($)
Stacy J. Smith	150,000	280,049	430,049
Karen Blasing	75,000	264,841	339,841
John T. Cahill	—	143,780	143,780
Reid French	88,472	267,577	356,049
Dr. Ayanna Howard	75,000	257,936	332,936
Blake Irving	75,000	264,841	339,841
Ram R. Krishnan	—	143,780	143,780
Mary T. McDowell	95,000	268,948	363,948
Stephen Milligan	75,000	264,841	339,841
Lorrie M. Norrington	85,000	266,895	351,895
Elizabeth (Betsy) Rafael (2)	33,333	83,331	116,664
Rami Rahim	75,000	257,936	332,936
______________
(1)Fees Earned or Paid in Cash reflects the dollar amounts of fees earned. As noted above, during fiscal year 2025, directors could elect to receive up to 100% of their compensation in the form of RSUs in lieu of cash. The following table represents actual cash received by the directors in fiscal year 2025 based on their elections. See footnote (b) for more information regarding the RSUs granted in lieu of cash.

Current Directors	Fees Actually Paid in Cash ($)
Stacy J. Smith	—
Karen Blasing	—
John T. Cahill	—
Reid French	—
Dr. Ayanna Howard	37,500
Blake Irving	—
Ram R. Krishnan	—
Mary T. McDowell	—
Stephen Milligan	—
Lorrie M. Norrington	—
Elizabeth (Betsy) Rafael	33,424
Rami Rahim	37,500
_____________
(2)The amounts in the table above reflects the compensation Ms. Rafael received as an independent director prior to being appointed as Interim CFO on May 31, 2024.
(3)The Stock Awards column reflects (i) the grant date fair value of the Initial RSUs and Subsequent Annual RSUs and (ii) the pro-rata grant date fair value of 20% of the stock awards the directors earned during fiscal year 2025 in lieu of cash. The 20% represents the premium of $1.20 worth of stock for each $1.00 of cash compensation foregone. The assumptions used in the valuation of these awards are set forth in Note 1, “Business and Summary of Significant Accounting Policies,” in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 6, 2025. These amounts do not correspond to the actual value that will be realized by the directors upon the vesting of RSUs or the sale of the common stock underlying such awards.

70 | AUTODESK, INC.

The following table shows the total amounts and fair values, as well as the 20% premium, of RSUs granted on June 21, 2023, in lieu of cash foregone for the June 22, 2023, through June 24, 2024, Directors’ Compensation Cycle:

	Restricted Stock Unit
Current Directors	Total Number of Shares (#)	Number of Shares Representing the 20% Premium (#)	Grant Date Fair Value of Stock Awards ($)	Grant Date Fair Value of the 20% Premium of the Stock Awards ($)
Stacy J. Smith	865	145	179,903	30,157
Karen Blasing	432	72	89,847	14,975
Reid French	432	72	89,847	14,975
Dr. Ayanna Howard	—	—	—	—
Blake Irving	432	72	89,847	14,975
Mary T. McDowell	548	92	113,973	19,134
Stephen Milligan	432	72	89,847	14,975
Lorrie M. Norrington	490	82	101,910	17,054
Elizabeth (Betsy) Rafael	—	—	—	—
Rami Rahim	—	—	—	—

The following table shows the total amounts and fair values, as well as the 20% premium, of RSUs granted on July 16, 2024, in lieu of cash foregone for the July 16, 2024, through June 17, 2025, Directors’ Compensation Cycle:

	Restricted Stock Unit
Current Directors	Total Number of Shares (#)	Number of Shares Representing the 20% Premium (#)	Grant Date Fair Value of Stock Awards ($)	Grant Date Fair Value of the 20% Premium of the Stock Awards ($)
Stacy J. Smith	709	119	179,958	30,205
Karen Blasing	354	59	89,852	14,975
John T. Cahill	—	—	—	—
Reid French	472	79	119,803	20,052
Dr. Ayanna Howard	354	59	89,852	14,975
Blake Irving	354	59	89,852	14,975
Ram R. Krishnan	—	—	—	—
Mary T. McDowell	449	75	113,965	19,037
Stephen Milligan	354	59	89,852	14,975
Lorrie M. Norrington	401	67	101,782	17,006
Elizabeth (Betsy) Rafael	—	—	—	—
Rami Rahim	354	59	89,852	14,975

2025 Proxy Statement | 71

The following tables show the total amounts and fair values of Subsequent Annual RSUs granted during fiscal year 2025.

	Restricted Stock Unit
Current Directors	Grant Date(s)	Number of Shares (#)	Grant Date Fair Value of Stock Awards ($)
Stacy J. Smith	7/16/2024	984	249,759
Karen Blasing	7/16/2024	984	249,759
John T. Cahill	12/18/2024	491	143,780
Reid French	7/16/2024	984	249,759
Dr. Ayanna Howard	7/16/2024	984	249,759
Blake Irving	7/16/2024	984	249,759
Ram R. Krishnan	12/18/2024	491	143,780
Mary T. McDowell	7/16/2024	984	249,759
Stephen Milligan	7/16/2024	984	249,759
Lorrie M. Norrington	7/16/2024	984	249,759
Elizabeth (Betsy) Rafael	7/16/2024	984	249,759
Rami Rahim	7/16/2024	984	249,759

The aggregate number of each director’s RSUs outstanding at January 31, 2025, was:

Current Directors	Aggregate Number of Shares Underlying Outstanding Restricted Stock Units
Stacy J. Smith	1,693
Karen Blasing	1,338
John T. Cahill	491
Reid French	1,456
Dr. Ayanna Howard	1,338
Blake Irving	1,338
Ram R. Krishnan	491
Mary T. McDowell	1,433
Stephen Milligan	1,338
Lorrie M. Norrington	1,385
Elizabeth (Betsy) Rafael	984
Rami Rahim	1,338

Director Stock Ownership Guidelines

The Board believes directors should have a meaningful financial stake in Autodesk in order to further align their interests with Autodesk’s stockholders. To that end, the Board has adopted mandatory ownership guidelines for the directors. These mandatory ownership guidelines require all directors to hold shares of Autodesk’s common stock equivalent in value to five times their annual cash retainer.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the beneficial ownership of Autodesk’s common stock as of March 31, 2025, for each person or entity who is known by Autodesk to own beneficially more than 5% of the outstanding shares of Autodesk common stock, each of Autodesk’s current directors (including the nominees for directors), each of the named executive officers, including former executive officers, and all current directors and executive officers as a group.
72 | AUTODESK, INC.

5% Stockholders, Directors and Officers (1)	Common Stock Beneficially Owned (2)	Percentage Beneficially Owned (3)
Principal Stockholders:
The Vanguard Group, Inc. (4)	19,038,582	8.9%
BlackRock, Inc. (5)	19,233,480	9.0%
Non-Employee Directors (6):
Stacy J. Smith	19,934	*
Karen Blasing	6,035	*
John T. Cahill (7)	2,491	*
Reid French (8)	12,958	*
Dr. Ayanna Howard	2,241	*
Blake Irving	8,261	*
Ram R. Krishnan	—	*
Mary T. McDowell	28,816	*
Stephen Milligan (9)	9,556	*
Lorrie M. Norrington	2,000	*
Elizabeth (Betsy) Rafael	3,187	*
Rami Rahim	959	*
Named Executive Officers:
Andrew Anagnost	94,636	*
Janesh Moorjani	—	*
Steven M. Blum (10)	36,167	*
Ruth Ann Keene	69,568	*
Rebecca Pearce	15,614	*
Former Executive Officers:
Deborah L. Clifford	15,602	*
All directors and executive officers as a group (17 individuals)	312,423	*
_______________
* Represents less than one percent (1%) of the outstanding common stock.
(1)Unless otherwise indicated in their respective footnote, the address for each listed person is c/o Autodesk, Inc., One Market Street, Ste. 400, San Francisco, California 94105.
(2)The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares the individual or entity has the right to acquire within 60 days of March 31, 2025, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person or entity has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
(3)The total number of shares of common stock outstanding as of March 31, 2025, was 214,297,198.
(4)As of December 29, 2023, the reporting date of The Vanguard Group, Inc.’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on February 13, 2024, The Vanguard Group, Inc. was deemed to have sole dispositive power with respect to 18,113,756 shares, shared voting power with respect to 285,944 shares, and shared dispositive power with respect to 924,826 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(5)As of December 31, 2023, the reporting date of BlackRock, Inc.’s most recent filing with the SEC pursuant to Section 13(g) of the Exchange Act filed on January 25, 2024, BlackRock, Inc. was deemed to have sole voting power with respect to 17,449,172 shares and sole dispositive power with respect to 19,233,480 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(6)Directors’ holdings reported include vested awards deferred under our 2022 Equity Incentive Plan and our 2012 Outside Directors’ Stock Plan.
(7)Includes 2,060 shares held indirectly by trust.
(8)Includes 20 shares held indirectly by trust.
(9)Includes 9,556 shares held indirectly by trust.
(10)Includes 35,519 shares held indirectly by trust.

2025 Proxy Statement | 73

Equity Compensation Plan Information

The following table summarizes the number of outstanding options and awards granted to employees and directors, as well as the number of securities remaining available for future issuance under these plans as of January 31, 2025:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise or vesting of outstanding options, warrants and rights (in millions) (2)	Weighted-average exercise price of outstanding options, warrants and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions) (4)
Equity compensation plans approved by security holders (1)	5	$21.43	11
Equity compensation plans not approved by security holders	—	—	—
Total	5	$21.43	11
______________
(1) Includes the 2022 Equity Incentive Plan that was approved by Autodesk’s stockholders and became effective on June 16, 2022, set forth in Note 4, "Equity Compensation" in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 6, 2025. The 2022 Equity Incentive Plan replaced the 2012 Employee Stock Plan, as amended, and the 2012 Outside Directors’ Stock Plan, as amended. No further awards may be granted under these prior plans.
(2) Includes stock options, restricted stock units and performance stock units at target.
(3) Weighted-average exercise prices are calculated without regard to performance shares and RSUs, which do not have any exercise price.
(4) Included in this amount are 3 million securities available for future issuance under Autodesk’s ESPP.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors, and stockholders also are required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required to be filed, we believe that all reports were filed on a timely basis.

74 | AUTODESK, INC.

Report of the Audit Committee of the Board of Directors

The Audit Committee is a committee of the Board consisting solely of independent directors as required by the listing standards of the Nasdaq and rules of the SEC. The Audit Committee operates under a written charter approved by the Board, which is available on Autodesk's website at www.autodesk.com under “Investor Relations - ESG - Corporate Governance.” The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

As described more fully in its charter, the Audit Committee’s role includes the oversight of our financial, accounting and reporting processes; our system of internal accounting and financial controls; and oversight of the management of risks associated with Autodesk’s financial reporting, accounting and auditing matters. The Audit Committee is directly responsible for the selection, appointment, compensation, engagement, retention, termination, and services of our independent registered public accounting firm, Ernst & Young LLP (“EY”), including conducting a review of its independence; reviewing and approving the planned scope of our annual audit; overseeing EY’s audit work; reviewing and pre-approving any audit and permissible non-audit services and fees that may be performed by EY; reviewing with management and EY the adequacy of our system of internal financial and disclosure controls; reviewing our critical accounting policies and the application of accounting principles; monitoring the rotation of EY partners on our audit engagement team as required by regulation; reviewing Autodesk’s treasury policies and tax positions; overseeing the performance of our internal audit function; and overseeing our management of cybersecurity risks relating to financial, accounting, and internal controls. The Audit Committee establishes and oversees Autodesk’s compliance with the procedures for handling complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters. The Audit Committee’s role also includes meeting to review our annual audited financial statements and quarterly financial statements with management and EY. The Audit Committee held 27 meetings during fiscal year 2025. Management is responsible for the quarterly and annual financial statements and the reporting process, including the systems of internal controls. EY is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. Within this context, the Audit Committee reviewed and discussed the audited financial statements for fiscal year 2025 with management and EY.

The Audit Committee has received the written disclosures and letter from EY required by applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding EY’s communications with the Audit Committee concerning independence, has discussed with EY the independence of that firm, and has considered whether the provision of non-audit services was compatible with maintaining the independence of that firm. In addition, the Audit Committee has discussed with EY the matters required to be discussed by the applicable requirements of the PCAOB. The Audit Committee also discussed with management and with EY the evaluation of Autodesk’s internal controls and the effectiveness of Autodesk’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee discussed with Autodesk’s internal and independent auditors the overall scope and plans for their respective audits. In addition, the Audit Committee met with the internal and the independent auditors, with and without management present, on a regular basis in fiscal year 2025 and discussed the results of their examinations and the overall quality of Autodesk’s financial reporting.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board (and the Board has approved) that Autodesk’s audited financial statements be included in Autodesk’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025, for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS*

Reid French (Chair)	Karen Blasing	John T. Cahill	Dr. Ayanna Howard	Stephen Milligan

* Mr. French and Dr. Howard were members of the Audit Committee at the time the Audit Committee made the above recommendation to the Board. Effective as of May 2, 2025, the Audit Committee is comprised of John T. Cahill (Chair), Karen Blasing, and Stephen Milligan.
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Proposals
Proposal One: Election of Directors

Autodesk's Bylaws permit our Board to establish by resolution the authorized number of directors; currently, thirteen directors are authorized. Following the Annual Meeting, the authorized size of the Board will be set at 12 directors. As previously disclosed, on April 23, 2025, we entered into the Cooperation Agreement with Starboard Value, pursuant to which our Board has appointed Jeff Epstein and A. Christine (Christie) Simons to our Board, effective immediately following the conclusion of the Annual Meeting.

Upon the recommendation of the Corporate Governance and Nominating Committee, the Board has nominated 10 individuals to be elected at the Annual Meeting. All of the nominees are presently directors of Autodesk and have consented to being named in this Proxy Statement and serving as directors if elected. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the 10 nominees named below. Your proxy cannot be voted for more than 10 director candidates.

A majority of the votes cast is required for the election of each director.

____________________________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED BELOW.
____________________________________________________________________________________________

Name	Age	Director Since	Principal Occupation
Andrew Anagnost	60	2017	President and Chief Executive Officer, Board Director, Autodesk, Inc.
Stacy J. Smith	62	2011	Executive Chairman, Kioxia Corporation
Karen Blasing	68	2018	Former Chief Financial Officer, Guidewire Software, Inc.
John T. Cahill	67	2024	Vice Chair of the Kraft Heinz Company; Former Chairman and CEO of Kraft Foods
Reid French	53	2017	Former Chief Executive Officer, Applied Systems, Inc.
Dr. Ayanna Howard	53	2019	Dean of the College of Engineering at The Ohio State University; CTO, Co-founder, Zyrobotics
Blake Irving	65	2019	Former Chief Executive Officer, GoDaddy Inc.
Ram R. Krishnan	54	2024	Executive Vice President and Chief Operating Officer, Emerson Electric Co.
Stephen Milligan	61	2018	Former Chief Executive Officer, Western Digital Corporation
Rami Rahim	54	2022	Chief Executive Officer of Juniper Networks, Inc.

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Proposal Two: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected Ernst & Young LLP (“EY”) as the independent registered public accounting firm to audit the consolidated financial statements of Autodesk for the fiscal year ending January 31, 2026, and recommends that the stockholders vote to ratify that appointment. In the event of a negative vote on this proposal, the Audit Committee will reconsider its selection. Even if the selection of EY is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time if the Audit Committee determines that such a change would be in the best interests of Autodesk and its stockholders.

EY has been retained as our independent registered public accounting firm continuously since the fiscal year ended January 31, 1983. We expect a representative of EY to be present at the Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to ratify the appointment of EY as Autodesk’s independent registered public accounting firm.
____________________________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
____________________________________________________________________________________________

Principal Accounting Fees and Services

The following table presents fees billed for professional audit services and other services rendered to Autodesk by EY and its affiliates for the fiscal years ended January 31, 2025 and 2024.

	Fiscal Year 2025	Fiscal Year 2024
	(in millions)
Audit Fees (1)	$10.1	$9.3
Audit-Related Fees (2)	0.2	—
Tax Fees (3)	0.3	0.3
All Other Fees	—	—
Total	$10.6	$9.6
 _________________
(1)Audit Fees consisted of fees billed for professional services rendered for the integrated audit of Autodesk’s annual financial statements and management’s report on internal controls included in Autodesk's Annual Reports on Form 10-K, for the review of the financial statements included in Autodesk’s Quarterly Reports on Form 10-Q, and for other services, including statutory audits and services rendered in connection with SEC filings.
(2)Audit-Related Fees includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. This category includes fees arising from accounting-related consulting services and accounting consultations and attest services that are not required by statute or regulation.
(3)Tax Fees consisted of fees billed for tax compliance, consultation, and planning services.

Pre-Approval of Audit and Non-Audit Services

Generally, all audit and non-audit services provided by EY and its affiliates to Autodesk must be pre-approved by the Audit Committee. The Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services, and other services) expected to be provided by EY and its affiliates during the year. The Audit Committee is also responsible for the audit fee negotiations associated with Autodesk’s retention of EY. Periodically, the Audit Committee receives an update of all pre-approved audit and non-audit services conducted, and information regarding any new audit and non-audit
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services to be provided by EY and its affiliates. The Audit Committee reviews the update and approves the proposed services if they are deemed acceptable.

To ensure prompt handling of unexpected matters, the Chair of the Audit Committee has authority to amend or modify the list of approved audit and non-audit services and fees so long as such additional or amended services do not affect EY's independence under applicable SEC rules. The Chair reports any such action taken at subsequent Audit Committee meetings.

Rotation

The Audit Committee periodically reviews and evaluates the performance of EY’s lead audit partner, oversees the required rotation of the lead audit partner responsible for our audit, and reviews and considers the selection of the lead audit partner.

At this time, the Audit Committee and the Board believe that the continued retention of EY to serve as our independent registered public accounting firm is in the best interests of Autodesk and its stockholders.

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Proposal Three: Non-Binding Vote to Approve Compensation for Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act enable our stockholders to vote, on a non-binding advisory basis, to approve the compensation of our named executive officers as described in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion in this Proxy Statement (a “Say-on-Pay” vote). Stockholders are encouraged to read that information in its entirety to obtain a complete understanding of our executive compensation program philosophy, design, and linkage to stockholder interests. Since 2011, we have held our Say-on-Pay vote every year. Under our policy of providing for annual votes, we expect that our next Say-on-Pay vote will occur at our 2025 Annual Stockholder Meeting.

Autodesk has designed its compensation programs to reward executives for producing strong results that are aligned with the interests of our stockholders. We emphasize variable long-term and “at-risk” compensation dependent upon prospective financial, strategic, and stock price performance and a retrospective assessment of Autodesk’s success to determine pay opportunities.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to approve, on an advisory basis, the compensation of our named executive officers.
____________________________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE ADVISORY PROPOSAL APPROVING NAMED EXECUTIVE OFFICER COMPENSATION.
____________________________________________________________________________________________

Stockholder Engagement on Executive Compensation

Autodesk and the Committee value the input of our stockholders. The Committee carefully considers stockholder feedback as part of its ongoing review of our executive compensation programs, design, and metrics, and this feedback has informed changes the Committee has made in recent years to align our programs with our business transformation. At the 2024 Annual Meeting, 82.1% of the votes cast on our say-on-pay proposal were favorable, reflecting strong stockholder support for our executive compensation programs. In fiscal year 2025, members of our management team and, in certain instances, independent members of our Board continued our regular outreach and held meetings with stockholders representing over 60% of our outstanding shares. Our management team and independent Chair met with representatives from active and passive funds to discuss strategy, our executive and employee compensation programs, capital allocation, progress on our sustainability, workforce, board composition and skill sets, and a broad range of other topics. This outreach enabled us to gather feedback from a significant cross-section of Autodesk’s stockholder base. Information about our response to stockholder feedback on our executive compensation programs is discussed in more detail in the Compensation Discussion and Analysis section of this proxy statement, above.

Compensation Guiding Principles

The Committee believes that Autodesk’s executive compensation program should be designed to attract, motivate, and retain talented executives and provide a rigorous framework that is tied to stockholder returns, company performance, long-term strategic corporate goals, and individual performance. The general compensation objectives are to:
•Recruit and retain the highest caliber of executives through competitive rewards;
•Motivate executive officers to achieve business and financial goals;
•Balance rewards for short- and long-term performance; and
•Align rewards with stockholder value creation.

Within this framework, the total compensation for each executive officer varies based on multiple dimensions:
•Whether Autodesk achieves its short-term and long-term financial and non-financial objectives;
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•Autodesk’s TSR relative to companies in the North American Technology Software Index;
•The specific roles and responsibilities of the officer;
•Each officer’s skills, capabilities, contributions, and performance;
•Internal pay alignment considerations; and
•Retention considerations.

Our executive compensation program emphasizes variable compensation with both annual and long-term performance components. In fiscal year 2025, 95% of our CEO’s and 91% of other NEOs’ total compensation was variable in nature and “at risk”. In addition, in fiscal year 2025, 88% of our CEO’s and 83% of other NEOs’ total compensation consisted of long-term equity. Our incentive programs reward strong annual financial and operational performance, as well as relative TSR over one-, two-, and three-year performance periods. The charts below illustrate the fiscal year 2025 pay mix between base salary and targeted short-term and targeted ongoing long-term equity compensation for our CEO and other NEOs.

_____________
(1) Excludes Ms. Rafael given the unique pay structure for her role as Interim CFO and Mr. Moorjani whose new hire awards do not reflect ongoing long-term equity compensation.

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Leading Compensation Governance Practices

Autodesk’s executive compensation objectives are supported by policies and strong governance practices that align executives’ interests with the interests of our stockholders. Some of the program’s most notable features are highlighted in the table below and summarized in the Compensation Discussion and Analysis.

	What We Do		What We Do Not Do
✓	Engage in robust stockholder outreach	x	Provide excise tax gross-up for double-trigger change in control arrangements
✓	Tie a significant percentage of NEO total pay to achievement of critical financial objectives and stockholder value creation	x	Allow hedging, pledging, or trading in Autodesk derivative securities
✓	Employ maximum limits on performance-based cash and equity incentive compensation	x	Reprice stock options
✓	Require significant stock ownership holdings	x	Offer executive benefits that differ from those offered to our other salaried employees or excessive perquisites
✓	Include a clawback policy in incentive programs	x	Use fixed-term employment agreements
✓	Grant more than 50% of top executives’ LTI awards in the form of performance-based awards	x	Make severance payments to named executive officers who voluntarily terminate their employment
✓	Ensure effective risk management
✓	Rely on an independent compensation committee and engage an independent compensation consultant

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Proposal Four: Approval of the Amendment and Restatement of the 2022 Equity Incentive Plan

We are asking our stockholders to approve the Autodesk, Inc. 2022 Equity Incentive Plan, as amended and restated June 18, 2025 (the “Amended Plan”). The Amended Plan is an amendment and restatement of the Autodesk, Inc. 2022 Equity Incentive Plan (the “Plan”), which was approved by our stockholders on June 16, 2022. On April 11, 2025, on the recommendation of our Compensation and Human Resources Committee, our Board approved the proposed amendment and restatement of the Plan, subject to stockholder approval at the 2025 Annual Meeting.

We currently provide equity compensation under the Plan as an incentive to increase long-term stockholder value to our service providers. Our Compensation and Human Resources Committee and Board have determined that an increase in the number of shares of common stock of the Company (“shares”) available for grants under the Plan is necessary as a part of our continuing effort to attract, retain, and motivate employees, directors and consultants and to align their interests with those of our stockholders.

The Amended Plan would increase the maximum aggregate number of shares authorized for issuance thereunder by 20,750,000 shares (the “New Shares”) to a maximum total of 43,750,000 shares, subject to adjustment upon certain changes in our capitalization. Such maximum will also be the maximum number of shares that may be issued pursuant to incentive stock options. Our Board expects that the New Shares available for grant under the Plan, if approved by stockholders, will satisfy the Company's equity compensation needs for approximately three years based on historical grants.

In 2022, the Plan replaced the 2012 Employee Stock Plan, as amended, and the 2012 Outside Directors’ Stock Plan, as amended (collectively, the “Prior Plans”), and no further equity awards may be granted under the Prior Plans. The Plan is the only stockholder-approved equity compensation plan for granting equity awards to our service providers, aside from the Autodesk, Inc. 1998 Employee Qualified Stock Purchase Plan, as amended and restated (“ESPP”).

Background and Purpose

The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, consultants and directors, and to promote the success of our business. We believe that equity awards should be a key part of compensation for employees, consultants and directors, that equity awards encourage employees, consultants and directors to run the business with a focus on drivers of stockholder value, and that equity awards enable us to compete effectively for the best talent in the software industry.

We are asking you to approve the Amended Plan to allow for the continued grant of equity awards to our employees, consultants and directors. The 20,750,000 New Shares requested reflects the number of shares we forecast to be necessary to support our equity compensation program for the current fiscal year 2026 and through at least fiscal year 2029, based on our new hire and annual grant practices in each of fiscal year 2023, 2024 and 2025. Based on the closing price per share of Company common stock of $256.92 on April 10, 2025, the aggregate market value of the 20,750,000 New Shares available for equity awards under the Amended Plan, if this proposal is approved, would be approximately $5.3 billion.

As part of the Board’s determination to approve the proposed share increase under the Amended Plan and corresponding increase to the maximum share limit thereunder, the Board considered: (1) projected future equity needs based on past equity grant practices, (2) compensation consultant advice, (3) our objective to manage our burn rate so that we stay within our Board-established burn rate limit and (4) guidelines published by a major stockholder advisory group.

Based on the number of awards granted in each of fiscal year 2023, 2024 and 2025, we believe that unless stockholders approve the Amended Plan, shares available to grant under the Plan are at risk of being depleted during fiscal year 2026. If we run out of shares, it will severely diminish the viability of our critical equity award compensation program, such that we will no longer be able to use equity awards to attract key talent or reward and retain our critical service providers. We are asking stockholders to approve the Amended Plan, including the New

82 | AUTODESK, INC.

Shares and the corresponding increase to the maximum share reserve thereunder so that Autodesk can continue to attract, retain and motivate the personnel who will help achieve our business objectives.

The Importance of the Amended Plan for Autodesk, our Service Providers and Stockholders

We believe that the approval of the Amended Plan and our continued ability to grant equity awards are critical to our sustained success. Equity compensation is essential to attracting and retaining talented personnel, keeping our service providers motivated, particularly in the highly competitive technology industry, and aligning the interests of our service providers with those of our stockholders. If the Amended Plan is not approved at the 2025 Annual Meeting, it would materially hamper our ability to attract, retain and motivate the talent we need and could have an adverse effect on our performance.

Equity compensation is a key component of compensation and company culture, and the same is generally true within the technology industry, where we generally compete for talent. Equity awards give our service providers the perspective of an owner with a stake in the success of Autodesk. We believe that equity awards motivate high levels of performance and provide an effective means of recognizing, rewarding and encouraging contributions from our service providers to our success. Furthermore, we believe that equity awards provide an additional retention tool.
The performance stock units (“PSUs”) and restricted stock units (“RSUs”) that Autodesk currently grants under the Plan generally vest over three years. During fiscal year 2023, 2024 and 2025, PSUs made up at least one-half of the annual equity awards granted to our executives (all employees at or above the vice president level) and are earned only if Autodesk achieves specific levels of performance against pre-defined goals. Although Autodesk has the ability to grant stock options to employees under the Plan, we have not done so since September 2019. The Amended Plan will allow Autodesk the continued flexibility to adapt its equity compensation program to meet Autodesk’s needs in a rapidly evolving business environment.

We believe that we must offer competitive compensation packages in order to attract, retain and motivate people who act like owners and have their interests’ aligned with those of long-term stockholders. Should the Amended Plan not be approved by our stockholders, it is conceivable that salary increases could mitigate some of the immediate compensation decrease due to a lack of PSUs and RSUs once the share reserve under the Plan runs out. However, we believe that over time we would be at a significant competitive disadvantage due to reduced alignment between the interests of our service providers with those of our stockholders as well as the diminished power of retention provided by cash salaries relative to equity compensation. Our ability to offer competitive equity compensation packages continues to be integral to hiring and retaining key performers who have been instrumental in achieving our recent success. We believe our equity compensation program has been critical in attracting and retaining a highly skilled work force which in turn is a key driver of stockholder value.

Significant Historical Award Information

Broad-Based Granting

Subject to local law restrictions in certain countries, all of our employees have been eligible to receive equity award grants, as determined by the Board or a committee of the Board (the “Administrator”). As of April 10, 2025, approximately 15,200 employees worldwide are eligible to receive equity incentive award grants under the Plan and approximately 95% of our eligible employees worldwide hold equity incentive award grants under the Plan.

Under the Plan, all of our employees, consultants and directors, where legally allowed, would be eligible to receive equity incentive award grants, as determined by the Administrator. As of April 10, 2025, approximately 15,200 employees, 4,400 consultants and 11 directors worldwide are eligible to receive equity incentive award grants under the Plan on the basis of their service.

Alignment of Named Executive Officer Interests with Stockholder Interests

Equity awards represented approximately 74% of the total compensation of our NEOs on average in fiscal year 2025 as disclosed in the Summary Compensation Table. Our NEOs received approximately 7% of the shares subject to awards approved during fiscal year 2025. Certain equity awards were also granted to our NEOs and other
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employees in fiscal year 2026, on or prior to April 10, 2025. No decisions have been made with respect to equity grants to any of our employees or NEOs for any future years, although all will be eligible for grants.

Outstanding Awards and Share Pool

The Plan is the only active equity incentive plan under which we currently grant incentive equity awards to our employees and directors, respectively, aside from the ESPP. Below is information regarding outstanding awards under the Plan, the Prior Plans and other Company terminated stock plans that have outstanding awards thereunder, but excluding the ESPP:

(in thousands, except otherwise noted)	Stock options outstanding as of April 10, 2025(1)	Weighted average exercise price for outstanding stock options as of April 10, 2025 ($)	Weighted average contractual life for outstanding stock options as of April 10, 2025 (in years)	Unreleased restricted stock units and performance stock units (as target) as of April 10, 2025	Shares available to grant as of April 10, 2025
All equity incentive plans (including the Plan, the Prior Plans and other terminated plans, but excluding the ESPP)	18,566	$21.62	2.72	5,946,808	3,239,430
_____________
(1) Autodesk did not have any Stock Appreciation Rights outstanding as of April 10, 2025.

The following table summarizes the impact of the Amended Plan to increase the share limit thereunder:

		Shares
A	Total shares authorized under the Plan, prior to the proposed amendment	23,000,000
B	Total shares awarded from the Plan through April 10, 2025	20,990,114
C	Shares added back to share reserve from the Plan through April 10, 2025 due to expirations, repurchases and forfeitures of awards thereunder	1,229,544
D	Shares available to be granted under the Plan as of April 10, 2025 (A-B+C)	3,239,430
E	Amount of proposed share increase (i.e., the New Shares)	20,750,000
F	Shares available for grant under the Plan with the New Shares as of April 10, 2025 (D+E)	23,989,430
G	Total shares authorized under the Amended Plan, with the New Shares (A+E)	43,750,000

Additional Information Regarding Proposed Share Increase

While equity incentive awards are an important part of executing on our performance-based compensation philosophy, our Board and our Compensation and Human Resources Committee are mindful of their responsibility to our stockholders to exercise judgment in granting equity-based awards. We review a number of relevant metrics to assess the cumulative impact of our equity compensation programs, as described below.

Dilution

Autodesk recognizes the dilutive impact of the Plan on our stockholders and continuously strives to balance this concern with the benefits associated with providing equity compensation as well as the continuous competition for talent. In its determination to recommend the approval of the Amended Plan, our Compensation and Human Resources Committee and Board reviewed analyses, which included an analysis of burn rate, outstanding awards and awards available for grant. The Board believes the potential dilution to stockholders is reasonable and sustainable relative to peer and market practices. Potential dilution to stockholders is measured by two metrics: gross burn rate (i.e., gross run rate) and equity overhang.

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Gross Run Rate

Gross run rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the basic weighted average common shares outstanding (“basic WSO”). We calculate this formula in two different ways. Under one calculation, we count each option, RSU and PSU as 1.0 share. Under an alternative calculation, based on the fungible nature of our full value share awards, each RSU or PSU granted is counted as 2.08 shares. The gross run rate measures indicate the rate at which Autodesk is creating potential future stockholder dilution. The following table shows our alternate gross run rates during our last three fiscal years.

Period Ended	Total Options Granted (in thousands)	Total Restricted Stock Units Granted (in thousands) (1)	Total Performance Stock Units Granted at Target (in thousand) (1)	Autodesk Gross Run Rate (RSUs and PSUs Counted as 1.0 Share Each)	Autodesk Gross Run Rate (RSUs and PSUs Counted as 2.08 Shares Each)
Fiscal Year Ended January 31, 2025	—	2,950,137	278,737	1.5%	3.1%
Fiscal Year Ended January 31, 2024	—	3,375,690	311,023	1.7%	3.6%
Fiscal Year Ended January 31, 2023	—	3,388,873	354,473	1.7%	3.6%
 _________________
(1) Actual number of RSUs and PSUs granted during the fiscal year, not taking into account the 2.08 fungible share counting formula.

Equity Overhang

The Board and executive officers have worked to maintain a reasonable equity overhang amount. The impact of (a) active equity awards, plus shares available for grant under our active equity incentive plan, as a percentage of (b) Autodesk’s basic WSO during the period, which we refer to as “overhang,” provides a measure of future dilutive impact. The following table shows information regarding our overhang during our last three fiscal years.

Period Ended	Total Options Issued and Outstanding (in thousands)	Total Restricted Stock Units and Performance Stock Units (at target) Issued and Unvested (in thousands)	Shares Available for Grant (in thousands)	Autodesk Overhang
Fiscal Year Ended January 31, 2025	—	4,851,345	8,132,266	6.0%
Fiscal Year Ended January 31, 2024	—	3,947,453	14,168,033	8.5%
Fiscal Year Ended January 31, 2023	—	726,606	21,482,095	10.3%

If the Amended Plan is approved by our stockholders, our equity overhang will increase by 7.9%.

Stock Repurchase Program

We maintain a policy of repurchasing stock to offset dilution from the issuance of stock under the Plan and to reduce shares over time as facts and circumstances warrant. We repurchased approximately 3 million shares in fiscal year 2025, 4 million shares in fiscal year 2024 and 5 million shares in fiscal year 2023. As of January 31, 2025, $3.88 billion and $5 billion remained available for repurchase under the November 2022 and November 2024 repurchase programs, respectively. The plans do not have a fixed expiration date.

Director and Executive Equity Holding Program

To align the interests of our directors and executive officers with the interests of Autodesk’s stockholders, we have adopted mandatory stock holding requirements. The requirement for stock holdings provides that executive officers must hold shares of Autodesk’s common stock equivalent in value to 3 to 6 times of his or her base salary that varies based on the individual’s scope of responsibilities, and directors must hold shares of Autodesk’s common stock equivalent in value to five times their annual cash retainer. The Board reviews progress against these guidelines and requirements annually and updates them as appropriate. As of the most recent review of attainment,
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all of our directors and executive officers complied with the applicable stock holding requirements. See “Executive Compensation-Compensation Discussion and Analysis” and “Compensation of Directors” above for additional information regarding Autodesk’s stock ownership guidelines.

No In-the-Money Stock Options

Stock options may not be granted with an exercise or base price less than the fair market value, generally the closing price, of our common stock on the date of grant.

Prohibition Against Stock Option Repricing

By prohibiting the repricing of stock options, the Board has eliminated the possibility of achieving gain from stock options unless all stockholders can benefit from the effect of an increase in stock price.

Independent Administration

The Committee, which consists of only non-employee directors, administers the Plan.

Description of the Material Features of the Amended Plan

Overview

The following is a summary of the material features of the Amended Plan, which does not purport to be complete. It is subject to, and qualified in its entirety by, the full text of the Amended Plan, a copy of which is included as Appendix B to this Proxy Statement.

The only material amendments to the Plan reflected by the Amended Plan are (1) an increase in the share limit by the amount of the New Shares and (2) an extension of the Plan’s term from March 17, 2032 to April 11, 2035. In addition, the Amended Plan reflects certain clarifying changes, including changes to align with applicable law and reflect the passage of time. Otherwise, the Amended Plan is the same as the Plan in all material respects. The following portion of this Proposal Four refers to the Amended Plan as the “2022 Plan” and describes its material terms.

The 2022 Plan contains features that are consistent with good governance and the interests of stockholders, such as the following:

•No Evergreen Provision. There is no evergreen feature under which the shares authorized for issuance under the 2022 Plan may automatically be replenished.

•No Liberal Share Recycling. Any shares used to pay the tax and exercise price of an award will not become available for future grant or sale under the 2022 Plan.

•Limits on Awards to Non-Employee Directors. The awards granted to any non-employee director in any fiscal year, when aggregated with cash fees, may not exceed $750,000.

•No Repricing Without Stockholder Approval. The 2022 Plan does not permit the repricing of outstanding stock options without stockholder approval.

•No Single Trigger Acceleration of Awards upon a Change of Control. Awards will not accelerate simply upon the occurrence of a change of control unless the awards are not assumed or adequately substituted by an acquiror.

•Recoupment. Awards under the 2022 Plan are subject to recoupment to the extent permitted or required by applicable laws, company policies and/or the requirements of a stock exchange on which the shares are listed for trading.

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Awards

The 2022 Plan permits the grant of incentive stock options, nonqualified stock options, restricted stock, RSUs, and other awards (each individually, an “Award”) to employees, consultants and directors, with time-based and/or performance-based vesting.

Stock Subject to the 2022 Plan

If our stockholders approve the 2022 Plan, the maximum aggregate number of shares of common stock which may be issued under the 2022 Plan will be 43,750,000 shares (consisting of (i) 23,000,000 shares approved when the Plan initially became effective on June 16, 2022 plus (ii) the 20,750,000 New Shares), which will also be the maximum number of shares that may be issued pursuant to incentive stock options, subject to adjustment upon certain changes in our capitalization.

Each share subject to an incentive stock option or nonqualified stock option counts against the shares authorized for issuance under the 2022 Plan as one share, and each share subject to an Award of restricted stock, RSUs or PSUs counts against the shares authorized for issuance under the 2022 Plan as 2.08 shares. If an Award expires or becomes unexercisable for any reason, the unpurchased or forfeited shares that were subject to the Award may be returned to the 2022 Plan (unless the 2022 Plan has terminated) and may become available for future grant. Each share that is subject to an Award of stock options granted under the 2022 Plan that is forfeited to or repurchased by Autodesk shall count as having returned one share to the total number of shares available for future grant or sale under the 2022 Plan. Each share that is subject to an Award of restricted stock, RSUs or PSUs granted under the 2022 Plan that is forfeited to or repurchased by Autodesk will count as having returned 2.08 shares to the total number of shares available for future grant or sale under the 2022 Plan. However, shares that are repurchased by Autodesk on the open market with proceeds from the exercise of stock options will not become available again for future grant or sale under the 2022 Plan. In addition, shares used to pay the tax and exercise price of an award will not become available for future grant or sale.

Administration

The 2022 Plan may be administered by the Board or a committee of the Board (the “Administrator”). Subject to the provisions of the 2022 Plan, the Administrator has the authority to: (1) construe and interpret the 2022 Plan and Awards granted under the plan and apply its provisions, (2) prescribe, amend or rescind rules and regulations and sub-plans relating to the plan, (3) select the persons to whom Awards are to be granted, (4) determine the number of shares to be made subject to each Award, (5) determine whether and to what extent Awards are to be granted, (6) determine the terms, conditions and restrictions applicable to Awards generally and to each individual Award (including the provisions of the Award agreement to be entered into between Autodesk and the participant), (7) modify or amend any outstanding Award subject to applicable legal restrictions (except that repricing of a stock option without stockholder approval is prohibited), (8) authorize any person to execute, on our behalf, any instrument required to effect the grant of an Award, (9) approve forms of Award agreement for use under the plan, (10) allow participants to satisfy withholding tax obligations in such manner as may be determined by the Administrator in accordance with the terms of the 2022 Plan, (11) determine the fair market value of our common stock, (12) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the plan. All decisions, interpretations and other actions of the Administrator will be final and binding on all holders of Awards and on all persons deriving their rights therefrom. The Board has currently delegated to the Compensation and Human Resources Committee the authority to grant equity awards to all employees (including executive officers), consultants and directors.

Eligibility to Receive Awards

The 2022 Plan provides that non-qualified stock options, restricted stock, RSUs, PSUs and other awards may be granted to employees, consultants and/or directors. Incentive stock options may only be granted to employees.

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Annual Director Limits

Under the 2022 Plan, no non-employee director may receive any combination of awards in any fiscal year having a value that exceeds $750,000 in the aggregate when combined with the non-employee director’s cash fees for the fiscal year.

Term

The 2022 Plan will expire on April 11, 2035 (the tenth anniversary of the date the Amended Plan was approved by our Board). This represents an extension from the original termination date under the Plan of March 17, 2032.

No Repricing Without Stockholder Approval

The 2022 Plan prohibits repricing of stock options, including by way of an exchange for Awards with a lower exercise price, a different type of Award, cash, or a combination thereof, without stockholder approval.

Terms and Conditions of Stock Options

Each stock option granted under the 2022 Plan will be evidenced by a written or electronic stock option agreement between the optionee and Autodesk and be subject to the following terms and conditions:

•Exercise Price. The Administrator sets the exercise price of the shares subject to each stock option, provided that the exercise price cannot be less than 100% of the fair market value of our common stock on the stock option grant date. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value if, on the grant date, the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Autodesk or any of its subsidiaries (a “10% Stockholder”).

•Form of Consideration. The means of payment for shares issued upon exercise of a stock option is specified in each stock option agreement. Payment generally may be made by cash, check, other shares of Autodesk’s common stock owned by the optionee, delivery of a properly executed notice with such other documentation as the Administrator and broker may require and the sale proceeds required to pay the exercise price, or by a combination of the foregoing.

•Exercise of the Stock Option. Each stock option agreement will specify the term of the stock option and the date the stock option is to become exercisable. No stock option granted under the 2022 Plan may be exercised more than ten (10) years after the date of grant. Incentive stock options granted to a 10% Stockholder will have a term of no more than five (5) years from the date of grant.

•Termination of Employment or Consulting Relationship. If an optionee’s employment or consulting relationship terminates for any reason (other than death or permanent disability), all vested stock options held by such optionee under the 2022 Plan expire upon the earlier of (i) such period of time as is set forth in the applicable stock option agreement(s), which Autodesk currently sets at between three and twelve months, or (ii) the expiration date of the stock options; provided, however, that if the optionee was a member of the Board prior to such termination of service, then such options shall expire upon the earlier of (i) seven months following the termination (or three years in the case of a qualified retirement), or (ii) the expiration date of the stock options.

•Permanent Disability. If an optionee is unable to continue employment or a consulting relationship as a result of permanent and total disability (as defined in the Code), all vested stock options held by such optionee under the 2022 Plan expire upon the earlier of (i) twelve months after the date of termination of the optionee’s employment, or (ii) the expiration date(s) of the stock options.

•Death. If an optionee dies while employed by or engaged in a consulting relationship with us, all stock options held by such optionee under the 2022 Plan expire upon the earlier of (i) twelve months after the optionee’s death, or (ii) the expiration date(s) of the stock options. The executor or other legal

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representative of the optionee may exercise all or part of the optionee’s stock options at any time before such expiration.

•ISO Limitation. If the aggregate fair market value of all shares subject to an optionee’s incentive stock options that are exercisable for the first time during any calendar year exceeds $100,000, the excess stock options will be treated as nonqualified stock options.

Term and Conditions of Restricted Stock

Each Award of restricted stock granted under the 2022 Plan will be evidenced by a written or electronic restricted stock agreement between the participant and Autodesk and be subject to the following terms and conditions:
•Vesting and Other Restrictions. In determining whether to make an Award of restricted stock, and/or the appropriate vesting schedule for any such Award, the Administrator may impose any conditions to vesting it deems appropriate.

•Stockholder Rights. A holder of restricted stock will have the full voting rights of a holder of common stock, unless determined otherwise by the Administrator. A holder of restricted stock also generally will be entitled to receive all dividends and other distributions paid with respect to shares of common stock unless otherwise provided in the Award agreement. Such dividends and distributions generally will be subject to the same vesting criteria as the shares of restricted stock upon which the dividends or distributions are paid.
Term and Conditions of Restricted Stock Units

Each Award of RSUs granted under the 2022 Plan will be evidenced by a written or electronic RSU award agreement between the participant and Autodesk and be subject to the following terms and conditions:
•Vesting and Other Restrictions. In determining whether to make an Award of RSUs, and/or the appropriate vesting schedule for any such Award, the Administrator may impose any conditions to vesting it deems appropriate.
•Stockholder Rights. A holder of RSUs will not have stockholder rights unless and until the RSUs vest and shares of Common Stock are delivered to the RSU holder.
•Dividend Equivalents. The Administrator may, in its sole discretion, grant dividend equivalents in connection with an Award of RSUs. Such dividend equivalents shall be converted to cash or additional shares of Common Stock, or some combination thereof, by such formula and at such time and subject to such limitations as may be determined by the Administrator. Notwithstanding the foregoing, dividend equivalents shall accrue and only be paid to the extent the Award of RSUs becomes vested.

Performance Goals

The Administrator, in its discretion, may make performance goals applicable to a participant with respect to an Award. As provided under the 2022 Plan, at the Administrator’s discretion, performance goals may be based on one or more of the following business criteria:
•Earnings per share
•Net income
•Operating margins
•Revenue
•Total stockholder return
•Recurring revenue (including annualized)
•Bookings
•Billings
•Number of customers
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•Objective customer indicators
•Expenses
•Cost reduction goals
•Economic value added
•Cash flow (including operating cash flow or free cash flow)
•Cash flow per share
•Sales or revenue targets, including product or product family targets

Any criteria used may be measured, as applicable (1) on a pro forma basis (as defined in the 2022 Plan), (2) in absolute terms, (3) in relative terms (including, but not limited to, the passage of time and/or against another company or companies or financial metrics), (4) on a per-share and/or share per capita basis, (5) against the performance of Autodesk as a whole or particular segments, business units, industry groups or products of Autodesk, and/or (6) on a pre-tax or after-tax basis.

Term and Conditions of Other Awards

Other cash-based, equity-based or equity-related Awards (“Other Awards”) may be granted under the 2022 Plan in such amounts and on such terms as the Administrator shall determine. Each Other Award granted under the 2022 Plan will be evidenced by a written or electronic other award agreement between the participant and Autodesk and be subject to the following terms and conditions:
•Vesting and Other Restrictions. In determining whether to make an Other Award, and/or the appropriate vesting schedule for any such Award, the Administrator may impose any conditions to vesting it deems appropriate.
•Stockholder Rights. An Other Award may involve the transfer of actual shares, either at the time of grant or thereafter, or payment in cash or otherwise. A holder of actual shares will have the full voting rights of a holder of common stock, unless determined otherwise by the Administrator. A holder of actual shares also generally will be entitled to receive all dividends and other distributions paid with respect to shares of common stock unless otherwise provided in the Other Award agreement. Such dividends and distributions generally will be subject to the same vesting criteria as the shares upon which the dividends or distributions are paid. A holder of any other type of Other Award will not have stockholder rights unless and until such Award vests and shares of common stock are delivered to the holder of such Award.

Leave of Absence

In the event that an employee, consultant or director goes on a leave of absence approved by the Administrator, Award vesting will continue during such leave, except as required by law or as otherwise determined by the Administrator.

Non-Transferability of Awards

Unless otherwise determined by the Administrator, an Award granted under the 2022 Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, and during the lifetime of the recipient, an Award may be exercised, only by the recipient. If the Administrator makes an Award transferable, that Award will contain such additional terms and conditions as the Administrator deems appropriate. No Award may be transferred for value.

Adjustments Upon Changes in Capitalization

In the event our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of our common stock or any other increase or decrease in the number or value of issued shares of common stock effected without receipt of consideration by us (excluding a regular cash dividend), appropriate proportional adjustments will be made in the number of shares subject to the 2022 Plan, the individual fiscal year limits applicable to Awards, the number of shares of stock subject to any Award outstanding under the

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2022 Plan, and the exercise price of any such outstanding option. Any such adjustment will be made by the Administrator, whose determination will be conclusive.

Dissolution or Liquidation

In the event of a proposed dissolution or liquidation of Autodesk, the Administrator is required to provide notice to each participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may permit a participant to exercise his or her Award until ten (10) days prior to such transaction. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award will lapse in full, and that any Award vesting will fully accelerate, if the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent they have not been previously exercised, all outstanding Awards will terminate immediately prior to the consummation of such proposed dissolution or liquidation.

Change of Control

In the event of a change of control, the successor corporation (or its parent or subsidiary) is required to assume or substitute each outstanding Award. If the successor corporation refuses to assume the Awards or to substitute equivalent Awards, such stock options, restricted stock and RSUs, and all Other Awards will become 100% vested, all restrictions on restricted stock will lapse, and all performance goals or other vesting criteria with respect to Awards with performance-based vesting will be deemed achieved at 100% target levels and all other terms and conditions met. In such event, the Administrator is required to provide notice to each participant that each stock option subject to exercise is fully exercisable for fifteen days from the date of such notice and will terminate upon expiration of such period.

Amendment, Suspensions and Termination of the 2022 Plan

Autodesk’s Board may at any time amend, alter, suspend or terminate the 2022 Plan. However, to the extent necessary and desirable to comply with any applicable law, Autodesk will obtain stockholder approval of any amendment in such a manner and to such a degree as required. In addition, as noted above under the section entitled “No Repricing Without Stockholder Approval,” stock options may not be repriced without stockholder approval.

Recoupment

Autodesk will be entitled to the extent permitted or required by applicable laws, company policies and/or the requirements of a stock exchange on which the shares are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by Autodesk at any time to a participant under the 2022 Plan. No such recoupment of compensation will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement between the participant and Autodesk.

U.S. Federal Income Tax Consequences

The following summary briefly describes U.S. federal income tax consequences associated with Awards granted under the 2022 Plan but is not a detailed or complete description of all U.S. federal tax laws or regulations that may apply, and does not address any local, state or other country laws or the tax consequences of a participant’s death. Therefore, no one should rely on this summary for individual tax compliance, planning or decisions. Award holders should consult with their own professional tax advisors concerning tax aspects of their Awards. The discussion below concerning tax deductions that may become available to us under U.S. federal tax law is not intended to imply that we will necessarily obtain a tax benefit or asset from those deductions. Taxation of equity-based payments in other countries is complex, does not generally correspond to U.S. federal tax laws, and is not covered by the summary below.

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Nonqualified Stock Options

No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock on the exercise date over the exercise price. Any additional gain or loss recognized upon later disposition of the shares of common stock will be taxed as capital gain or loss.

Incentive Stock Options

No taxable income is recognized when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, if applicable). If the participant exercises the option and then later sells or otherwise disposes of the shares of common stock more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares of common stock before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares of common stock on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain or loss will be taxed as capital gain or loss.

Restricted Stock and Restricted Stock Units

A participant generally will not have taxable income upon grant of restricted stock or RSUs. Instead, generally the participant will recognize ordinary income at the time of vesting equal to the fair market value of the shares on that date or the cash received, minus any amount paid. For restricted stock only, a participant instead may elect to be taxed at the time of grant.

Other Awards

A participant who receives a cash-based award will realize compensation taxable as ordinary income in an amount equal to the cash paid at the time of such payment. Income tax withholding requirements generally apply to amounts that are recognized as ordinary income and we generally will be entitled to a deduction in the same amount and at the same time that the participant recognizes ordinary income.

In addition, in general, when a participant receives payment of a vested stock grant, the participant will recognize ordinary income equal to the fair market value of the shares received, and we generally will be entitled to a deduction at the same time and in the same amount.

Section 409A

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements regarding an individual’s deferral and distribution elections and distribution events. Awards granted under the 2022 Plan with a deferral feature will be subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be before the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

Tax Effect for Autodesk

Autodesk generally is entitled to a tax deduction for awards under the 2022 Plan in amounts equal to the ordinary income realized by participants at the time participants recognize income (e.g., the exercise of a nonqualified stock option). Our ability to obtain a deduction for amounts paid under the 2022 Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits our ability to deduct compensation, for U.S. federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1.0 million.

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Existing Plan Benefits

The aggregate number of shares subject to stock options and other equity awards granted under the Autodesk, Inc. 2022 Equity Incentive Plan since its inception through April 10, 2025 is set forth in the table below.

Autodesk, Inc. 2022 Equity Incentive Plan
Name and Position	Number of Shares Subject to Stock Awards (1)
Current Executive Officers:
Andrew Anagnost, President and Chief Executive Officer, Board Director	294,746
Janesh Moorjani, Executive Vice President and Chief Financial Officer	90,100
Steven M. Blum, Executive Vice President and Chief Operating Officer	101,892
Ruth Ann Keene, Executive Vice President, Corporate Affairs, Chief Legal Officer and Corporate Secretary	51,483
Rebecca Pearce, Executive Vice President and Chief People Officer	50,906
All Current Executive Officers as a Group	602,826

Former Executive Officers:
Deborah L. Clifford, Former Executive Vice President and Chief Financial Officer, Current Chief Strategy Officer	72,252
Elizabeth (Betsy) Rafael, Former Interim Chief Financial Officer	2,186
All Employees, Other than Current Executive Officers, as a Group	9,463,518

All Current Non-Employee Directors as a Group	25,057
Each nominee for election as a director	—
Each associate of any such directors, executive officers or nominees	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—
_____________
(1) Stock awards are in the form of RSUs and PSUs. PSUs are reflected assuming “target” performance. No option awards have been granted under the Plan since its inception.

New Plan Benefits

Future benefits that will be awarded or paid under the 2022 Plan cannot currently be determined, except with respect to certain automatic awards for non-employee directors. Specifically, each non-employee director elected to the Board at the 2025 Annual Meeting of Stockholders is anticipated to be granted an RSU award on the date of the 2025 Annual Meeting with a target grant date value of $250,000, as discussed above under the section titled “Compensation of Directors.” Such grants are not contingent on stockholder approval of the Amended Plan and are referred to herein as the “Upcoming Director Grants.”

Awards granted under the 2022 Plan are within the Administrator’s discretion, and the Administrator has not determined other future awards or who might receive them. The 2022 Plan does not have set benefits or amounts, except with respect to non-employee directors as discussed in the previous paragraph, and no grants or awards have been made by the Administrator that are conditioned upon stockholder approval of the Amended Plan. During fiscal year 2026, through April 10, 2025, our current NEOs as a group were granted approximately 226,000 shares subject to RSUs and PSUs (at target), and non-NEO employees as a group were granted approximately 2.2 million shares subject to RSUs and PSUs (at target). The number of shares subject to equity awards granted to each of our directors during the last fiscal year is set forth above under “Compensation of Directors.” The number of shares subject to equity awards granted in the future may be different from the numbers discussed above.

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Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance under our equity compensation plans, as of January 31, 2025:

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise or vesting of outstanding options, warrants and rights (in millions) (2)	Weighted-average exercise price of outstanding options, warrants and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (in millions) (4)
Equity compensation plans approved by security holders (1)	5	$21.43	11
Equity compensation plans not approved by security holders	—	$—	—
Total	5	$21.43	11
_____________
(1) Includes the 2022 Equity Incentive Plan that was approved by Autodesk’s stockholders and became effective on June 16, 2022, set forth in Note 4, "Equity Compensation" in the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K filed on March 6, 2025. The 2022 Equity Incentive Plan replaced the 2012 Employee Stock Plan, as amended, and the 2012 Outside Directors’ Stock Plan, as amended. No further awards may be granted under these prior plans.
(2) Includes stock options, restricted stock units and performance stock units at target.
(3) Weighted-average exercise prices are calculated without regard to performance shares and RSUs, which do not have any exercise price.
(4) Included in this amount are 3 million securities available for future issuance under Autodesk’s ESPP.

Registration with the SEC

We intend to file with the SEC a registration statement on Form S-8 covering the New Shares reserved for issuance under the Amended Plan.

Summary

We believe strongly that the approval of the Amended Plan is important to our continued success. Approval of the Amended Plan will position us so we can continue to attract, retain and motivate the personnel who will help achieve our business objectives.
__________________________________________________________________________________________

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF 2022 EQUITY INCENTIVE PLAN.
____________________________________________________________________________________________

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Information About the 2025 Annual Meeting of Stockholders

Location, Stock Ownership, Quorum, and Voting

Q: Where is the Annual Meeting?
___________________________________________________________________________________________

A: The Annual Meeting will be held in a virtual format only at www.virtualshareholdermeeting.com/ADSK2025. Autodesk stockholders will have the opportunity to listen to the meeting live, submit questions and vote online.

Q: Who is entitled to vote at the Annual Meeting?
____________________________________________________________________________________________

A: Holders of record of Autodesk’s common stock, par value $0.01 per share, at the close of business on April 22, 2025 (the “Record Date”) are entitled to receive notice of and to vote their shares at the Annual Meeting. Beneficial owners at the close of business on the Record Date have the right to direct their broker, trustee, or nominee on how to vote their shares, as described below. Stockholders are entitled to cast one vote for each share of common stock they hold as of the Record Date.

As of the Record Date, there were 213,944,535 shares of common stock outstanding and entitled to vote at the Annual Meeting. No shares of Autodesk’s preferred stock were outstanding.

Our list of stockholders as of the Record Date will be available for inspection for the ten days prior to the Annual Meeting. If you want to inspect the stockholder list, email our Investor Relations department at investor.relations@autodesk.com to make arrangements.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?
____________________________________________________________________________________________

A: Stockholders of record. If your shares are registered directly in your name with Autodesk’s transfer agent, Computershare Investor Services LLC, you are considered the “stockholder of record” with respect to those shares. If you are a stockholder of record, Autodesk sent these proxy materials directly to you.

Beneficial owners. Most Autodesk stockholders hold their shares through a broker or other agent rather than directly in their own names. If your shares are held in a brokerage account or by a broker or other agent, you are considered the “beneficial owner” of shares held in “street name.” If you hold your shares in street name, these proxy materials have been forwarded to you by your broker or other agent. That entity is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or other agent on how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the Annual Meeting without the control number on your Notice of Internet Availability of Proxy Materials (the “Notice”), proxy card, or voting instruction form, or in the email sending you the Proxy Statement. You may contact your broker or other institution where you hold your account if you have questions about obtaining your control number.

Q: How many shares must be present or represented by proxy to conduct business at the Annual Meeting?
____________________________________________________________________________________________

A: The presence of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Stockholders are counted as present if they attend the Annual Meeting in person (virtually) or have properly submitted a proxy. Abstentions and “broker non-votes” are counted as present and entitled to vote and are therefore included for purposes of determining whether a quorum is present at the Annual Meeting.

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Q: What are “broker non-votes”?
____________________________________________________________________________________________

A: Generally, if shares are held in street name, the beneficial owner is entitled to give voting instructions to the broker or other agent holding the shares. If the beneficial owner does not provide voting instructions, the broker or other agent can vote the shares with respect to matters that are considered “routine,” but not with respect to “non-routine” matters, resulting in a “broker non-vote.” Accordingly, if you own shares through a broker or other agent, please be sure to give voting instructions so your vote will be counted on all proposals that come before the Annual Meeting.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026 (Proposal Two) is considered routine under applicable rules, so there should not be any broker non-votes in connection with Proposal Two. The election of the ten directors listed in the accompanying Proxy Statement (Proposal One), the advisory vote on executive compensation (Proposal Three) and the proposal to amend and restate the 2022 Equity Incentive Plan (Proposal Four) are considered non-routine matters, so there may be broker non-votes on Proposals One, Three and Four.

Q: How can I vote my shares during the Annual Meeting?
____________________________________________________________________________________________

A: Whether you hold shares in your name or in street name, you should follow the instructions at www.virtualshareholdermeeting.com/ADSK2025 to vote during the Annual Meeting.

Even if you plan to virtually attend the Annual Meeting, we recommend that you also submit your proxy card or follow the voting instructions described below to vote in advance of the meeting so that your vote will be counted if you later decide not to attend.

Q: How can I vote my shares without attending the Annual Meeting?
____________________________________________________________________________________________

A: If you are a stockholder of record, you may instruct the proxy holders how to vote your shares in one of three ways:

•by using the internet voting site listed on the proxy card and Notice;
•by calling the toll-free telephone number listed on the proxy card and Notice; or
•by requesting a proxy card from Autodesk by telephone at (415) 507-6373 or by email at investor.relations@autodesk.com, and completing, signing, dating, and returning the proxy card in the postage pre-paid envelope provided.

Proxy cards submitted by mail must be received by the time the Annual Meeting begins in order for the related shares to be voted. If you return a signed proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board.
Specific instructions for using the telephone and internet voting systems are on the proxy card and Notice. The telephone and internet voting systems for stockholders of record will be available until 11:59 p.m. Eastern Time on June 17, 2025.

If you are a beneficial owner, you will receive instructions from your broker or other agent that you must follow in order to have your shares voted. These instructions will indicate if internet and telephone voting are available and, if so, how to access and use those methods.

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Q: What is the voting requirement to approve these proposals?
____________________________________________________________________________________________

A: Proposal One. A majority of the votes duly cast is required for the election of each director. If the number of shares voted “for” a director nominee exceeds the number of votes cast “against,” the nominee will be elected as a director of Autodesk to serve until the next annual meeting or until his or her successor has been duly elected and qualified.

You may vote “for,” “against,” or “abstain” on each of the ten nominees for election as director. Abstentions and broker non-votes will not affect the outcome of the election.

Proposal Two. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to ratify the appointment of Ernst & Young LLP as Autodesk’s independent registered public accounting firm.

You may vote “for,” “against,” or “abstain” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. Proposal Two is considered routine under applicable rules, so there should not be any broker non-votes in connection with Proposal Two.

Proposal Three. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to approve, on an advisory basis, the compensation of our named executive officers.

You may vote “for,” “against,” or “abstain” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and are not included in the tabulation of the voting results on this proposal.

Proposal Four. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote are required to approve the amendment and restatement of the Autodesk 2022 Equity Incentive Plan.

You may vote “for,” “against,” or “abstain” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and are not included in the tabulation of the voting results on this proposal.

Q: What happens if I do not cast a vote?
____________________________________________________________________________________________

A: Stockholders of record. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial owners. If you hold your shares in street name and you do not cast your vote, your broker, trustee, or nominee can use its discretion to vote on the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (Proposal Two). However, you must cast your vote if you want it to count in any of: the election of directors (Proposal One), the non-binding approval of compensation for our named executive officers (Proposal Three), and the proposal to approve the amendment and restatement of the 2022 Equity Incentive Plan (Proposal Four) . Your broker may not vote your uninstructed shares with respect to Proposals One, Three, and Four.

Q: How does the Board recommend that I vote?
____________________________________________________________________________________________

A: The Board unanimously recommends that you vote your shares FOR the election of each of the 10 nominees listed in Proposal One, FOR the ratification of the appointment of Ernst & Young LLP as Autodesk's independent registered public accounting firm for the fiscal year ending January 31, 2026, FOR the approval, on an advisory basis, of the compensation of our named executive officers, and FOR the proposal to approve the amendment and restatement of the 2022 Equity Incentive Plan .

2025 Proxy Statement | 97

Q: If I sign a proxy, how will it be voted?
____________________________________________________________________________________________

A: All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting and not revoked before the polls are closed will be voted in accordance with the instructions on those proxy cards. If there are no instructions on an otherwise properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board.

Q: What happens if additional matters are presented at the Annual Meeting?
____________________________________________________________________________________________

A: If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (for the purpose of soliciting additional proxies or otherwise), the persons named as proxies will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q: Can I change or revoke my vote?
____________________________________________________________________________________________

A: If you are a stockholder of record, there are three ways you can change your vote.

•Before your shares are voted at the Annual Meeting, you can file with Autodesk’s Chief Legal Officer a written notice of revocation or a duly executed proxy card, in either case dated later than the proxy card you wish to change.
•You can attend the Annual Meeting and vote online with your control number. Simply attending the Annual Meeting without actually voting will not revoke a proxy.
•If you voted online or by telephone, you may change that vote by voting again, either by making a timely and valid internet or telephone vote or by voting online during the Annual Meeting.

Any written notice of revocation or subsequent proxy card should be delivered to Autodesk’s Chief Legal Officer or sent to Autodesk, Inc., One Market Street, Ste. 400, San Francisco, California 94105, Attention: Chief Legal Officer, and must be received by the Chief Legal Officer before the vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name, you can submit new voting instructions to your broker or other agent or you can attend the Annual Meeting and vote online with your control number.

Q: Who will bear the costs of soliciting votes for the Annual Meeting?
____________________________________________________________________________________________

A: Autodesk will bear all expenses of soliciting proxies, including the cost of preparing and mailing these proxy materials. Autodesk may reimburse brokerage firms, custodians, nominees, fiduciaries, and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers, and other employees of Autodesk also may solicit proxies in person or by other means of communication. These individuals may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation, but will not receive any additional compensation.

Autodesk has engaged the services of MacKenzie Partners, Inc., a professional proxy solicitation firm, to help us solicit proxies from stockholders, including certain brokers, trustees, nominees, and other institutional owners, for a fee of approximately $25,000 plus costs and expenses.

Q: Where can I find the voting results of the Annual Meeting?
____________________________________________________________________________________________

A: We intend to announce preliminary voting results at the Annual Meeting and expect to provide final results in a Current Report on Form 8-K within four business days of the Annual Meeting.

98 | AUTODESK, INC.

2025 Annual Meeting

Q: Why am I receiving these proxy materials?
____________________________________________________________________________________________

A: The Board is providing these proxy materials to you in connection with the solicitation of proxies for use at our 2025 Annual Meeting of Stockholders, to be held on Wednesday, June 18, 2025, at 3:00 p.m. Pacific Time, and at any adjournment, postponement, or other delay thereof for the purpose of considering and acting upon the matters set forth in this Proxy Statement. We are providing these materials to all of our stockholders through the Notice, unless a stockholder has specifically requested a full set paper copy of this Proxy Statement and our fiscal year 2025 Annual Report.

Q: What proposals will be voted on at the Annual Meeting?
____________________________________________________________________________________________

A: At the Annual Meeting, stockholders will be asked to vote:

1.To elect the 10 directors named in this Proxy Statement to serve for the coming year and until their successors are duly elected and qualified;
2.To ratify the appointment of Ernst & Young LLP as Autodesk's independent registered public accounting firm for the fiscal year ending January 31, 2026;
3.To hold a non-binding vote to approve the compensation of our named executive officers; and
4.To approve the amendment and restatement of the 2022 Equity Incentive Plan.

Q: Can I attend the Annual Meeting?
____________________________________________________________________________________________

A: Stockholders as of the Record Date will need to use their control number on their Notice or proxy card to log into www.virtualshareholdermeeting.com/ADSK2025 to attend online and participate in the Annual Meeting. We encourage you to access the meeting prior to the start time. Please allow ample time for online check-in. You will be able to ask questions and vote online by following the instructions at that website. You will have the same rights and opportunities afforded by an in-person meeting.

Q: Why did I receive a Notice in the mail regarding the Internet Availability of Proxy Materials instead of a full set paper copy of this Proxy Statement and fiscal year 2025 Annual Report?
____________________________________________________________________________________________

A: We are once again relying on an SEC rule that allows companies to furnish their proxy materials over the internet rather than in paper form. This rule allows us to send all of our stockholders a Notice that explains how to access the proxy materials over the internet or how to request a paper copy of proxy materials. If you would prefer to receive proxy materials in printed form by mail or electronically by email on an ongoing basis, please follow the instructions contained in the Notice. Proxy materials for our 2026 and future annual meetings of stockholders will be delivered to you by a Notice rather than in paper form unless you specifically request to receive printed proxy materials. We encourage stockholders to take advantage of electronic delivery to help reduce the cost and environmental impact of the annual meeting.

Q: Why did I receive a full set paper copy of this Proxy Statement in the mail and not a Notice Regarding the Internet Availability of Proxy Materials?
____________________________________________________________________________________________

A: Stockholders who previously requested full paper copies of the proxy materials are receiving paper copies again this year. If you would like to reduce the costs we incur in printing and mailing proxy materials, you can consent to receive all future proxy statements, proxy cards, and annual reports electronically via email or the internet. To sign up for electronic delivery, please follow the instructions provided on your proxy card or voting instruction form. Stockholders who hold shares through a bank, brokerage firm, or other agent may sign up for electronic delivery by
2025 Proxy Statement | 99

contacting that broker or agent. We encourage stockholders to take advantage of electronic delivery to help reduce the cost and environmental impact of the annual meeting.

Q: How may I obtain a copy of Autodesk’s corporate governance documents?
____________________________________________________________________________________________

A: You can obtain a copy of the full text of the corporate governance documents discussed herein free of charge from www.autodesk.com under “Investor Relations - ESG - Corporate Governance.” We will also provide any of the foregoing information to a stockholder without charge upon written request.

Additional Information About the Proxy Materials

Q: What should I do if I receive more than one set of proxy materials?
____________________________________________________________________________________________

A: You may receive more than one Proxy Statement, proxy card, voting instruction card, or Notice. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each account. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date, and return each proxy card or voting instruction card that you receive to ensure that all your shares are voted.

Q: How may I obtain a separate Notice or a separate set of proxy materials and fiscal year 2025 Annual Report?
____________________________________________________________________________________________

A: If you share an address with another stockholder, it is possible you will not each receive a separate Notice or a separate copy of the proxy materials and fiscal year 2025 Annual Report. If you wish, you may request individual documents by sending an email to investor.relations@autodesk.com. Stockholders who share an address and receive multiple Notices or multiple copies of our proxy materials and fiscal year 2025 Annual Report can request to receive a single copy in the same manner.

Q: What is the mailing address for Autodesk’s principal executive offices?
____________________________________________________________________________________________

A: Autodesk’s principal executive offices are located at One Market Street, Ste. 400, San Francisco, California 94105. Any written requests for additional information, additional copies of the proxy materials and fiscal year 2025 Annual Report, notices of stockholder proposals, recommendations for candidates to the Board, communications to the Board, or any other communications should be sent to this address.

Our internet address is www.autodesk.com. The information posted on our website is not incorporated into this Proxy Statement.

100 | AUTODESK, INC.

Stockholder Proposals and Director Nominations for 2026 Annual Meeting

Q: How may I submit a proposal, director nomination, or present matters at next year’s stockholders meeting?
____________________________________________________________________________________________

A: You should comply with applicable Bylaws and SEC requirements, which are identified in the table below.

Submission	Rules and Requirements	Deadline
Stockholder proposals for inclusion in next year’s annual meeting proxy materials	SEC Rule 14a-8	No later than close of business (5:00 p.m. Pacific Time) on January 6, 2026.
Proxy Access Director Nominees	Section 2.5(d) of Bylaws
Between January 19, 2025, and 5:00 pm Pacific Time on February 18, 2025, assuming we do not change the date of our 2026 meeting date to be more than 25 days before or after the first anniversary of our 2025 Annual Meeting.

Notice Provision for Other Items of Business or non-Proxy Access Director Nominees	Section 2.5(a) and (b) of Bylaws
Between February 18, 2025, and 5:00 pm Pacific Time on March 20, 2025, assuming we do not change the date of our 2026 meeting date to be more than 25 days before or after the first anniversary of our 2025 Annual Meeting.

Stockholders who intend to solicit proxies in reliance on the SEC’s universal proxy rule for director nominees submitted under the advance notice requirements of our Bylaws must comply with the additional requirements of Rule 14a-19(b). We encourage stockholders who wish to submit a proposal or nomination to seek independent counsel. Autodesk will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q: How do I submit a stockholder proposal and / or director nomination?
____________________________________________________________________________________________

A: All notices of proposals by stockholders should be emailed to board-administrator@autodesk.com or mailed to Autodesk, Inc., One Market Street, Ste. 400, San Francisco, California 94105, Attention: Chief Legal Officer.

Other Matters

The Board does not know of any other matters to be presented at the Annual Meeting. If any other matters are properly presented at the Annual Meeting, shares of common stock represented by proxy will be voted in accordance with the discretion of the proxy holders.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. Autodesk urges you to vote at your earliest convenience.

THE BOARD OF DIRECTORS
San Francisco, California
May 6, 2025

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Appendix A: Reconciliation of GAAP financial measures to non-GAAP financial measures

This Proxy Statement contains information regarding non-GAAP financial measures: non-GAAP operating margin, non-GAAP income from operations, non-GAAP diluted earnings for share, and free cash flow. Non-GAAP income from operations is calculated as our GAAP income from operations adjusted to exclude stock-based compensation expense, amortization of developed technologies, amortization of purchased intangibles, acquisition-related costs, and restructuring, other exit costs, and facility reductions, and lease-related asset impairments and other charges. Free cash flow represents cash flow provided by operating activities minus capital expenditures.

We believe that these non-GAAP financial measures are appropriate to enhance an overall understanding of our fiscal year 2025 performance in relation to the principal elements of Autodesk’s annual executive compensation program considered by the Compensation and Human Resources Committee, as described in the Compensation Discussion and Analysis section of this Proxy Statement.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States.

The following tables reflect Autodesk's GAAP results reconciled to non-GAAP results included in this Proxy Statement:
2025 Proxy Statement | A-1

	Fiscal Year Ended January 31,
	2025	2024
(In millions, except per share data)	(Unaudited)
Operating margin	22%	21%
Stock-based compensation expense	11%	13%
Amortization of developed technologies	1%	1%
Amortization of purchased intangibles	1%	1%
Acquisition-related costs	1%	1%
Non-GAAP operating margin (1)	36%	36%

Income from operations	$1,354	$1,128
Stock-based compensation expense	686	703
Amortization of developed technologies	80	43
Amortization of purchased intangibles	49	41
Acquisition-related costs	47	33
Lease-related asset impairments and other charges	—	14
Restructuring, other exit costs, and facility reductions	15	—
Non-GAAP income from operations	$2,231	$1,962

Diluted net income per share	$5.12	$4.19
Stock-based compensation expense	3.15	3.26
Amortization of developed technologies	0.37	0.20
Amortization of purchased intangibles	0.23	0.19
Acquisition-related costs	0.22	0.15
Lease-related asset impairments and other charges	—	0.06
Restructuring, other exit costs, and facility reductions	0.07	—
Loss on strategic investments and dispositions, net	0.05	0.15
(Release) establishment of valuation allowance on deferred tax assets	(0.07)	0.07
Discrete GAAP tax items	0.03	(0.15)
Income tax effect of non-GAAP adjustments	(0.70)	(0.52)
Non-GAAP diluted net income per share	$8.47	$7.60

Net cash provided by operating activities	$1,607	$1,313
Capital expenditures	(40)	(31)
Free cash flow	$1,567	$1,282
_______________
(1)Totals may not sum due to rounding.

A-2 | AUTODESK, INC.

Appendix B - Autodesk, Inc. 2022 Equity Incentive Plan As Amended and Restated

AUTODESK, INC.
2022 EQUITY INCENTIVE PLAN
(As Amended and Restated June 18, 2025)

1.Purposes of the Plan. The purposes of this 2022 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Consultants and Directors, and to promote the success of the Company's business. This 2022 Equity Incentive Plan was initially effective upon the approval of the Company’s stockholders on June 16, 2022. It was subsequently amended by the Board on April 11, 2025, subject to and effective upon approval by the Company’s stockholders on the Effective Date.

2.Definitions. As used herein, the following definitions shall apply:

(a)"Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)"Applicable Laws" means the requirements relating to the administration of equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan.

(c)"Award" means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Stock Units, Other Awards, or any combination of the foregoing.

(d)"Award Agreement" means the written or electronic agreement setting forth the terms and conditions applicable to each Award granted under the Plan.

(e)"Board" means the Board of Directors of the Company.

(f)"Change of Control" means the occurrence of any of the following events, in one or a series of related transactions:

(i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

(ii) a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii) the sale or disposition by the Company of all or substantially all the Company's assets; or

(iv) a change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. "Incumbent Directors" shall mean Directors who either (A) are Directors as of the date this Plan is approved by the Board, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors and whose
2025 Proxy Statement | B-1

election or nomination was not in connection with any transaction described in (i) or (ii) above or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

Further, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A, in order to make payment upon such Change in Control, the transaction or event described above with respect to such Award must also constitute a "change in ownership," a "change in the effective control" or a "change in the ownership of substantial assets" of the Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5) (or any successor provision), and if it does not, payment of such Award will be made pursuant to the Award's original payment schedule or, if earlier, upon the death of the Participant, unless otherwise provided in the Award Agreement.

(g)"Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(h)"Committee" means a Committee appointed by the Board in accordance with Section 4 of the Plan.

(i)"Common Stock" means the Common Stock of the Company.

(j)"Company" means Autodesk, Inc., a Delaware corporation, or any successor thereto.

(k)"Consultant" means any natural person, including an advisor, who is engaged by the Company or any Parent or Subsidiary of the Company to render services and is compensated for such services, and any director of the Company whether compensated for such services or not, who satisfies the requirements of subsection (c)(1) of Rule 701 under the Securities Act of 1933, as amended.

(l)"Date of Grant" means, with respect to an Award, the date that the Award is granted and its exercise price is set (if applicable), consistent with Applicable Laws and applicable financial accounting rules.

(m)"Director" means a member of the Board.

(n)"Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code, provided, however, that to the extent necessary to comply with Section 409A, "Disability" shall have the meaning set forth in Treasury Regulation Section 1.409A-3(i)(4) (or any successor provision).

(o)"Earnings Per Share" means, as to any Performance Period, fully diluted earnings per share of the Company, a business unit or an industry group, as defined by generally accepted accounting principles.

(p)“Effective Date” means June 18, 2025, the date the Plan was approved by the Company’s stockholders at the Company’s 2025 annual meeting of stockholders.

(q)"Employee" means any person employed by the Company or any Parent or Subsidiary of the Company. An Employee shall not cease to be an Employee in the case of

(i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. The payment by the Company of a director's fee to a Director shall not be sufficient to constitute "employment" of such Director by the Company.

B-2 | AUTODESK, INC.

(r)"Exchange Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(s)"Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("Nasdaq") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination; or

(ii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(iii) If Fair Market Value is to be determined as of a date which is not a date on which the Common Stock is traded, then the Fair Market Value on such date shall be the Fair Market Value on the next subsequent trading date.

(t)"Fiscal Year" means a fiscal year of the Company.

(u)"Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(v)"Net Income" means, as to any Performance Period, net income for the Performance Period of the Company, a business unit or an industry group, as defined by generally accepted accounting principles.

(w)"Nonqualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

(x)"Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

(y)"Operating Margins" means the ratio of Operating Income to Revenue.

(z)"Operating Income" means income from operations of the Company, a business unit or an industry group, as defined by generally accepted accounting principles.

(aa)"Option" means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to the Plan.

(bb) "Other Award" means an Award granted to a Participant pursuant to Section 11.

(cc)     "Other Award Agreement" means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Other Awards granted under the Plan and includes any document attached to such agreement.

(dd)      "Parent" means a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ee)     "Participant" means the holder of an outstanding Award granted under the Plan.

2025 Proxy Statement | B-3

(ff)     "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to Awards of Restricted Stock or Restricted Stock Units. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Revenue, (b) Earnings Per Share, (c) Net Income, (d) Operating Margins, (e) Total Stockholder Return, (f) recurring revenue (including annualized), (g) bookings, (h) billings, (i) number of customers, (j) objective customer indicators, (k) expenses, (l) cost reduction goals, (m) economic value added, (n) cash flow (including operating cash flow or free cash flow), (o) cash flow per share, and (p) sales or revenue targets, including product or product family targets. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) on Pro Forma numbers, (ii) in absolute terms, (iii) in relative terms (including, but not limited, the passage of time and/or against other companies or financial metrics), (iv) on a per share and/or share per capita basis, (v) against the performance of the Company as a whole or against particular segments, business units, industry groups or products of the Company and/or (vi) on a pre-tax or after-tax basis. Prior to the date on which such Performance Goals are determined, the Administrator shall stipulate whether any element(s) (for example, but not by way of limitation, the effect of mergers or acquisitions) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants (notwithstanding any other provision of the Plan, whether or not such determinations result in any Performance Goal being measured on a basis other than generally accepted accounting principles). Such stipulation may also be made after the date such Performance Goals are determined in the Administrator's sole discretion.

(gg)      "Performance Period" means any Fiscal Year or such longer period as determined by the Administrator in its sole discretion.

(hh)      "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. As provided in Section 9, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator, in its discretion.

(ii)     "Plan" means this 2022 Equity Incentive Plan, as set forth in this instrument, as amended and restated, and as hereafter amended from time to time.

(jj)      "Pro Forma" means calculation of a Performance Goal in a manner that excludes certain non-recurring, unusual or non-cash expenses or credits, such as restructuring expenses, extraordinary tax events, expenses or credits related to equity compensation or the like, acquisition related expenses and charges, extraordinary items, income or loss from discontinued operations, and/or gains or losses from early extinguishment of debt instead of conforming to generally accepted accounting principles.

(kk)      "Qualified Retirement" means a Director's retirement from the Board after the retiring Director either (i) has attained 62 years of age and has served on the Board for at least five (5) years, or (ii) has served on the Board for at least ten (10) years.

(ll)      "Restricted Stock" means an Award granted to a Participant pursuant to Section 9.

(mm)      "Restricted Stock Unit" means an Award granted to a Participant pursuant to Section 10.

(nn)      "Revenue" means net sales for the Performance Period of the Company, a business unit or an industry group, as defined by generally accepted accounting principles.

(oo)      "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(pp)      "Section 16(b)" means Section 16(b) of the Securities Exchange Act of 1934, as amended.

(qq)      "Section 409A" means Section 409A of the Code and any regulations or guidance promulgated thereunder.

B-4 | AUTODESK, INC.

(rr)      "Share" means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(ss)      "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

(tt)      "Total Stockholder Return" means the total return (change in share price plus reinvestment of any dividends) of a share of the Company's common stock.

3.Stock Subject to the Plan.

(a)Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is equal to 43,750,000 Shares (consisting of (i) 23,000,000 Shares approved when the Plan initially became effective on June 16, 2022 plus (ii) 20,750,000 Shares approved when the Plan was amended and restated effective as of the Effective Date).

(b)The Shares may be authorized, but unissued, or reacquired Common Stock. Subject to Section 3(c) hereof, if an Award expires or becomes unexercisable without having been exercised in full, or with respect to Restricted Stock or Restricted Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock or Restricted Stock Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and exercise price of an Award will not become available for future grant or sale under the Plan. Any Shares repurchased by the Company with the proceeds from the exercise of Options will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing and, subject to adjustment provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(b).

(c)Notwithstanding anything to the contrary, each Share subject to an Incentive Stock Option or Nonqualified Stock Option shall be counted against the Shares authorized for issuance under the Plan as one Share. Each Share subject to an Award of Restricted Stock or Restricted Stock Units shall be counted against the Shares authorized for issuance under the Plan as 2.08 Shares. Each Share which is subject to an Award of Restricted Stock or Restricted Stock Units granted under the Plan which is forfeited to or repurchased by the Company pursuant to Section 3(b) hereof shall count as having returned 2.08 Shares to the total of number of Shares which are available for future grant or sale under the Plan.

4.Administration of the Plan.

(a)Procedure.

(i) Multiple Administrative Bodies. The Plan may be administered by the Board or different Committees with respect to different groups of Participants.

(ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iii) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

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(b)Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value of the Common Stock, in accordance with Section 2(s) of the Plan;

(ii) to select the eligible persons to whom Awards may be granted hereunder;

(iii) to determine whether and to what extent Awards are granted hereunder;

(iv) to determine the number of Shares to be covered by each Award granted hereunder (other than a cash-based Other Award), and the amount of cash to be covered by each cash-based Other Award granted hereunder;

(v) to approve forms of agreement for use under the Plan;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. With respect to Options, such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii) to construe and interpret the terms of the Plan and Awards granted hereunder;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(ix) to modify or amend each Award (not inconsistent with the terms of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to allow Participants to satisfy withholding tax obligations in such manner as may be determined by the Administrator in accordance with the terms of the Plan;

(xii) to determine the terms and restrictions applicable to Awards; and

(xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c)Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards and shall be given the maximum deference permitted by law.

5.Eligibility. Nonqualified Stock Options, Restricted Stock, Restricted Stock Units and Other Awards may be granted to Employees, Consultants and/or Directors, subject to Applicable Laws. Incentive Stock Options may be granted only to Employees.

6.No Employment or Service Rights. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant's employment or service with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant's right or the Company's or Subsidiary's right, as the case may be, to terminate such employment or service at any time, with or without cause or notice.

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7.Term of Plan. The Plan originally became effective on June 16, 2022 and was amended effective as of the Effective Date. It shall continue in effect, unless terminated earlier, until April 11, 2035. Notwithstanding the foregoing, no Incentive Stock Options may be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company.

8.Stock Options.

(a)Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to eligible persons at any time and from time to time as determined by the Administrator in its sole discretion. The Administrator, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options covering more than a total of 1,500,000 Shares; provided, however, that such limit shall be 3,000,000 Shares in the Participant's first Fiscal Year of Company service. The Administrator may grant Incentive Stock Options, Nonstatutory Stock Options, or a combination thereof.

(b)Term. The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be no longer than ten (10) years from the Date of Grant. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be no longer than five (5) years from the Date of Grant. Subject to the five (5) and ten (10) year limits set forth in the preceding sentence, the Administrator may, after an Option is granted, extend the maximum term of the Option. Unless otherwise determined by the Administrator, any extension of the term of an Option pursuant to this Section 8(b) shall comply with Section 409A.

(c)Option Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the Date of Grant.

Notwithstanding the foregoing, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Administrator, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Date of Grant.

(d)No Repricing. The exercise price for an Option may not be reduced without the consent of the Company's stockholders. This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for (a) Awards with a lower exercise price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c).

(e)Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period or until performance milestones are satisfied.

(f)Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Subject to Applicable Laws, such consideration may consist entirely of:

(i) cash;

(ii) check;

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(iii) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) delivery to the Company of (A) a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and (B) the sale proceeds required to pay the exercise price;

(v) any combination of the foregoing methods of payment; or

(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; provided, however, that in no case will loans be permitted as consideration for exercising an Option hereunder.

(g)Exercise of Option; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Share promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Share is issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(h)Termination of Employment or Consulting Relationship. If a Participant ceases to be an Employee or Consultant, other than by reason of the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement, to the extent that the Participant was entitled to exercise it on the date of termination. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the date of the Participant's termination, to the extent that the Participant was entitled to exercise it on the date of termination; provided, however, that if the Participant is a Director immediately prior to the date of termination and ceases to serve as a Director other than by reason of death, Disability or Qualified Retirement, then the Participant may exercise his or her Option for seven (7) months following the date of such cessation, to the extent that the Participant was entitled to exercise it on such date; provided, further, that if the Participant ceases to serve as a Director by reason of a Qualified Retirement, then the Participant may exercise his or her Option for three (3) years following the date of such cessation, to the extent that the Participant was entitled to exercise it on such date.

(i)Disability. If a Participant ceases to be an Employee or Consultant by reason of the Participant's Disability, the Participant may exercise his or her Option for twelve (12) months following the date of the Participant's termination, to the extent that the Participant was entitled to exercise it on the date of termination.

(j)Death of Participant. If a Participant ceases to be an Employee or Consultant by reason of the Participant's death, the Option may be exercised for twelve (12) months following the date of the Participant's death, to the extent that the Participant was entitled to exercise it on such date, by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by
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the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution.

(k)General. Notwithstanding the foregoing, in no event may the Option be exercised after its term has expired. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant (or the Participant's beneficiary or representative, as the case may be) does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(l)ISO $100,000 Rule. Each Option shall be designated in the Notice of Grant as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to a Participant's Incentive Stock Options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 8(l), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

9.Restricted Stock.

(a)Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to eligible persons as the Administrator, in its sole discretion, shall determine. The Administrator, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than a total of 750,000 Shares of Restricted Stock (and/or Restricted Stock Units); provided, however, that such limit shall be 1,500,000 Shares in the Participant's first Fiscal Year of Company service.

(b)Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine. Unless the Administrator determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

(c)Transferability. Except as provided in this Section 9, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 9(d).

(i) General Restrictions. The Administrator may set restrictions based upon continued employment or service with the Company and its affiliates, the achievement of specific performance objectives (Company-wide, departmental, or individual), the achievement of Performance Goals, applicable federal or state securities laws, other Applicable Laws, or any other basis determined by the Administrator in its discretion.

(ii) Legend. The Administrator, in its discretion, may legend the Shares representing Restricted Stock to give appropriate notice of such restrictions.

(e)Removal of Restrictions. Except as otherwise provided in this Section 9, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend or legends under Section 9(d)(iii) removed from his or her Share, and the Shares shall be freely transferable by the Participant. The Administrator (in its discretion) may establish procedures
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regarding the release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.

(f)Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends or distribution shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid, unless otherwise provided in the Award Agreement.

(h)Return of Restricted Stock to the Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

10.Restricted Stock Units.

(a)Grant of Restricted Stock Units. Restricted Stock Units may be granted to eligible persons at any time and from time to time, as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than a total of 750,000 Restricted Stock Units (and/or Shares of Restricted Stock); provided, however, that such limit shall be 1,500,000 Restricted Stock Units in the Participant's first Fiscal Year of Company service.

(b)Value of Restricted Stock Units. Each Restricted Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

(c)Restricted Stock Unit Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(d)Performance Objectives and Other Terms. The Administrator, in its discretion, shall set performance objectives or other vesting criteria which, depending on the extent to which they are met, will determine the number or value of Restricted Stock Units that will be paid out to the Participants. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(i) General Performance Objectives, Performance Goals or Vesting Criteria. The Administrator may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, Performance Goals, applicable federal or state securities laws, or any other basis determined by the Administrator in its discretion (for example, but not by way of limitation, continuous service as an Employee or Consultant).

(e)Earning of Restricted Stock Units. After the applicable Performance Period has ended, the holder of Restricted Stock Units shall be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Restricted Stock Unit, the Administrator, in its sole discretion, may reduce or waive any performance objectives for such Restricted Stock Unit.

(f)Dividend Equivalents. The Administrator may, in its sole discretion, grant dividend equivalents in connection with an Award of Restricted Stock Units. Such dividend equivalents shall be converted to cash or additional Shares, or some combination thereof, by such formula and at such time and subject to such limitations as may be determined by the Administrator. Notwithstanding the foregoing, dividend equivalents shall accrue and only be paid to the extent the Award of Restricted Stock Units becomes vested.

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(g)Form and Timing of Payment of Restricted Stock Units. Payment of vested Restricted Stock Units shall be made as soon as practicable after vesting (subject to any deferral permitted under Section 20). The Administrator, in its sole discretion, may pay Restricted Stock Units in the form of cash, in Shares or in a combination thereof.

(h)Cancellation of Restricted Stock Units. On the date set forth in the Award Agreement, all unvested Restricted Stock Units shall be forfeited to the Company and, except as otherwise determined by the Administrator, again shall be available for grant under the Plan.

11.Other Awards

(a)General. The Administrator may from time to time grant cash-based, equity-based or equity-related awards not otherwise described herein to eligible persons in such amounts and on such terms as it shall determine, subject to the terms and conditions set forth in the Plan. Without limiting the generality of the preceding sentence, each such Other Award may (i) involve the transfer of actual Shares to Participants, either at the time of grant or thereafter, or payment in cash or otherwise, (ii) be subject to performance-based vesting conditions and/or multipliers and/or service-based vesting conditions, (iii) be in the form of cash, stock appreciation rights, phantom stock, performance shares, deferred share units, share-denominated performance units or other similar awards and (iv) be designed to comply with Applicable Laws of jurisdictions other than the United States; provided, however, that each cash-based Other Award shall be denominated in cash and each equity-based or equity-related Other Award shall be denominated in, or shall have a value determined by reference to, a number of Shares, in each case that is specified (or will be determined using a formula that is specified) at the time of the grant of such Other Award.

(b)Award Terms. When Other Awards are granted under the Plan, the Company shall advise the recipient in writing of the terms, conditions and restrictions applicable to the Other Award. The offer to receive Other Awards shall be accepted by execution of an Other Award Agreement in the form determined by the Administrator.

(c)Vesting, Settlement and Payment. The Administrator may, in its sole discretion, set vesting criteria for the Other Award that must be met in order to be eligible to receive a payout pursuant to the Award (note that the Administrator may specify additional conditions which must also be met in order to receive a payout pursuant to the Award). Any such vesting criteria may be based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, Continuous Service Status), or any other basis determined by the Administrator in its sole discretion. Notwithstanding the foregoing, at any time after the grant of the Other Award, the Administrator, in its sole discretion, may reduce or waive any applicable vesting criteria.

(d)Form and Timing of Settlement or Payment. Settlement or payment of earned Other Awards will be made upon the date(s) determined by the Administrator and may be subject to additional conditions, if any, each as set forth in the Other Award Agreement. The Administrator will settle earned cash-based Other Awards solely in cash but, in its sole discretion, may settle earned equity-based or equity related Other Awards in cash, Shares, or a combination of both.

(e)Other Provisions. The Other Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. The provisions of Other Award Agreements need not be the same with respect to each Participant.

(f)Rights as a Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) (if any), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to the equity-based or equity-related Other Awards. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 15 of the Plan.

12.Limitation on Grants to Non-Employee Directors. The maximum number of Shares subject to Awards (and of cash subject to cash-based Other Awards) granted under the Plan or otherwise during any one Fiscal Year to any Director (other than a Director who is also an Employee) for service on the Board, taken together with any cash fees paid by the Company to such Director during such Fiscal Year for service on the Board, will not
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exceed $750,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

13.Leaves of Absence. Unless the Administrator provides otherwise or except as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall continue during any leave of absence approved by the Administrator.

14.Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate; provided, however, that such Award shall in no event be transferable for value. Notwithstanding the foregoing, a Participant may, if the Administrator (in its discretion) so permits, transfer an Award to an individual or entity other than the Company. Any such transfer shall be made in accordance with such procedures as the Administrator may specify from time to time.

15.Adjustments Upon Changes in Capitalization.

(a)Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number or value of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number or value of issued Shares effected without receipt of consideration by the Company (excluding a regular cash dividend); provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Award until ten (10) days prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)Change of Control. In the event of a Change of Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise all of his or her outstanding Options, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and all Restricted Stock Units and Other Awards shall become fully vested; provided, however, that, with respect to Awards with performance-based vesting, including but not limited to Restricted Stock, Restricted Stock Units and Other Awards, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option is not assumed or substituted in the event of a Change of Control, the Administrator shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

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For the purposes of this paragraph, an Award shall be considered assumed if, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option, or upon the payout of the Restricted Stock Unit Award or Other Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant's consent; provided, however, a modification to such performance goals only to reflect the successor corporation's post-Change of Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

16.Amendment and Termination of the Plan.

(a)Amendment and Termination. Subject to Section 8(d) hereof, the Board may at any time amend, alter, suspend or terminate the Plan; provided, however, that to the extent necessary and desirable to comply with any Applicable Law, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing (or electronic format) and signed by the Participant and the Company.

17.Conditions Upon Issuance of Shares.

(a)Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)Investment Representations. As a condition to the exercise or receipt of Shares pursuant to an Award, the Company may require the person exercising or receiving Shares pursuant to an Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

18.Liability of Company.

(a)Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b)Grants Exceeding Allotted Shares. If the Shares covered by an Award exceed, as of the Date of Grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 16(a) of the Plan.

19.Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
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20.Deferrals. The Administrator, in its sole discretion, may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Administrator in its sole discretion.

21.Participation. No Employee, Consultant or Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

22.No Rights as Stockholder. Except to the limited extent provided in Sections 9(f) or 9(g), no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

23.Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof). Notwithstanding any contrary provision of the Plan, if a Participant fails to remit to the Company such withholding amount within the time period specified by the Administrator (in its discretion), the Participant's Award may, in the Administrator's discretion, be forfeited and in such case the Participant shall not receive any of the Shares subject to such Award. For avoidance of doubt, the Administrator may determine the fair market value of the Shares for tax purposes upon settlement of an Award using such methodology as may be required by Applicable Laws or as appropriate for administrative reasons.

24.Recoupment. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Company will be entitled to the extent permitted or required by Applicable Laws, Company policy and/or the requirements of a stock exchange on which the Shares are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company at any time to a Participant under this Plan. No such recoupment of compensation will be an event giving rise to a right to resign for "good reason" or "constructive termination" (or similar term) under any agreement between any Participant and the Company.

25.Section 409A. The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, a Participant shall not be considered to have terminated employment or service with the Company (or any Parent or Subsidiary of the Company) for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a "separation from service" from the Company (or any Parent or Subsidiary of the Company) within the meaning of Section 409A. Any payments described in the Plan that are due within the "short term deferral period" as defined in Section 409A shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A, the settlement and payment of such awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A. Notwithstanding anything to the contrary in the Plan or any Award, if and to the extent the Administrator shall determine that the terms of any Award may result in the failure of such Award to comply with or be exempt from the requirements of Section 409A, the Administrator shall have authority to take such action to amend, modify, cancel or terminate the Plan or any Award as it deems necessary or advisable to bring such Award into compliance with or maintain an exemption from Section 409A.

B-14 | AUTODESK, INC.

26.Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares having an aggregate Fair Market Value that does not exceed the amount required to be withheld, (b) delivering to the Company already-owned Shares having an aggregate Fair Market Value sufficient to satisfy the amount required to be withheld, or (c) such other method as may be approved by the Administrator and set forth in an Award Agreement. The number of Shares withheld under subsection (a) shall be determined using rates up to, but not exceeding, the maximum tax rates applicable in a particular jurisdiction on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the amount of the tax to be withheld is determined.

27.Indemnification. Consistent with Article VI of the Amended and Restated Bylaws of the Company (or any successor provision), and to the fullest extent permitted by applicable law (as it now exists and as it may hereafter be amended), each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

28.Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

29.Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

30.Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

31.Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California (with the exception of its conflict of laws provisions).

32.Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

2025 Proxy Statement | B-15

AUTODESK, INC.
ONE MARKET, STE. 400
SAN FRANCISCO, CA 94105

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 17, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ADSK2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V73724-P27283

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AUTODESK, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Andrew Anagnost	☐	☐	☐
1b. Karen Blasing	☐	☐	☐
1c. John T. Cahill	☐	☐	☐
1d. Reid French	☐	☐	☐
1e. Dr. Ayanna Howard	☐	☐	☐
1f. Blake Irving	☐	☐	☐
1g. Ram R. Krishnan	☐	☐	☐
1h. Stephen Milligan	☐	☐	☐
1i. Rami Rahim	☐	☐	☐
1j. Stacy J. Smith	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	**For**	**Against**	**Abstain**
2. Ratify the appointment of Ernst & Young LLP as Autodesk, Inc.'s independent registered public accounting firm for the fiscal year ending January 31, 2026.	☐	☐	☐
3. Approve, on an advisory (non-binding) basis, the compensation of Autodesk, Inc.'s named executive officers.	☐	☐	☐
4. Amend and restate the 2022 Equity Incentive Plan.	☐	☐	☐

NOTE: The proxy holders will vote, in their discretion, on any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V73725-P27283

2025 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AUTODESK, INC.

The undersigned stockholder of AUTODESK, INC. ("Autodesk"), a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 6, 2025, and hereby appoints Andrew Anagnost and Ruth Ann Keene, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2025 Annual Meeting of Stockholders of Autodesk to be held virtually on June 18, 2025, at 3:00 p.m. Pacific Time, at www.virtualshareholdermeeting.com/ADSK2025, and at any adjournment or postponement thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if personally present upon such business as may properly come before the meeting, including the items on the reverse side of this form.

This proxy, when properly executed, will be voted as directed, or, if no contrary direction is indicated, will be voted (1) FOR the election of the nominees named in the Proxy Statement to Autodesk's Board of Directors, (2) FOR the ratification of the appointment of Ernst & Young LLP as Autodesk's independent registered public accounting firm for the fiscal year ending January 31, 2026, (3) FOR the approval, on an advisory (non-binding) basis, of the compensation of Autodesk's named executive officers, and (4) FOR the proposal to amend and restate the 2022 Equity Incentive Plan.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side